UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )

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BLACKROCK, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

BlackRock

2026 Proxy Statement

Notice of Annual Meeting | May 20, 2026

Generating Long-Term Shareholder Value
BlackRock, Inc. (“BlackRock” or the “Company”) is a global asset manager with approximately 24,900 employees in more than 30 countries as of December 31, 2025. BlackRock’s focus is to deliver the best investment solutions for each and every client in-line with their objectives and goals.
BlackRock’s diversified platform of alpha-seeking active, private markets, index and cash management investment strategies across asset classes enables us to provide whole portfolio solutions and differentiated outcomes for clients. Our investment platform is supported by our technology and risk management system, Aladdin®, and we offer technology services to a broad base of institutional and wealth management clients. Our diversification and whole portfolio approach helps us build deeper and broader relationships with more clients across market environments.
We have continuously invested in our business to build a comprehensive and integrated investment and technology platform across public and private markets. We believe the diversification and stability of our platform drives strong, long-term performance, which enhances BlackRock’s ability to:

Generate differentiated organic growth	Leverage our scale	Return capital to shareholders on a consistent and predictable basis

Over the long term, we have demonstrated our ability to generate organic growth and execute with scale. We have prioritized investment in our business to first drive growth and then return excess cash flow to shareholders. Our capital return strategy has been balanced between dividends, where we target a 40-50% payout ratio, and a consistent share repurchase program. Our framework for generating long-term shareholder value was developed in close collaboration with our Board of Directors (the “Board”), and the Board actively oversees our broader strategy and our ability to successfully execute it.
Since our founding, BlackRock has led by listening to our clients and evolving to help them achieve long-term outcomes. This approach has been central to delivering differentiated growth for shareholders. Clients entrusted BlackRock with a record $698 billion of net inflows in 2025, reflecting 9% organic base fee growth; technology services annual contract value (“ACV”) growth was 16%. We delivered 6% or higher organic base fee growth in each quarter of 2025; and we ended the year with two consecutive quarters of double-digit organic base fee growth, including 12% in the fourth quarter.
The 2025 closings of the HPS Investment Partners (“HPS”) and Preqin Holding Limited (“Preqin”) transactions and the 2024 closing of the Global Infrastructure Partners (“GIP”) transaction significantly scaled and enhanced our private markets investment and data capabilities.
We enter 2026 with strong momentum, and it will be our first year as a fully integrated firm with the combined strength of BlackRock, GIP, Preqin and HPS. We believe we are well-positioned to reshape portfolios for more complex markets, deepen partnerships with clients, and deliver durable, profitable growth for our shareholders.
In 2026, we will continue to focus on the long term and strategically and efficiently invest in BlackRock to deliver profitable growth.

BlackRock, Inc. 50 Hudson Yards New York, New York, 10001

April [ ], 2026 To Our Shareholders: Just as we work every day to help our clients prepare for their futures, I know many of you are investing in BlackRock to achieve your own long-term goals.

And you’re doing so at a time of accelerating momentum for our firm. The structural trends reshaping global economies, the growing demand for our solutions across public and private markets, and the strength of our platform all reinforce why this is an exciting time to be a BlackRock shareholder. I want to thank you for the trust and confidence you continue to place in our company.
We welcome you to join us virtually on May 20, 2026, at 8:00 a.m. ET for BlackRock’s Annual Meeting of Shareholders at www.virtualshareholdermeeting.com/BLK2026. You may vote your shares via the Internet and submit questions before and during the meeting. As we do each year, we will address the voting items in this year’s Proxy Statement and take your questions. Regardless of whether you plan to join the meeting, your vote is important, and we encourage you to review the enclosed materials and submit your proxy.
BlackRock entered 2026 with accelerating momentum across our entire platform. We’re coming off the strongest year of net inflows in our history. Clients awarded BlackRock with nearly $700 billion of new assets in 2025, representing 9% organic base fee growth; and technology services ACV growth was 16%. The consistency of our results stands out even more over the long term, with nearly $2.5 trillion of net inflows over the last five years. And since our IPO, we’ve delivered an annualized total return for our shareholders of 20%, compared to 9% for the S&P 500.
We recognize that dividend income and growth is an important part of many of our shareholders’ portfolios. Our belief in our future growth, increasing profitability, and durability of cash flow led us to increase our dividend by 10% per share beginning in the first quarter of this year. That’s our highest dividend increase since 2021, and comes after a record $5 billion payout to shareholders in 2025.

BlackRock’s Board of Directors continues to play an integral role in our governance, strategy, growth and success. Our directors bring a breadth of experience and backgrounds as advisors to our operations, strategy and management. A strong corporate governance framework is critical for executing on our strategy, fulfilling our fiduciary responsibilities to clients, and serving employee and shareholder interests over the long term. We are also focused on engaging with you, our shareholders, to better understand and address issues that are important to you.
We’re entering 2026 with elevated momentum and we’re positioned ahead of significant future opportunities. We ended the year with 12% annualized organic base fee growth in the fourth quarter, record flows and a new AUM high of $14 trillion. We’re confident in our organic base fee growth ambitions. We’re focused on our margin and driving profitable growth. We believe this all should translate to future shareholder value through higher earnings and multiple expansion.
When we do well for our clients, we also do well for our employees and shareholders. I believe they’ll all be beneficiaries of our growth.
Thank you again for your continued commitment to BlackRock.

Sincerely, Laurence D. Fink Chairman and Chief Executive Officer

BLACKROCK, INC. | 2026 PROXY STATEMENT

Notice of 2026 Annual Meeting of Shareholders

.	Date & Time Wednesday, May 20, 2026 8:00 a.m. ET

Location www.virtualshareholdermeeting.com/BLK2026

Record Date Monday, March 30, 2026

Your Vote is Important — How to Vote:

Internet
Visit the website listed on your proxy card. You will need the control number that appears on your proxy card when you access the webpage.
Mail
Complete and sign the proxy card and return it in the enclosed postage pre-paid envelope.
Telephone
If your shares are held in the name of a broker, bank or other nominee: follow the telephone voting instructions, if any, provided on your voting instruction card.
If your shares are registered in your name: call 1-800-690-6903 and follow the telephone voting instructions. You will need the control number that appears on your proxy card.
During the Meeting
The meeting will be virtual. For details on voting your shares during the Annual Meeting, see “Questions and Answers About the Annual Meeting and Voting.”

Voting Matters
At or before the 2026 Annual Meeting of Shareholders (“Annual Meeting”), we ask that you vote on the following items:

Proposal		Board Recommendation		Page Reference

Item 1.	Election of Directors		Vote FOR each director nominee	7

Item 2.	Approval, in a Non-Binding Advisory Vote, of the Compensation for Named Executive Officers	.	Vote FOR	51

Item 3.	Ratification of the Appointment of the Independent Registered Public Accounting Firm		Vote FOR	110

Item 4.	Amendment of Subsidiary Certificate of Incorporation to Remove Pass-Through Voting Provision	.	Vote FOR	113

Please note that we are furnishing proxy materials and access to our Proxy Statement to our shareholders via our website instead of mailing printed copies. This helps us save costs and reduce our impact on the environment.
Beginning on April [ ], 2026, we will mail or otherwise make available to each of our shareholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy materials and vote online. If you attend the Annual Meeting virtually, you may withdraw your proxy and vote online during the Annual Meeting if you so choose.
Your vote is important, and we encourage you to vote promptly, whether or not you plan to attend the Annual Meeting.
By Order of the Board of Directors,
R. Andrew Dickson III
Corporate Secretary
April [ ], 2026
BlackRock, Inc.
50 Hudson Yards
New York, New York 10001

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on Wednesday, May 20, 2026: Our Proxy Statement and 2025 Annual Report are available free of charge on our website at https://ir.blackrock.com.

BLACKROCK, INC. | 2026 PROXY STATEMENT

Index of Frequently Requested Information

BlackRock’s Impact on its People	37	Pay Versus Performance	105
Board and Committee Oversight of Cybersecurity	35	Peer Group	74
Board Composition	11	Public Policy Engagement	40
CEO Pay Ratio for 2025	104	Stock Ownership Guidelines for Directors	43
Clawback Policies	92	Stock Ownership Guidelines for NEOs	91
Director Skills and Experience Matrix	13	Sustainability at BlackRock	36

BLACKROCK, INC. | 2026 PROXY STATEMENT	I

Financial Highlights
2025 Financial Performance(1)
BlackRock delivered a strong year of performance across our entire platform. We executed on organic and inorganic growth opportunities and delivered exceptional results. BlackRock generated a record $698 billion of total net inflows in 2025, representing 6% organic asset growth and 9% organic base fee growth. BlackRock grew revenue by 19%, operating income, as adjusted, by 18% and earnings per share (“EPS”), as adjusted, by 10%. We returned a record $5.0 billion to shareholders through a combination of dividends and share repurchases. Our strong growth and momentum led us to increase our 2026 dividend per share by 10%. Long-term investment performance results across our alpha-seeking and index strategies as of December 31, 2025 remained strong and are detailed in Part I, Item 1 – Business of our Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”). BlackRock will work to partner closely with clients across their whole portfolios, deliver durable returns for shareholders, and unlock further growth as we scale and invest ahead of structural trends.

DIFFERENTIATED ORGANIC GROWTH	OPERATING LEVERAGE
BlackRock generated 6% organic asset growth and 9% organic base fee growth in 2025, while revenue was up 19%, driven by higher base fees, technology services and subscription revenue and performance fees.

BlackRock’s 2025 operating margin, as adjusted, of 44.1% was down 40 basis points. Excluding the impact of performance fees and related compensation, operating margin, as adjusted, increased relative to 2024.

2025 Organic Asset Growth

BlackRock	Traditional Peers(2)

Revenue ($ billions)

BlackRock Operating Income ($ billions) (as adjusted)

BlackRock Operating Margin (as adjusted)

CONSISTENT CAPITAL RETURN	EARNINGS PER SHARE

BlackRock returned $5.0 billion to shareholders in 2025, including $1.6 billion in share repurchases.	BlackRock’s 2025 diluted earnings per share, as adjusted, of $48.09 increased by 10% versus 2024, primarily due to higher operating income.

Cash Dividends Per Share

Share Buyback ($ billions)

Net Income ($ billions) (as adjusted)

Earnings Per Share ($) (as adjusted)
(1)Amounts in this section, where noted, are shown on an “as adjusted” basis. For a reconciliation with GAAP, please see Annex A. Beginning in the first quarter of 2023, BlackRock updated the definitions of its non-GAAP financial measures to exclude the impact of market valuation changes on certain deferred cash compensation plans which the Company began economically hedging in 2023. Beginning in the third quarter of 2025, diluted earnings per share, as adjusted, assumes all Class B-2 common units ("Subco Units") of BlackRock Saturn Subco, LLC ("Subco"), a consolidated subsidiary of the Company, have been exchanged in accordance with their terms on a one-for-one basis into common stock of BlackRock. As of December 31, 2025, there were 155.1 million shares of common stock and 7.7 million Subco Units outstanding.
(2)Traditional Peers refers to public company asset managers: Alliance Bernstein, Affiliated Managers Group, Franklin Resources, Invesco and T. Rowe Price.

II	BLACKROCK, INC. | 2026 PROXY STATEMENT

Proxy Summary
This summary provides an overview of selected information in this year’s Proxy Statement, which is first being sent or made available to shareholders on April [ ], 2026. We encourage you to read the entire Proxy Statement before voting.
Voting Matters
Shareholders will be asked to vote on the following matters at the Annual Meeting:

Proposal		Board Recommendation		Page Reference

Item 1.	Election of Directors The Board believes that each of the director nominees has the knowledge, experience and skills necessary to contribute to an effective and well-functioning Board.		Vote FOR each director nominee	7 ▶

Item 2.
Approval, in a Non-Binding Advisory Vote, of the Compensation for Named Executive Officers
BlackRock seeks a non-binding advisory vote from its shareholders to approve the compensation of the NEOs as disclosed in this Proxy Statement. The Board values the opinions of our shareholders and will take into consideration the outcome of the advisory vote when considering future executive compensation decisions.
		.	Vote FOR	51 ▶

Item 3.
Ratification of the Appointment of the Independent Registered Public Accounting Firm
The Audit Committee has appointed Deloitte to serve as BlackRock’s independent registered public accounting firm for the 2026 calendar year, and this appointment is being submitted to our shareholders for ratification. The Audit Committee and the Board believe that the continued retention of Deloitte to serve as BlackRock’s independent auditor is in the best interests of the Company and its shareholders.
			Vote FOR	110 ▶

Item 4.
Amendment of Subsidiary Certificate of Incorporation to Remove Pass-Through Voting Provision
The Board recommends that shareholders approve an amendment to the certificate of incorporation of BlackRock Finance, Inc., a subsidiary of the Company, to remove a provision which requires the Company's shareholders to approve certain corporate actions relating to the subsidiary (the “Pass-Through Voting Provision”). This Pass-Through Voting Provision is highly unusual for a consolidated subsidiary of a public company, and we are seeking to remove it to maintain maximum flexibility for future corporate actions.
		.	Vote FOR	113 ▶

What’s New?
We continually review our approach to corporate governance and executive compensation in an effort to maintain a culture of high performance, collaboration, innovation and fiduciary responsibility. We believe providing a broader understanding of our perspectives on certain items will be beneficial to you as you consider this year’s voting matters. This year’s new or updated items include:
•New or enhanced disclosure on our executive compensation program and 2025 NEO pay outcomes. See:
–“MDCC’s Use and Rationale of Context-Informed Judgment within our Annual NEO Framework” on page 62 ▶
–“2025 Say-on-Pay Response” and “Shareholder Areas of Focus, Feedback, and MDCC Response” on pages 64 and 65 ▶
–“2025 NEO Compensation and Performance Summaries” on page 76 ▶

BLACKROCK, INC. | 2026 PROXY STATEMENT	1

Proxy Summary
Board Highlights

BOARD TENURE	BOARD INDEPENDENCE AND LEADERSHIP	BOARD PROFILE
≤5 Years 7 director nominees (37%)	Independent 16 Director nominees	19 director nominees

>5 - ≤10 Years 5 director nominees (26%)

	Not Independent 3 Director nominees	Women 6 director nominees

>10 Years 7 director nominees (37%)

Racially/ Ethnically Diverse 3 director nominees Director self-identification of race / ethnicity: 2 Black / African American 1 Middle Eastern / North African

9 years Average tenure of all director nominees 8 years Average tenure of independent director nominees
84%
Independent
Each year the Board reviews and evaluates our Board leadership structure. The Board has re-appointed Laurence D. Fink as its Chairman and Murry S. Gerber as its Lead Independent Director.

42%
of director nominees are women or self identify as racially/ethnically diverse.
The slate of director nominees includes seven non-U.S. or dual citizens. Several of our director nominees live and work overseas in countries and regions that are key areas of growth and investment for BlackRock, including Canada, the Middle East and Europe.

BOARD REFRESHMENT

2020 - 2025	2026

6 new directors	1 new director
BOARD EXPERTISE
Core qualifications and areas of expertise represented by our director nominees include the following. For full descriptions of the below categories, see “Director Skills and Experience Matrix” on page 13.

Senior Executive & Corporate Governance
19/19

Financial Services
11/19

Public Policy & Government/Regulatory Affairs
7/19

Global Business
16/19

Risk Management & Compliance
11/19

Sustainability
7/19

Public Company & Financial Reporting
12/19

Technology
9/19

Branding & Marketing
6/19

2	BLACKROCK, INC. | 2026 PROXY STATEMENT

Proxy Summary
Our Director Nominees

	Age at Record Date	Director since	IND	Committee Memberships (effective following the Annual Meeting)
Nominee				Audit	MDCC	NGC	Risk	Executive
Pamela Daley Former Senior Vice President of Corporate Business Development, General Electric Company	73	2014
Laurence D. Fink Chairman and CEO of BlackRock	73	1999
Gregory J. Fleming President and CEO of Rockefeller Capital Management	63	2025
William E. Ford Chairman and CEO of General Atlantic	64	2018
Fabrizio Freda Former President and CEO of Estée Lauder Companies Inc.	68	2012
Murry S. Gerber Former Chairman and CEO of EQT Corporation	73	2000	LID
Margaret “Peggy” L. Johnson CEO of Agility Robotics	64	2018
Robert S. Kapito President of BlackRock	69	2006
Gregg R. Lemkau Co‑CEO of BDT & MSD Partners	56	2026
Cheryl D. Mills Founder and CEO of BlackIvy Group	61	2013
Kathleen Murphy Former President of Personal Investing, Fidelity Investments	63	2025
Amin H. Nasser President and CEO of Saudi Arabian Oil Co. (Aramco)	67	2023
Gordon M. Nixon Former President and CEO of Royal Bank of Canada	69	2015
Adebayo Ogunlesi Chairman and CEO of Global Infrastructure Partners	72	2024
Kristin C. Peck CEO of Zoetis, Inc.	54	2021
Charles H. Robbins Chairman and CEO of Cisco Systems, Inc.	60	2017
Hans E. Vestberg Special Advisor, Former Chairman and CEO of Verizon Communications, Inc.	60	2021
Susan L. Wagner Former Vice Chairman of BlackRock	64	2012
Mark Wilson CEO of RIQ	59	2018

Independent	LID	Lead Independent Director	Chairperson

BLACKROCK, INC. | 2026 PROXY STATEMENT	3

Proxy Summary
Governance Highlights
Governance Practices
BlackRock has adopted robust corporate governance policies that facilitate strong Board leadership and strategic deliberation, prudent management practices and transparency.
Highlights of our governance practices include:
Shareholder Rights
•Annual election of directors
•Majority voting for directors in uncontested elections
•Proxy access for shareholders
•Shareholder right to call special meetings
Board and Committee Oversight
•Risk oversight by Board and Committees
•Human capital management oversight by Board and Committees
•NGC oversight of investment stewardship, corporate sustainability, philanthropic program and strategy, and corporate political activities
Board Structure and Independence
•Lead Independent Director may call special meetings of directors without management present
•Executive sessions of independent directors
•Annual Board and Committee self-evaluations
•Annual review of Committee charters and Corporate Governance Guidelines
Additional Governance Practices
•Strong investor outreach program
•Annual advisory vote on executive compensation
•Meaningful stock ownership requirements for directors and executive officers

Stock Ownership Guidelines
At BlackRock, we believe substantial stock ownership by senior leaders is essential to aligning management’s interests with those of our shareholders. Our guidelines ensure senior executives maintain a significant financial stake in BlackRock’s future. In 2025, after considering prevailing market practices and input from the MDCC’s compensation consultant, BlackRock simplified and expanded our stock ownership expectations for leadership, including:
•Increasing ownership thresholds for the CEO and President by 50% to $15 million and $7.5 million, respectively;
•Increasing ownership thresholds for other executive officers and certain other senior leaders by 150% to $5 million; and
•Expanding the non-officer executive population subject to our stock ownership guidelines to more than 40 executives, generally subject to an ownership threshold of $2 million or greater, with the ownership threshold for the Chief Accounting Officer at $1.2 million.
As of December 31, 2025, all NEOs exceeded our stock ownership guidelines.
For more information about stock ownership guidelines, see “Compensation Discussion & Analysis - Stock Ownership Guidelines” on page 91.

Shareholder Engagement and Outreach
OUR SHAREHOLDER ENGAGEMENT PROCESS
We conduct shareholder outreach throughout the year to engage with shareholders on issues that are important to them. We report back to our Board on this engagement and specific issues to be addressed.
1. Engagement
BlackRock regularly engages with the investment community through active outreach and in response to inbound inquiries. Engagements with existing or prospective investors and investment analysts are led by our Investor Relations team and are typically focused on strategy and financial and operating performance. We also hold engagements with stewardship teams and investors focused on corporate governance matters, including, but not limited to, executive compensation and corporate governance policies. These sessions are driven by our Investor Relations team and the Corporate Secretary’s Office. We take a holistic approach in communicating with shareholders, with governance engagements often including both investors and stewardship officers and covering governance topics as well as BlackRock’s broader strategy and performance.
2. Communication
BlackRock routinely interacts and communicates with shareholders through a number of other forums, including quarterly earnings presentations, SEC filings, the Annual Report and Proxy Statement, the annual shareholder meeting, investor meetings with BlackRock Investor Relations and senior management, and conferences and web communications.
3. Feedback
We share shareholder feedback and trends and developments about corporate governance, executive compensation and corporate sustainability matters with our Board, MDCC and NGC as we seek to enhance our practices and improve our disclosures.

We solicited feedback from our 50 largest shareholders, representing ~65% of our outstanding shares, on governance and compensation topics.

4	BLACKROCK, INC. | 2026 PROXY STATEMENT

Proxy Summary
Pay-for-Performance Highlights
How We Pay NEOs
Each of BlackRock’s NEOs, through their various roles and responsibilities, contributes to the firmwide objectives summarized below. Under the NEO Total Incentive Award determination framework, the MDCC assesses each NEO’s performance individually, based on three categories, with 50% of the award opportunity dependent on BlackRock’s achievement of financial performance goals, 25% dependent on BlackRock’s progress towards meeting its strategic objectives as measured by its business strength, and 25% dependent on BlackRock’s progress towards meeting its organizational priorities. The NEOs’ performance assessments have a direct link to their total incentive outcome determinations, including the sizing of each of their incentive components (Annual Cash Bonus, Annual RSU Incentive, BlackRock Performance Incentive Plan (“BPIP”) awards, and, for the CEO and select senior leaders, Carry Incentive). For additional insight into pay determination and the performance assessments for each NEO, please refer to the section “2025 NEO Compensation and Performance Summaries” on page 76.
Annual NEO Framework: 2025 NEO Pre-Set Performance Scorecard

Balanced Scorecard: Category Weights	Measures Include:

Financial Performance	•Priority 1: Drive profitable growth ◦Next 12-Month P/E Multiple (including relative premium) ◦Total Shareholder Return ◦Diluted EPS, as adjusted(1) ◦Operating Income, as adjusted(1)	•Priority 2: Accelerate organic revenue growth ◦Net New Business ◦Organic Revenue Growth
•Priority 3: Enhance operating leverage
◦Operating Margin, as adjusted(1)
◦Operating Margin, as adjusted, excluding the impact of performance fees and related compensation(1)(2)
◦Organic Revenue less Controllable Expense Growth(1)(3)

Business Strength
•Deliver on commitments to clients (e.g., investment performance and protecting client interests)
•Grow with our clients' needs
•Innovate how we serve clients
•Lead in a changing world (e.g., thought leadership and stewardship of better financial futures across globe)

Organizational Strength
•Leadership development (e.g., attracting, developing and retaining talent and continuing to fortify executive succession plans)
•Talent & Culture (e.g., employee engagement, wellness and connectivity to the BlackRock Principles)
•Organizational effectiveness (e.g., performance and achievements relating to the strength of BlackRock’s internal corporate and operating platforms and corporate sustainability)

(1)See Annex A for further information on as adjusted items and reconciliations to GAAP.
(2)Operating Margin, as adjusted, excluding the impact of performance fees and related compensation, provides further insight into the Company’s operating leverage and is intended to enhance comparability across time periods by excluding the impact of episodic performance fees and related compensation.
(3)Organic Revenue less Controllable Expense Growth is defined as Organic Revenue Growth (as defined on page 70) less growth in certain expenses that the Company views as controllable, which primarily consist of general and administration expense and the non-incentive portion of compensation and benefits. This metric is intended to provide insight into the Company’s ability to enhance operating leverage by growing organic revenues at or faster than controllable expenses.
ASSESSMENT/TOTAL INCENTIVE AWARD GROWTH OUTCOME
(% change from the prior year’s awards)(1)

Does not achieve	Partially meets	Meets/Exceeds	Far exceeds
-100% to -40%	-40% to -10%	-10% to +10%	+10% to +35%
(1)2025 Total Incentive Award is calculated using 2024 Total Incentive Award outcomes multiplied by the applicable Total Incentive Award growth outcome percentage.

BLACKROCK, INC. | 2026 PROXY STATEMENT	5

Proxy Summary
NEO Total Annual Compensation Summary
Following a review of full-year business and individual NEO performance, the MDCC determined 2025 Total Annual Compensation outcomes for each NEO, as outlined in the table below. Total Annual Compensation (“TAC”) includes base salary and Total Incentive Awards (Annual Cash Bonus, Annual RSU Incentives and BPIP equity awards).

Name	Base Salary	2025 Total Incentive Award			Total Annual Compensation (TAC)
		Annual Cash Bonus	Annual RSU Incentive(2)	BPIP(3)
Laurence D. Fink(1)	$1,500,000	$10,567,500	$8,432,500	$24,500,000	$45,000,000
Robert S. Kapito	$1,250,000	$7,000,000	$6,000,000	$16,750,000	$31,000,000
Robert L. Goldstein	$750,000	$5,001,850	$5,087,650	$8,500,000	$19,339,500
Martin S. Small	$750,000	$5,001,850	$5,087,650	$8,500,000	$19,339,500
J. Richard Kushel	$750,000	$3,375,000	$2,625,000	$6,250,000	$13,000,000
(1)In addition to the compensation elements outlined above, Mr. Fink received a long-term incentive in the form of carried interest tied to BlackRock’s private markets growth. More information about this award can be found under “CEO Carry Incentive” on page 72.
(2)Grants of BlackRock equity, including the Annual RSU Incentive and BPIP awards, are approved by the MDCC under the BlackRock, Inc. Third Amended and Restated 1999 Stock Award and Incentive Plan (“Stock Plan”), which has been previously approved by shareholders.
(3)The value of the 2025 BPIP awards and the value of the Annual RSU Incentive were converted into RSUs by dividing the award value by $1,170.18, which represented the average of the high and low prices per share of BlackRock common stock on January 16, 2026.
The amounts listed above as “2025 Total Incentive Award: Annual RSU Incentive” and “2025 Total Incentive Award: BPIP” were granted in January 2026 in the form of equity and are in addition to cash award amounts listed above as “2025 Total Incentive Award: Annual Cash Bonus.” In accordance with SEC requirements, the “2025 Summary Compensation Table” on page 95 reports equity in the year granted, but cash in the year earned.
In January 2026, the MDCC approved the adoption of a carry‑based long‑term incentive program for select senior executives other than the CEO, referred to as the Executive Carry Program (the “ECP”). The ECP is designed to align the long‑term interests of senior enterprise leaders with the performance of BlackRock’s private markets investment platform and long‑term value creation. The ECP strengthens BlackRock’s ability to attract, retain and motivate key senior leaders during a period of sustained growth and transformation in private markets. Under the ECP, the MDCC approved allocations of carried interest as part of the 2025 long-term incentives of select executives. Two NEOs, Mr. Goldstein and Mr. Small, were identified to participate in the ECP. More information about this award can be found under “Executive Carry Program” starting on page 72.
Pay-for-Performance Compensation Structure for NEOs
Our total annual compensation structure embodies our commitment to align pay with performance. More than 95% of our regular annual NEO compensation is performance-based and “at-risk.” Compensation mix percentages shown below are based on 2025 year-end compensation decisions by the MDCC for individual NEOs.

CEO 2025 TOTAL ANNUAL COMPENSATION				OTHER NEOs 2025 TOTAL ANNUAL COMPENSATION

73%
Long-Term Incentive(2)
97%
Variable and based on performance(1)

71%
Long-Term Incentive(2)
96%
Variable and based on performance(1)

3%	23%	19%	54%	4%	25%	23%	48%

Base Salary Cash	Annual Cash Bonus	LTI Annual RSU Incentive	LTI BPIP (Performance-Based RSUs)	Base Salary Cash	Annual Cash Bonus	LTI Annual RSU Incentive	LTI BPIP (Performance- Based RSUs)
(1)Includes Annual Cash Bonus, Annual RSU Incentive and BlackRock Performance Incentive Plan (BPIP) awards.
(2)Includes the Annual RSU Incentive and BPIP awards.
(3)Percentages may not total 100% due to rounding.

6	BLACKROCK, INC. | 2026 PROXY STATEMENT

ITEM 1 Election of Directors

Director Nominees	7
Director Nomination Process	8
Criteria for Board Membership	9
Director Nominee Biographies	14

For this year’s election, the Board has nominated 19 director candidates. The Board believes these director nominees provide BlackRock with the combined depth and breadth of skills, experience and qualities required to contribute to an effective and well-functioning Board.
The biographical information about each director nominee highlights the particular experience, qualifications, attributes and skills possessed by such director nominee that led the Board to determine that he or she should serve as director. All director nominee biographical information is as of March 30, 2026.

BlackRock’s Board of Directors continues to play an integral role in our governance, strategy, growth and success.” Laurence D. Fink Chairman and Chief Executive Officer

Board Recommendation

The Board of Directors recommends shareholders vote “FOR” the election of each of the following 19 director nominees.

Director Nominees
Our Board has nominated 19 directors for election at this year’s Annual Meeting on the recommendation of our NGC. Each director will serve until our next annual meeting and until his or her successor has been duly elected, or until his or her earlier death, resignation or retirement.
We expect each director nominee to be able to serve if elected. If a nominee is unable to serve, proxies will be voted in favor of the remainder of the director nominees and may be voted for substitute nominees, unless the Board decides to reduce its total size.
If all 19 director nominees are elected, our Board will consist of 19 directors, 16 of whom, representing approximately 84% of the Board, will be “independent” as defined in the NYSE listing standards.
Majority Vote Standard for Election of Directors
Directors are elected by receiving a majority of the votes cast in uncontested elections, which means the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that director nominee. In a contested election, directors are elected by receiving a plurality of the shares represented in person or by proxy at any meeting and entitled to vote on the election of directors. A contested election is a situation in which the number of nominees exceeds the number of directors to be elected. Whether an election is contested is determined seven days in advance of when we file our definitive Proxy Statement with the SEC.

BLACKROCK, INC. | 2026 PROXY STATEMENT	7

Item 1 Election of Directors
Director Resignation Policy
Any incumbent director who fails to receive a majority of votes cast in an uncontested election must tender his or her resignation to the Board. The NGC will then make a recommendation to the Board about whether to accept or reject the resignation or take other action. The Board will act on the NGC’s recommendation and publicly disclose its decision and rationale within 90 days from the date the election results are certified. The director who tenders his or her resignation under the Director Resignation Policy will not participate in the Board’s decision.
Director Nomination Process
The NGC oversees the director nomination process. The NGC leads the Board’s annual review of Board performance and reviews and recommends to the Board enhancements to BlackRock’s Corporate Governance Guidelines, which include the minimum criteria for Board membership. The NGC also assists the Board in identifying individuals qualified to become Board members and recommends to the Board a slate of candidates, which may include both incumbent and new director nominees, to nominate for election at each annual meeting of shareholders. The NGC also may recommend that the Board elect new members to the Board to serve until the next annual meeting of shareholders.
Identifying and Evaluating Candidates for Director
The NGC seeks advice from current directors when identifying and evaluating new candidates for director. The NGC also may engage third-party firms that specialize in identifying director candidates to assist with its search. Shareholders can recommend a candidate for election to the Board by submitting director recommendations to the NGC. For information on the requirements for shareholder nominations for the election of directors, please see “Deadlines for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders” on page 120.
The NGC reviews publicly available information regarding each potential director candidate to assess whether the candidate should be considered further. If the NGC determines that a candidate warrants further consideration and the candidate expresses a willingness to be considered and capacity to serve on the Board, the NGC typically requests information from the candidate and members of the NGC and Board meet with the candidate. The NGC also reviews the candidate’s accomplishments and qualifications against the criteria described under “Criteria for Board Membership” on page 9.
The NGC’s evaluation process does not vary based on whether a candidate is recommended by a shareholder, although the NGC may consider the number of shares held by the recommending shareholder and the length of time that such shares have been held.

•Identifying Director Candidates	Potential candidates for director may be identified by our directors, a third-party search firm or shareholders.

•Review of Candidate Pool	The NGC reviews candidates to determine whether candidates warrant further consideration.

•In-Depth Candidate Review	Candidates may meet with members of the NGC and the Board and will be evaluated for independence and potential conflicts, skills and experience, and their ability to contribute to the Board.

•Recommend Director Nominee Slate	The NGC recommends candidates for appointment or election to our Board.

8	BLACKROCK, INC. | 2026 PROXY STATEMENT

Item 1 Election of Directors
Director Candidates
In conjunction with its recurring review of Board and Committee composition and in order to maintain a Board with an appropriate mix of experience and qualifications, the NGC engages in an ongoing process to identify and evaluate, as appropriate, potential new director candidates with the help of management and an outside consultant. Consistent with our long-term strategic goals and the qualifications and attributes described in this Item 1, search criteria may include significant leadership experience, expertise in financial services or the technology sector, or international experience. Particular emphasis in the search process is also placed on identifying candidates currently serving in leadership positions.
New Director Candidates
In July 2025, the NGC identified Gregg R. Lemkau as a candidate with significant leadership and experience in financial services and investment management and recommended him to the Board for consideration. Mr. Lemkau was recommended for consideration to the NGC by a third-party search firm. On January 27, 2026, Mr. Lemkau was elected to the Board.
Criteria for Board Membership

1.
Director Independence
No director is considered independent unless the Board has determined that he or she has no material relationship with BlackRock.
If all 19 director nominees are elected, approximately 84% of the Board, or 16 out of 19 directors, will be “independent” as defined in the NYSE listing standards.

2.
Director Qualifications and Attributes
Nominees for director are selected on the basis of experience, knowledge, skills, expertise, ability to make independent analytical inquiries, understanding of BlackRock’s business environment and a willingness to devote adequate time and effort to the responsibilities of the Board.

3.
Board Composition
The Board believes that diversity in thought, experience, skills and viewpoints contributes to, and enhances, the Board’s capabilities.
The Board and NGC regularly review the overall composition of the Board and its Committees to assess whether it reflects the appropriate mix of skills, experience and qualifications that are relevant to BlackRock’s current and future global business and strategy.

4.
Board Tenure
The Board considers, among other factors, length of tenure when reviewing nominees to ensure that the Board has an appropriate balance of experience, continuity and fresh perspective.

5.
Director Retirement Age and Board Size
As reflected in our Corporate Governance Guidelines, the Board has established a retirement age policy of 75 years for directors.
The Board believes that its size, albeit larger than the average S&P 500 public company board, helps to achieve the diversity of thought, experience and geographical expertise necessary to oversee our global business.

6.
Service on Other Public Company Boards
Neither BlackRock’s CEO nor President currently serves on the board of directors of any other public company, and none of our director nominees will serve on more than four public company boards, inclusive of BlackRock’s Board, at the time of our Annual Meeting.
No director nominees who are public company named executive officers serve on more than two public company boards, inclusive of BlackRock’s Board.

BLACKROCK, INC. | 2026 PROXY STATEMENT	9

Item 1 Election of Directors
1. Director Independence
Each year, the Board determines the independence of directors in accordance with NYSE listing standards. No director is considered independent unless the Board has determined that he or she has no material relationship with BlackRock.
The Board has adopted Categorical Standards of Director Independence (the “Categorical Standards”) to help determine whether certain relationships between the members of the Board and BlackRock or its affiliates and subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with BlackRock) are material relationships for purposes of NYSE listing standards. The Categorical Standards provide that the following relationships are not material for such purposes:

Relationship Type	Description	Conditions / Qualifications
Ordinary Course Business Relationships
Relationships arising in the ordinary course of business, such as asset management, acting as trustee, lending, deposit, banking or other financial service relationships or other relationships involving the provision of products or services

So long as the products and services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers

Shareholder/Partnership Relationships	Relationships with companies of which a director is a shareholder or partnerships of which a director is a partner	Provided the director is not a principal shareholder of the company or a principal partner of the partnership

Charitable Contributions	Contributions made or pledged to charitable organizations of which a director or an immediate family member of the director is an executive officer, director or trustee
Provided that (i) within the preceding three years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues for that fiscal year; and (ii) the charitable organization is not a family foundation created by the director or an immediate family member of the director

Relationships Involving Relatives	Relationships involving a director’s relative	Unless the relative is an immediate family member of the director

As part of its determination, the Board also considers the relationships described under “Certain Relationships and Related Transactions” on page 49.
In March 2026, the NGC made a recommendation to the Board regarding the independence of our director nominees based on its annual review. In making its independence determinations, the NGC and the Board considered various transactions and relationships between BlackRock and the director nominees as well as between BlackRock and entities affiliated with director nominees, including the relationships described under “Certain Relationships and Related Transactions” on page 49. The NGC also considered that Mr. Fleming is and Mr. Vestberg was employed by organizations that do business with BlackRock, where each of such transactional relationships was for the purchase or sale of goods and services in the ordinary course of BlackRock’s business, and the amount received by BlackRock or such company in each of the previous three years did not exceed the greater of $1 million or 2% of either BlackRock’s or such organization’s consolidated gross revenues. As a result of this review, the Board determined that Mses. Daley, Johnson, Mills, Murphy, Peck and Wagner and Messrs. Fleming, Ford, Freda, Gerber, Lemkau, Nasser, Nixon, Robbins, Vestberg and Wilson are “independent” as defined in the NYSE listing standards and that none of the relationships between these director nominees and BlackRock are material under the NYSE listing standards.
Following the Annual Meeting, assuming all of the nominated directors are elected, BlackRock’s Board will consist of 19 directors, 16 of whom, representing approximately 84% of the Board, will be “independent” as defined in the NYSE listing standards.

Independence

16 independent Directors	84% of the Board will be independent

10	BLACKROCK, INC. | 2026 PROXY STATEMENT

Item 1 Election of Directors
COMPLIANCE WITH REGULATORY AND INDEPENDENCE REQUIREMENTS
The NGC takes into consideration regulatory requirements, including competitive restrictions, and independence requirements under the NYSE listing standards and our Corporate Governance Guidelines in its review of director candidates for the Board and its Committees. The NGC also considers a director candidate’s current and past positions held, including past and present board and committee memberships, as part of its evaluation.
2. Director Qualifications and Attributes
The NGC and the Board take into consideration a number of factors and criteria when reviewing candidates for nomination to the Board. The Board believes that, at a minimum, a director nominee must demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of BlackRock. A director nominee must also have an impeccable record and reputation for honest and ethical conduct in his or her professional and personal activities.
Nominees for director are selected on the basis of experience, knowledge, skills, expertise, ability to make independent analytical inquiries, understanding of BlackRock’s business environment and a willingness to devote adequate time and effort to the responsibilities of the Board. In addition, in anticipation of its recommendation to the Board of each year’s nominees for election as director, the NGC reviews directors’ independence, attendance at Board and Committee meetings and membership on other public company boards.
3. Board Composition
The Board believes that diversity in thought, experience, skills and viewpoints contributes to and enhances its capabilities. Moreover, the Board views diversity among its members as critical to the success of the Company and the Board’s ability to create long-term value for our shareholders. The various experiences of our individual directors help the Board better oversee BlackRock’s management and operations and assess risk and opportunities for the Company from a variety of perspectives. Diversity among the Board’s members enhances its oversight of our multifaceted long-term strategy and inspires deeper engagement with management, employees and clients around the world.
Our Board has nominated 19 candidates for election, 16 of whom are independent. Several of our nominees live and work overseas in countries and regions that are key areas of growth and investment for BlackRock, including Canada, the Middle East and Europe.
As BlackRock’s business has evolved, so has our Board. Our slate of director nominees consists of senior leaders, including 15 current or former company CEOs, with substantial experience in financial services, consumer products, manufacturing, technology, pharmaceuticals, banking, infrastructure and energy.
4. Board Tenure
To ensure the Board has an appropriate balance of experience, continuity and fresh perspective, the Board considers, among other factors, length of tenure when reviewing nominees. The average tenure of BlackRock’s director nominees is approximately nine years and the average tenure of independent director nominees is approximately eight years.
Following the Annual Meeting, assuming all of the nominated directors are elected, there will be 7 directors, comprising 37% of the Board, who have joined the Board within the past five years and bring fresh perspective to Board deliberations. Five directors, comprising 26% of the Board, have served between five and 10 years. Seven directors (including our CEO and President), comprising 37% of the Board, have served more than 10 years and bring a wealth of experience and knowledge concerning BlackRock. The Board believes it is important to balance refreshment with the need to retain directors who have developed, over time, significant insight into the Company and its operations and who continue to make valuable contributions to the Company that benefit our shareholders.

BLACKROCK, INC. | 2026 PROXY STATEMENT	11

Item 1 Election of Directors
5. Director Retirement Age and Board Size
Retirement Age. The Board has established a retirement age policy of 75 years for directors, as reflected in our Corporate Governance Guidelines. The Board believes that it is important to monitor its composition, skills and needs in the context of the Company’s long-term strategic goals, and, therefore, may elect to waive the policy as it deems appropriate.
Board Size. The Board has not adopted a policy that sets a target for Board size and believes the current size and composition of the Board is best suited to evaluate management’s performance and oversee BlackRock’s global strategy, complex operations and risk management.
The NGC and the Board evaluate Board and Committee performance and effectiveness on at least an annual basis and, as part of that process, ask each director to consider whether the size and composition of the Board and its standing Committees are appropriate. For more detail regarding Board and Committee self-evaluations, see “Board Self-Evaluation Process” on page 28.
6. Service on Other Public Company Boards
Each of our directors must have the time and ability to make a constructive contribution to the Board as well as a clear commitment to fulfilling the fiduciary duties required of directors and serving the interests of the Company’s shareholders. Neither BlackRock’s CEO nor President currently serves on the board of directors of any other public company, and none of our director nominees will serve on more than four public company boards, including BlackRock’s Board, at the time of the Annual Meeting. As of the date of this proxy statement, Gordon Nixon serves on four public company boards, inclusive of BlackRock’s Board. Mr. Nixon will not seek re-election at BCE Inc.’s Annual General Shareholder Meeting on May 7, 2026 and as of that date, Mr. Nixon will be serving on only three public company boards, inclusive of BlackRock’s Board. For director nominees who are public company named executive officers, none serve on more than two public company boards, including BlackRock’s Board.

12	BLACKROCK, INC. | 2026 PROXY STATEMENT

Item 1 Election of Directors

Director Skills and Experience Matrix

Experience(1)

Senior Executive & Corporate Governance: Directors bring valuable senior executive experience on matters relating to corporate governance, management, operations and compensation.

Branding & Marketing: Directors bring expertise in brand development, marketing and sales at a global scale and in local markets relevant to BlackRock’s business.

Financial Services: Directors possess in-depth knowledge of the financial services industry or asset management.

Global Business: Directors provide expertise in international business strategy and operations relevant to BlackRock’s global business.

Public Company & Financial Reporting: Directors have experience in the oversight of internal controls and reporting of public company financial and operating results.

Public Policy & Government/Regulatory Affairs: Directors possess insight and experience in managing governmental and regulatory affairs.

Risk Management & Compliance: Directors possess in-depth knowledge and experience with risk management and compliance matters relevant to BlackRock’s global business.

Sustainability: Directors bring experience in the areas of environmental impact, corporate responsibility or strategies to develop long-term shareholder value.

Technology: Directors possess experience with the development, application or and adoption of new or emerging technologies or the management of information security, cybersecurity or other related risks at companies.

Tenure (years)	12	26	<1	8	13	26	8	19	<1	12	<1	2	10	1	4	8	4	13	8
(1)Information as of March 30, 2026. A “” in the chart indicates a specific area of focus or expertise that is particularly relevant to a director’s service on BlackRock’s Board. The lack of a “” does not mean that a director does not also possess meaningful experience or skill in that area.

BLACKROCK, INC. | 2026 PROXY STATEMENT	13

Item 1 Election of Directors
Director Nominee Biographies

Pamela Daley

AGE 73 TENURE 12 Years	COMMITTEES Audit MDCC Risk	EXPERIENCE •Senior Executive & Corporate Governance •Global Business •Public Company & Financial Reporting •Risk Management & Compliance •Sustainability

Ms. Daley retired from General Electric Company (GE) in January 2014, having most recently served as a Senior Advisor to its Chairman from April 2013 to December 2013. Prior to this role, Ms. Daley served as GE’s Senior Vice President of Corporate Business Development from 2004 to 2013 and as Vice President and Senior Counsel for Transactions from 1991 to 2004. As Senior Vice President, Ms. Daley was responsible for GE’s mergers, acquisitions and divestiture activities worldwide. Previously, Ms. Daley was a Partner of Morgan, Lewis & Bockius, a large U.S. law firm, where she specialized in domestic and cross-border tax-oriented financings and commercial transactions.
QUALIFICATIONS
With over 35 years of transactional experience and more than 20 years as an executive at GE, one of the world’s leading multinational corporations, Ms. Daley brings significant experience and strategic insight to the Board in the areas of leadership development, international operations, strategic transactions, finance and financial reporting, business development and strategy.
Other Public Company Directorships (within the past 5 years)
•BP p.l.c. (2018 – 2025)
•SecureWorks Corp. (2016 – 2025)

Laurence D. Fink

AGE 73 TENURE 26 Years	COMMITTEES Executive (Chair)	EXPERIENCE •Senior Executive & Corporate Governance •Financial Services •Global Business •Public Company & Financial Reporting •Public Policy & Government/Regulatory Affairs •Risk Management & Compliance

Mr. Fink is Chairman and Chief Executive Officer of BlackRock. He is responsible for senior leadership development and succession planning, defining and reinforcing BlackRock’s vision and culture, and engaging with key strategic clients, industry leaders, regulators and policymakers. Under Mr. Fink’s leadership, the firm has grown into a global leader in investment management, risk management and advisory services for institutional and retail clients. Prior to founding BlackRock in 1988, Mr. Fink was a member of the Management Committee and a Managing Director of The First Boston Corporation. He serves as Co-Chair of the Board of Trustees of the World Economic Forum and Co-Chair of NYU Langone Medical Center. He also serves on the boards of the Museum of Modern Art and the Aspen Institute, and on the Advisory Board of the Tsinghua University School of Economics and Management in Beijing, as well as the Executive Committee of the Partnership for New York City.
QUALIFICATIONS
As one of the founding principals and Chief Executive Officer of BlackRock since 1988, Mr. Fink brings exceptional leadership skills and in-depth understanding of BlackRock’s business, operations and strategy. His extensive and specific knowledge of BlackRock and its business enables him to keep the Board apprised of the most significant developments impacting the Company and to guide the Board’s discussion and review of the Company’s strategy.
Other Public Company Directorships (within the past 5 years)
•None

14	BLACKROCK, INC. | 2026 PROXY STATEMENT

Item 1 Election of Directors

Gregory J. Fleming

AGE 63 TENURE < 1 Year	COMMITTEES Risk	EXPERIENCE •Senior Executive & Corporate Governance •Financial Services •Global Business •Public Company & Financial Reporting •Risk Management & Compliance

Mr. Fleming has served as President and Chief Executive Officer of Rockefeller Capital Management since 2018. Previously, Mr. Fleming was the President of Morgan Stanley Wealth Management and Morgan Stanley Investment Management. Before joining Morgan Stanley in 2010, he served as President and Chief Operating Officer of Merrill Lynch from 2007 to 2009 and previously ran Merrill Lynch’s Global Investment Banking business. Prior to joining Merrill Lynch, Mr. Fleming was a principal at Booz Allen Hamilton. Mr. Fleming is a member of the Trustee Advisory Board at Millennium Management, LLC. He is also a member of the Board of Advisors for the Yale Law School Center for the Study of Corporate Law, the Council on Foreign Relations, the Economic Club of New York and the Board of Trustees of Deerfield Academy. He also serves as a Resource Council member of the Turn 2 Foundation. Mr. Fleming previously served as a director on BlackRock’s Board from 2006 to 2009 as a designee of Merrill Lynch in connection with the merger of BlackRock and Merrill Lynch Investment Managers in 2006.
QUALIFICATIONS
Mr. Fleming brings significant expertise and knowledge in the financial services industry, including wealth management, asset management and investment banking, through decades of leadership experience at Rockefeller Capital Management, Morgan Stanley and Merrill Lynch.
Other Public Company Directorships (within the past 5 years)
•None

William E. Ford

AGE 64 TENURE 8 Years	COMMITTEES MDCC (Chair) NGC Executive	EXPERIENCE •Senior Executive & Corporate Governance •Financial Services •Global Business •Public Company & Financial Reporting •Risk Management & Compliance

Mr. Ford has served as the Chief Executive Officer of General Atlantic since 2007 and as the firm’s Chairman since 2021. Mr. Ford is involved with several educational and not-for-profit organizations. He is Chair of The Rockefeller University board, trustee of the Memorial Sloan Kettering Cancer Center, as well as a trustee of the Simons Foundation board.
QUALIFICATIONS
Mr. Ford brings to the Board extensive global investment management experience and financial expertise acquired over his three decades career at General Atlantic, a leading global investment firm with $126 billion of AUM as of December 2025. His professional background also provides the Board with expertise and insight into matters relating to compensation, corporate governance, financial reporting and strategy across a range of industries and geographies.
Other Public Company Directorships (within the past 5 years)
•Royalty Pharma plc (2020 – 2022)
•IHS Markit Ltd. (2016 – 2022)

BLACKROCK, INC. | 2026 PROXY STATEMENT	15

Item 1 Election of Directors

Fabrizio Freda

AGE 68 TENURE 13 Years	COMMITTEES NGC	EXPERIENCE •Senior Executive & Corporate Governance •Branding & Marketing •Global Business •Public Policy & Government/ Regulatory Affairs •Sustainability •Technology

Mr. Freda has served as Special Advisor to the Chair of the Estée Lauder Companies Inc. (Estée Lauder), a global leader in beauty, since January 2025, and as Special Strategic Advisor to BRC Sarl, Luxembourg and Patrinvest SCA, Luxembourg since January 2026. He formerly served as President, Chief Executive Officer and a member of the board of directors of Estée Lauder from 2009 to December 2024. Mr. Freda also previously served as Estée Lauder’s President and Chief Operating Officer from March 2008 to July 2009. Prior to joining Estée Lauder, Mr. Freda held various senior positions at Procter & Gamble Company over the span of 20 years. From 1986 to 1988, Mr. Freda directed marketing and strategic planning for Gucci SpA. Mr. Freda previously served on the Board of Advisors of the Baratta Center for Global Business Education at Georgetown University’s McDonough School of Business.
QUALIFICATIONS
Mr. Freda’s extensive experience in product strategy, innovation and global branding brings valuable insights to the Board. His chief executive experience at Estée Lauder, an established multinational manufacturer and marketer of prestige brands, provides the Board with unique perspectives on marketing, strategy and innovation initiatives.
Other Public Company Directorships (within the past 5 years)
•The Estée Lauder Companies Inc. (2009 – 2025)

Murry S. Gerber

AGE 73 TENURE 26 Years	COMMITTEES NGC Executive	EXPERIENCE •Senior Executive & Corporate Governance •Financial Services •Public Company & Financial Reporting •Risk Management & Compliance •Technology

Mr. Gerber served as the Chief Executive Officer of EQT Corporation (EQT), an integrated energy producer, from 1998 to 2010 and later became Executive Chairman of the company from 2010 to 2011. Prior to joining EQT, Mr. Gerber was instrumental in creating and was the first CEO of Coral Energy (now Shell Trading), the largest natural gas trading company in the USA. Before that, Mr. Gerber held a number of management and geo-technical positions at Shell, including service as Treasurer of the company. He is a member of the board of trustees of the Pittsburgh Cultural Trust. Mr. Gerber serves as BlackRock’s Lead Independent Director.
QUALIFICATIONS
As a former leader of a large, publicly traded energy production company and as a current or former member of the board of directors of other large, publicly traded companies, Mr. Gerber brings to the Board extensive expertise and insight into corporate operations, management and governance matters. His extensive experience in the energy and industrial sectors continues to provide the Board with an important perspective on evolving global business trends.
Other Public Company Directorships (within the past 5 years)
•Halliburton Company (2012 – present)
•U.S. Steel Corporation (2012 – 2025)

16	BLACKROCK, INC. | 2026 PROXY STATEMENT

Item 1 Election of Directors

Margaret “Peggy” L. Johnson

AGE 64 TENURE 8 Years	COMMITTEES Audit Risk	EXPERIENCE •Senior Executive & Corporate Governance •Global Business •Public Company & Financial Reporting •Technology

Ms. Johnson has served as the Chief Executive Officer of Agility Robotics, a leading manufacturer of mobile manipulation robots, since March 2024. Ms. Johnson previously served as the CEO of Magic Leap, Inc., an augmented reality company, from August 2020 to October 2023. Prior to this role, she was Executive Vice President of Business Development at Microsoft Corporation from September 2014 to July 2020 and was responsible for driving strategic business deals and partnerships across various industries. Ms. Johnson joined Microsoft from Qualcomm Incorporated, where she served in various leadership positions across engineering, sales, marketing and business development.
QUALIFICATIONS
Ms. Johnson brings to the Board substantial experience in the technology sector, including emerging technologies; business and strategic development expertise acquired over her 31 years at Microsoft and Qualcomm; and insight into growth companies from her former role at Magic Leap and current role at Agility Robotics.
Other Public Company Directorships (within the past 5 years)
•Fox Corporation (2023 – present)

Robert S. Kapito

AGE 69 TENURE 19 Years	COMMITTEES None	EXPERIENCE •Senior Executive & Corporate Governance •Branding & Marketing •Financial Services •Global Business •Risk Management & Compliance

Mr. Kapito has been President of BlackRock since 2007 and serves as Chair of BlackRock’s Global Executive Committee. He also serves as a member of the board of directors of iShares, Inc. Mr. Kapito co-founded BlackRock in 1988. He is responsible for the day-to-day oversight of BlackRock’s key operating units including Investment Strategies, Client Businesses, Technology & Operations and Risk & Quantitative Analysis. Prior to assuming his current responsibilities in 2007, Mr. Kapito served as Vice Chairman of BlackRock and Head of BlackRock’s Portfolio Management Group.
QUALIFICATIONS
As one of the founding principals, Mr. Kapito has served as an executive leader of BlackRock since 1988. He brings to the Board industry and business acumen in addition to in-depth knowledge about BlackRock’s businesses, investment strategies and risk management, as well as extensive experience overseeing day-to-day operations.
Other Public Company Directorships (within the past 5 years)
•None

BLACKROCK, INC. | 2026 PROXY STATEMENT	17

Item 1 Election of Directors

Gregg R. Lemkau

AGE 56 TENURE <1 Year	COMMITTEES None	EXPERIENCE •Senior Executive & Corporate Governance •Financial Services •Global Business •Risk Management & Compliance •Technology

Mr. Lemkau has served as Co-Chief Executive Officer of BDT & MSD Partners (BDT & MSD), a merchant bank serving founders, family business owners, and strategic, long-term investors, since January 2023. He also serves as Chairman of DFO Management, the investment office of Dell Technologies founder Michael Dell and his family, a role he has held since January 2021. Mr. Lemkau previously served as CEO of MSD Partners, a predecessor firm of BDT & MSD, from January 2021 to January 2023. Prior to joining MSD Partners, Mr. Lemkau was Co-Head of the Investment Banking Division at Goldman Sachs and a member of the firm’s Management Committee. He serves as Chair of the Board of Trustees at Dartmouth College.
QUALIFICATIONS
Mr. Lemkau brings to the Board extensive experience in asset management and global finance, acquired through his leadership roles at BDT & MSD and nearly three decades at Goldman Sachs. His professional background advising clients on complex, high-value transactions and investment strategies provides the Board with valuable insight into matters relating to corporate finance and long-term strategic growth.
Other Public Company Directorships (within the past 5 years)
•None

Cheryl D. Mills

AGE 61 TENURE 12 Years	COMMITTEES MDCC NGC	EXPERIENCE •Senior Executive & Corporate Governance •Branding & Marketing •Public Policy & Government/Regulatory Affairs •Sustainability

Ms. Mills is the Founder and Chief Executive Officer of the BlackIvy Group, a private company that grows and builds businesses in Sub-Saharan Africa. Previously, she served as Counselor to the U.S. Department of State and Chief of Staff to former Secretary of State Hillary Clinton from 2009 to 2013. Ms. Mills was with New York University from 2002 to 2009, where she served as Senior Vice President for Administration and Operations, General Counsel and Secretary of the Board of Trustees. She also served as Deputy Counsel to President Clinton and as the White House Associate Counsel. Ms. Mills previously served on the boards of Cendant Corporation (now Avis Budget Group, Inc.), a consumer real estate and travel conglomerate, and Orion Power, an independent electric power generating company.
QUALIFICATIONS
Ms. Mills brings to the Board a range of leadership experiences from private equity, government and academia. Through her prior service on the boards of corporations and non-profits, she provides expertise on issues concerning government relations, public policy, corporate administration and corporate governance.
Other Public Company Directorships (within the past 5 years)
•iHeartMedia, Inc. (2020 – Present)

18	BLACKROCK, INC. | 2026 PROXY STATEMENT

Item 1 Election of Directors

Kathleen Murphy

AGE 63 TENURE < 1 Year	COMMITTEES Audit (Chair) MDCC Executive	EXPERIENCE •Senior Executive & Corporate Governance •Branding & Marketing •Financial Services •Public Policy & Government/ Regulatory Affairs

Ms. Murphy served as President of Personal Investing at Fidelity Investments from 2009 to 2021. From 2022 until her retirement in July 2023, she served as the Senior Advisor to the Chief Executive Officer of Fidelity Investments. Ms. Murphy also held various roles with Voya Financial, Inc. (formerly ING) from 2000 to 2008, including CEO of ING U.S. Wealth Management Services, President of ING U.S. Institutional Businesses and General Counsel and Chief Administrative Officer to the CEO of ING U.S. Financial Services. Prior to that, Ms. Murphy served in various positions at Aetna, Inc., including General Counsel and Chief Compliance Officer of Aetna Financial Services, and in various positions in law, government and public affairs. Ms. Murphy is Vice-Chairman of the National Football Foundation Board of Directors, Chairman of the Board of the St. John XXIII Foundation, and a member of the Markle Foundation Board. She previously served on the Board of Directors of Snyk, a private cybersecurity technology company.
QUALIFICATIONS
Ms. Murphy brings to the Board extensive leadership experience in financial services and wealth management acquired from her time at Fidelity Investments and Voya Financial. Her professional background also provides the Board with insight into matters related to strategic growth, corporate governance and operations.
Other Public Company Directorships (within the past 5 years)
•Prudential Financial, Inc. (2023 – 2025)

Amin H. Nasser

AGE 67 TENURE 2 Years	COMMITTEES NGC	EXPERIENCE •Senior Executive & Corporate Governance •Global Business •Public Company & Financial Reporting •Sustainability •Technology

Mr. Nasser has served as President and Chief Executive Officer of the Saudi Arabian Oil Company, known as Aramco, since 2015, and as a member of the Board of Directors since 2010. He joined the company in 1982 as a petroleum engineer. As President and CEO, Mr. Nasser leads Aramco’s efforts to produce cleaner energy and products. Mr. Nasser is a member of the HUMAIN Board of Directors, the International Advisory Board of the King Fahd University of Petroleum and Minerals, the Board of Trustees of the King Abdullah University of Science & Technology, the World Economic Forum’s International Business Council, and the Massachusetts Institute of Technology Presidential CEO Advisory Board.
QUALIFICATIONS
As a leader of a large publicly traded energy company in the strategically significant Middle East region, Mr. Nasser brings to the Board extensive expertise and insight into corporate operations, risk management and the energy transition, as well as an experienced outlook on international business strategy.
Other Public Company Directorships (within the past 5 years)
•Aramco (2015 – present)

BLACKROCK, INC. | 2026 PROXY STATEMENT	19

Item 1 Election of Directors

Gordon M. Nixon, C.M., O.Ont.

AGE 69 TENURE 10 Years	COMMITTEES MDCC NGC (Chair) Executive	EXPERIENCE •Senior Executive & Corporate Governance •Financial Services •Global Business •Public Policy & Government/Regulatory Affairs •Risk Management & Compliance •Sustainability

Mr. Nixon served as President, Chief Executive Officer and a member of the board of directors of Royal Bank of Canada (RBC) from 2001 to 2014. He first joined RBC Dominion Securities Inc. in 1979, where he held a number of operating positions and from December 1999 to April 2001 was CEO of RBC Capital Markets (the successor company to RBC Dominion Securities Inc.). Mr. Nixon has served on the board of directors of BCE Inc. since 2014 and as Chairman of the board since 2016, but he will not be standing for reelection in 2026. Mr. Nixon is Chairman of the board of Fiserv, Inc., Lead Director of George Weston Limited and a member of the advisory board of KingSett Capital.
QUALIFICATIONS
With 13 years of experience leading a global financial institution and one of Canada’s largest public companies, Mr. Nixon brings extensive expertise and perspective to the Board on global markets and an in-depth knowledge of the North American market. His experience growing a diversified, global financial services organization in a highly regulated environment also provides the Board with valuable insight into risk management, compensation, government and regulatory relations and corporate governance matters.
Other Public Company Directorships (within the past 5 years)
•BCE Inc. (2014 – May 2026) (Chairman from 2016 – May 2026)
•Fiserv, Inc. (2026 — present) (Chairman from 2026 — present)
•George Weston Limited (2014 – present) (Lead Director from 2021 – present)

Adebayo Ogunlesi

AGE 72 TENURE 1 Year	COMMITTEES None	EXPERIENCE •Senior Executive & Corporate Governance •Financial Services •Global Business •Public Company & Financial Reporting

Mr. Ogunlesi is a Founding Partner and the Chairman and Chief Executive Officer of Global Infrastructure Partners (GIP). He is a Senior Managing Director and a member of BlackRock’s Global Executive Committee. Prior to the formation of GIP in 2006, Mr. Ogunlesi spent 23 years at Credit Suisse where he held several senior positions, including Executive Vice Chairman and Chief Client Officer of its Investment Banking Division. From 2002 to 2004, he was Head of the Global Investment Banking Division and a Member of the Executive Board and Management Committee. Mr. Ogunlesi is also a member of the Boards of Terminal Investment Limited and OpenAI Inc.
QUALIFICATIONS
As a leader with global experience in capital markets and infrastructure investments, Mr. Ogunlesi provides the Board with valuable insight in supporting the firm’s future growth. Mr. Ogunlesi also brings to the Board a wealth of knowledge regarding international operations and corporate governance matters from his extensive corporate board experience.
Other Public Company Directorships (within the past 5 years)
•Kosmos Energy Ltd. (2004 – present)
•Callaway Golf Company (2010 – present)
•Goldman Sachs Group (2012 – 2024)

20	BLACKROCK, INC. | 2026 PROXY STATEMENT

Item 1 Election of Directors

Kristin C. Peck

AGE 54 TENURE 4 Years	COMMITTEES MDCC NGC	EXPERIENCE •Senior Executive & Corporate Governance •Branding & Marketing •Global Business •Public Company & Financial Reporting •Public Policy & Government/Regulatory Affairs

Ms. Peck has served as the Chief Executive Officer of Zoetis Inc., a leading animal health company, since 2020. Prior to becoming CEO, Ms. Peck was Executive Vice President and Group President, U.S. Operations, Business Development and Strategy from 2018 to 2020. Before joining Zoetis, Ms. Peck served as Executive Vice President, Worldwide Business Development and Innovation at Pfizer Inc. and as a member of Pfizer's Executive Leadership Team. Earlier in her career, Ms. Peck held roles at Boston Consulting Group, as well as in private equity and real estate finance at The Prudential Realty Group, The O’Connor Group and J.P. Morgan. She serves on the boards of Mayo Clinic and Business Roundtable.
QUALIFICATIONS
Ms. Peck brings extensive experience and perspective on driving innovation and strategy from her role as CEO of Zoetis and senior leadership experience gained from her time at Pfizer. Her experience using technology and science to foster innovation provides a unique perspective for the Board on how the Company can continue to evolve to meet clients’ future needs.
Other Public Company Directorships (within the past 5 years)
•Zoetis Inc. (2019 – present)

Charles H. Robbins

AGE 60 TENURE 8 Years	COMMITTEES Risk	EXPERIENCE •Senior Executive & Corporate Governance •Global Business •Public Company & Financial Reporting •Public Policy & Government/Regulatory Affairs •Risk Management & Compliance •Technology

Mr. Robbins serves as the Chairman and Chief Executive Officer of Cisco Systems, Inc. (Cisco). Prior to assuming the CEO role in July 2015, he was Senior Vice President of Cisco’s Worldwide Field Operations and led its Worldwide Sales and Partner Organization, where he helped drive and execute many of Cisco’s investment areas and strategy shifts. He is Chair of the Business Roundtable, Chairman Emeritus of the U.S.-Japan Business Council and a member of the International Business Council for the World Economic Forum.
QUALIFICATIONS
Mr. Robbins brings to the Board extensive experience in the fields of technology, global sales and operations acquired over nearly three decades at Cisco, one of the world’s leading information technology companies, as well as expertise in cybersecurity-related risks, public company governance and regulatory and government matters.
Other Public Company Directorships (within the past 5 years)
•Cisco Systems, Inc. (2015 – present) (Chairman from 2017 – present)

BLACKROCK, INC. | 2026 PROXY STATEMENT	21

Item 1 Election of Directors

Hans E. Vestberg

AGE 60 TENURE 4 Years	COMMITTEES Audit Risk	EXPERIENCE •Senior Executive & Corporate Governance •Branding & Marketing •Global Business •Public Company & Financial Reporting •Sustainability •Technology

Mr. Vestberg has served as Special Advisor to Verizon Communications Inc. (Verizon) since October 2025. He formerly served as the Chief Executive Officer of Verizon from 2018 to October 2025 and as Chairman from 2019 to October 2025. Prior to these roles, Mr. Vestberg served as Verizon’s Chief Technology Officer and President of Global Networks from 2017 to 2018. Before joining Verizon in 2017, Mr. Vestberg served for six years as President and CEO of Ericsson, a multinational networking and telecommunications equipment and services company headquartered in Sweden. He has lived and worked in China, Chile, Brazil and Mexico, in addition to the U.S. and Sweden.
QUALIFICATIONS
As the former leader of Verizon and Ericsson, Mr. Vestberg brings executive experience from these large multinational companies, as well as substantial expertise in the field of technology acquired through his experience as Verizon’s Chief Technology Officer and over his 25-year career at Ericsson.
Other Public Company Directorships (within the past 5 years)
•Verizon Communications Inc. (2018 – present) (Chairman from 2019 – 2025)

Susan L. Wagner

AGE 64 TENURE 13 Years	COMMITTEES Audit Risk (Chair) Executive	EXPERIENCE •Senior Executive & Corporate Governance •Financial Services •Global Business •Public Company & Financial Reporting •Risk Management & Compliance •Technology

Ms. Wagner retired as Vice Chairman of BlackRock after serving in that role from 2006 to 2012. Ms. Wagner also served as a member of BlackRock’s Global Executive Committee and Global Operating Committee. Ms. Wagner previously served as BlackRock’s Chief Operating Officer and as Head of Corporate Strategy. Ms. Wagner currently serves as a director of Color Health, a privately held health technology company. She previously served as a member of the board of trustees of Wellesley College.
QUALIFICATIONS
As one of the founding principals of BlackRock, Ms. Wagner has over 25 years of experience across various positions. Accordingly, she is able to provide the Board with valuable insight and perspective on risk management, operations and strategy, as well as a broad and deep understanding of the asset management industry.
Other Public Company Directorships (within the past 5 years)
•Apple Inc. (2014 – present)
•Samsara Inc. (2020 – present)
•Swiss Re Ltd. (2014 – 2023)

22	BLACKROCK, INC. | 2026 PROXY STATEMENT

Item 1 Election of Directors

Mark Wilson

AGE 59 TENURE 8 Years	COMMITTEES Audit MDCC Risk	EXPERIENCE •Senior Executive & Corporate Governance •Financial Services •Global Business •Risk Management & Compliance •Sustainability •Technology

Mr. Wilson has served as the Chief Executive Officer of RIQ, a global reinsurance platform based in the Abu Dhabi Global Market (ADGM), since May 2025. Previously, Mr. Wilson served as the CEO of Aviva plc (Aviva), a multinational insurance company headquartered in the U.K., from January 2013 to October 2018. Prior to joining Aviva, Mr. Wilson worked in Asia for 14 years, including as President and CEO of AIA Group Limited, a leading pan-Asian company.
QUALIFICATIONS
As the CEO of RIQ and former leader of Aviva and AIA, Mr. Wilson brings to the Board extensive experience in the Middle East, Europe and Asia. His operational and executive expertise in the insurance and pensions industry and in international finance provides the Board with an experienced outlook on international business strategy, development and risk management.
Other Public Company Directorships (within the past 5 years)
•None

BLACKROCK, INC. | 2026 PROXY STATEMENT	23

Corporate Governance

BlackRock’s corporate governance framework is a set of principles, guidelines and practices that supports consistent financial performance, mitigates risk and promotes long-term value creation for our shareholders.
Our commitment to corporate governance is integral to our business and reflects not only regulatory requirements, NYSE listing standards and broadly recognized governance practices, but also effective leadership and oversight by our senior management team and Board.
We regularly meet with our shareholders to solicit feedback on our corporate governance framework. We strive to incorporate this feedback through enhanced policies, processes and disclosure.

A strong corporate governance framework is critical for executing on our strategy, fulfilling our fiduciary responsibilities to clients, and serving employee and shareholder interests over the long term.”
Laurence D. Fink
Chairman and Chief Executive Officer

Our Corporate Governance Framework
Our Board is committed to maintaining the highest standards of corporate governance at BlackRock. Our Board is guided by our Corporate Governance Guidelines, which provide a framework for the governance of the Company and the responsibilities of our Board. The Corporate Governance Guidelines address director qualifications, director orientation and continuing education, director access to management and independent advisors, and Board responsibilities, as well as the annual self-evaluation process of the Board and its standing Committees.
Because corporate governance practices evolve over time, our Board reviews our Corporate Governance Guidelines, Committee charters and other governance policies at least once a year and approves or updates them as necessary and appropriate. Members of the NGC are briefed on significant trends and developments in corporate governance and regulatory matters, including through briefings from members of the Investment Stewardship and Corporate Affairs teams (including the Government Affairs & Public Policy group), as well as on feedback from shareholders. Additionally, both the Board and management recognize that creating long-term value for the Company’s shareholders requires consideration of the concerns of our clients, employees and the communities in which BlackRock operates, as covered in our Corporate Governance Guidelines.

The full versions of our Corporate Governance Guidelines, Committee Charters, Code of Business Conduct and Ethics and other corporate governance policies are available on our website at https://ir.blackrock.com under the headings “Governance / Governance Overview.”

Our Board and Culture
BlackRock’s Culture is Vital to Our Success
BlackRock’s culture is a key differentiator and helps to drive our results and long-term growth. Our culture embraces our fiduciary commitment to serve clients and stay ahead of their needs and unifies the firm. Our approach to instilling, reinforcing and enhancing our culture is deliberate and intentional.
BlackRock’s culture is underpinned by five core principles that we refer to as the BlackRock Principles:

We are a fiduciary to our clients	We are One BlackRock	We are passionate about performance	We take emotional ownership	We are committed to a better future
We rely on the BlackRock Principles to guide how we interact with each other, our clients and the communities in which we operate. The BlackRock Principles represent our core values, our aspirations and our cultural language. To learn more, please visit our website www.blackrock.com.

24	BLACKROCK, INC. | 2026 PROXY STATEMENT

Corporate Governance
Our Board is deeply engaged in understanding the culture at BlackRock
We believe our Board should have a strong understanding of BlackRock’s culture because it is the foundation for our Company’s strategic plans. We also believe that our Board should be deeply engaged, provide informed and honest guidance and feedback, and maintain an open dialogue with management based on a clear understanding of our strategic plans.

Oversight of Growth Strategy
Our Board plays an integral oversight role in our growth and success. At each Board meeting, we review components of our long-term strategy with our directors and engage in constructive dialogue, which our leadership team embraces. These discussions are not without disagreement – and those honest conversations push us to make the difficult decisions required to build a better BlackRock. This continued to be invaluable as BlackRock invested to expand and enhance its private markets investment and data capabilities through the acquisitions of GIP, Preqin and HPS.

Role in Talent Development
Building a generation of future leaders is vital to BlackRock’s long-term success. Being a dynamic, inclusive organization allows BlackRock to attract and retain top talent around the world and to stay ahead of its clients’ needs. Our Board plays a critical part in our talent development and dedicates one meeting per year to reviewing BlackRock’s culture, talent development, retention and recruiting initiatives, human capital management strategy, leadership and succession planning, and employee feedback. As part of its review, the Board evaluates whether we have the right people in the right places to execute our long-term strategy and provides oversight of management to ensure that we are developing people to fill key roles in the future. To facilitate its review, the Board may also be provided with the results of employee opinion surveys and efforts and developments related to the Company’s human capital management strategy.
For more information on our Board’s role in talent development, please refer to “BlackRock’s Impact on its People” on page 37.

Employee Engagement & Additional Resources	Our directors have full and free access to BlackRock management and employees at any time to address questions, comments or concerns. Our directors may arrange these meetings independently and without the presence of senior management. Additionally, the Board and its Committees have the power to hire independent legal, financial or other advisors without approval from, or consultation with, BlackRock management.

A Global Perspective
Periodically, Board and standing Committee meetings are held outside of New York, including at least one set of meetings held outside of the United States. These off-site meetings provide our directors with an opportunity to meet with employees and management based outside of our New York corporate headquarters, and to engage with local clients, strategic partners and government officials. At these meetings, the Board reviews regional strategies and is exposed to BlackRock’s corporate culture, including how employees globally demonstrate BlackRock’s principles and purpose. In 2025, the Board traveled to the Middle East region and met with members of BlackRock’s local offices in Kuwait and Abu Dhabi, as well as clients, partners and government officials.

Board Oversight of Culture
As noted above, the Board reviews aspects of the Company’s culture and talent development annually, including retention and recruiting initiatives, human capital management strategy, leadership and succession planning, and employee feedback. The Board has also received updates from management on how the firm is adapting and innovating in a dynamic operating environment and integrating recent acquisitions, and how employees are engaging and partnering with each other to support our strategy.
For information on how BlackRock supports its employees, see “BlackRock’s Impact on its People” on page 37.

BLACKROCK, INC. | 2026 PROXY STATEMENT	25

Corporate Governance
Beyond the Boardroom

Director Engagement
Our directors have participated in panels and speaking events hosted by our employees.
•In March 2026, Kathleen Murphy participated in a fireside chat as part of Women’s History Month hosted by our Women’s Initiative & Allies Network, a network open to all employees.
•In April 2025 and October 2025, Fabrizio Freda participated in a fireside chat with our London-based Marketing team and the Aladdin Marketing team, respectively.
•In February 2025, Cheryl Mills participated in a panel discussion as part of U.S. Black History Month hosted by our Black Professionals & Allies Network, a network open to all employees.
Fourteen of the directors who were serving on the Board and nominated for re-election in 2025 attended the 2025 Annual Meeting of Shareholders. In addition to our CEO and Chairman, the Chair of the MDCC participated in the Q&A session at our 2025 Annual Meeting of Shareholders.

Director Orientation
BlackRock provides each new director with an orientation program conducted over the course of the first few months of their tenure. The orientation program includes the opportunity to rotate through each of the Board’s standing Committees and attend presentations by senior management to familiarize new directors with BlackRock’s:

•Financial position and strategic plans; •Significant financial, accounting and risk management policies;	•Compliance programs, Code of Business Conduct and Ethics and other key policies; and •Internal and independent auditors.

Director Education
All directors are encouraged to attend continuing educational programs offered by BlackRock or sponsored by universities, stock exchanges or other organizations related to fulfilling their duties as Board or Committee members and are reimbursed for any reasonable expenses in connection with such programs. For example, directors have received briefings from management and other subject matter experts on developments in AI, digital assets and tokenization, as well as from external consultants on private markets incentive compensation, including carried interest. Additionally, directors are periodically provided with a curated list of optional educational opportunities and events covering issues and trends that are relevant to their service on BlackRock’s Board.
Every week our directors receive summaries and copies of press coverage, analyst reports and current events relating to our business.

Individual Discussions and Mentoring Management
Outside of regularly scheduled Board and Committee meetings, our directors may have discussions with each other and our CEO at their discretion and are encouraged to have small group or individual meetings, as necessary.
All directors are encouraged to meet with management outside of Board and Committee meetings, and several directors have established informal mentoring relationships with key members of senior management.

26	BLACKROCK, INC. | 2026 PROXY STATEMENT

Corporate Governance
Our Board Leadership Structure
Why Our Board Leadership Structure is Right for BlackRock
Mr. Fink serves as both BlackRock’s CEO and Chairman of the Board, which the Board has determined is the most appropriate and effective leadership structure for the Board and the Company at this time. Mr. Fink has served in this capacity since founding BlackRock in 1988 and, as such, brings over 30 years of strategic leadership experience and an unparalleled knowledge of BlackRock’s business, operations and risks to his role as Chairman of the Board.
Our Board and NGC review and evaluate the Board’s leadership structure on at least an annual basis. The Board does not have a policy on whether the roles of the Chairman and CEO should be separated but believes the current combination of the two roles provides BlackRock with a clear and effective leadership structure to communicate the Company’s business and long-term strategy to its clients and shareholders.
Under our Lead Independent Director Guidelines, when the positions of CEO and Chairman of the Board are combined or the Chairman is not independent, the independent directors will appoint a Lead Independent Director. The Lead Independent Director is then re-appointed annually by BlackRock’s independent directors and will serve until a successor is duly appointed and qualified, his or her removal or resignation, or he or she is no longer an independent member of the Board. We expect the Lead Independent Director to serve for more than one year.
The Board believes that this structure helps maintain effective oversight of management and the Company’s strategy, risk management and operations by the independent directors. Designating a Lead Independent Director facilitates robust and frequent communication between the Board’s independent directors and management, enabling the Board to gain a deeper understanding of management’s strategy for delivering shareholder value. The role and responsibilities of the Lead Independent Director, which are enumerated in our Lead Independent Director Guidelines (which is reviewed annually by the NGC), also help to ensure the exercise of independent judgment by the Board and greater coordination among the independent directors.

Murry S. Gerber
OUR LEAD INDEPENDENT DIRECTOR (SERVING SINCE 2017)
The independent directors of the Board have asked Murry S. Gerber, if re-elected by shareholders at the Annual Meeting, to remain Lead Independent Director. The Board continues to value Mr. Gerber’s leadership, particularly in light of the integration of acquisitions such as GIP and HPS.

The Role of the Lead Independent Director Our Lead Independent Director has significant authority and responsibilities to provide for an effective and independent Board. In this role, Mr. Gerber:

•Develops and approves the agenda for Board meetings, in consultation with the Chairman and Committee Chairs.
•Leads executive sessions and facilitates discussion of the Company’s strategy and key governance issues (including succession planning) at each executive session.
•Serves as liaison between independent directors and the Chairman.

•Focuses on Board effectiveness, performance and composition with input from the NGC.
•Oversees and reports on annual Board and Committee self-evaluations, in consultation with the NGC.
•Serves as the primary Board contact for shareholder engagement.

Mr. Gerber has substantial experience with corporate governance and public company management, as well as deep knowledge of the Company and its governance practices. He also has extensive knowledge and expertise in the energy and industrial sectors spanning a 40-year career where he was the Chairman and CEO of integrated energy producer EQT Corporation. Prior to EQT, Mr. Gerber helped create Coral Energy (now Shell Trading North America) and was the Treasurer of Shell Oil. The Board believes Mr. Gerber’s expertise and history of service as an independent director enable him to provide a valuable perspective on BlackRock’s expansion of its private markets business and enhance his ability to challenge members of senior management. Mr. Gerber has been unanimously selected to serve as Lead Independent Director by all of the other independent directors of the Board every year since his initial appointment in 2017.
The Board, as reflected in responses to Board and Committee self-evaluations, have commended Mr. Gerber’s strength as Lead Independent Director, highlighting his leadership, ability to engage with each director to ensure voices are heard, and the effectiveness with which he acts as a liaison between the Board and the Chairman.

BLACKROCK, INC. | 2026 PROXY STATEMENT	27

Corporate Governance
Executive Sessions
Executive sessions of non-management directors are held at every regularly scheduled Board meeting, and six executive sessions were held in 2025. Each session is chaired by the Lead Independent Director, who facilitates discussion of various topics throughout the year, including the Company’s strategy, key governance issues (including succession planning) and the performance of senior executives.

The full versions of our Lead Independent Director Guidelines and other corporate governance policies are available on our website at https://ir.blackrock.com under the headings “Governance / Governance Overview.”

Board Self-Evaluation Process
The effectiveness of the Board and its Committees is critical to BlackRock’s success and to the protection of our shareholders’ long-term interests. To maintain their effectiveness, the Board and each standing Committee annually conduct comprehensive self-evaluations to identify and assess areas for improvement.
The process includes the following steps:

Questionnaires
Tailored questionnaires for the Board and each standing Committee are reviewed and updated by the NGC Chair, in consultation with the Lead Independent Director and the other Committee Chairs, prior to distribution to each of the independent directors.
Topics include:
•Board and Committee roles, effectiveness and agendas;
•Board and Committee culture, composition and size; and
•Corporate strategy and risk oversight.

NGC Review
The NGC Chair, Lead Independent Director and Chairman review each director’s responses to the questionnaires.
The results of the Committee evaluations are also shared with the Chairs of the Audit Committee, MDCC and Risk Committee.

Board Summary and Feedback
Annually in the fall or winter, the NGC Chair along with the Chairman and Lead Independent Director provide the Board with a summary of responses to the questionnaires and additional feedback received from individual directors.

Individual Director Interviews
The Chairman and/or the Lead Independent Director meets with each independent director individually.
This enables directors to have frank conversations and address Board, Committee and individual director performance and effectiveness directly.

As part of their annual evaluations, our directors have identified several areas of strength, including:
•Board leadership, including the Chairman’s responsiveness and engagement;
•Board composition, including the diversity of experience and geography represented; and
•Oversight of human capital strategy.
Changes and enhancements as a result of director feedback have included, for example: •Additional reviews and discussions regarding strategy, capital management and recently integrated acquisitions.

28	BLACKROCK, INC. | 2026 PROXY STATEMENT

Corporate Governance
Board Refreshment
The NGC is responsible for identifying and evaluating potential director candidates, reviewing Board and Committee composition and making recommendations to the full Board.

1. Director Recruitment
•In conjunction with its recurring review of Board and Committee composition and in order to maintain a Board with an appropriate mix of experience and qualifications, the NGC engages in an ongoing process to identify and evaluate, as appropriate, potential new director candidates with the help of management and an outside consultant.
•Particular emphasis in the search process is also placed on identifying multiple candidates currently serving in various leadership positions.

2. Board and Committee Self-Evaluations
•Annual Board and Committee evaluations help identify director skills that would enhance Board effectiveness, and areas for improvement.
•The NGC actively engages in Board succession planning to anticipate the future needs of the Board and its standing Committees.

3. Director Tenure, Retirement Age Policy
•To ensure the Board has an appropriate balance of experience, continuity and fresh perspective, the Board considers length of tenure when reviewing nominees.
•The average tenure of BlackRock’s director nominees is approximately nine years, while the average tenure of independent director nominees is approximately eight years.
•The Board has established a retirement age limit of 75 years for directors. Our age-based retirement policy helps the Board to anticipate future turnover.

4. Board Committee Rotation
•The NGC considers the periodic rotation of Committee members and Committee Chairs to introduce fresh perspectives and broaden and diversify the views and experience represented on the Board’s standing Committees.

5. Director Onboarding
•All new directors participate in an extensive onboarding program, enabling new directors to quickly enhance their strategic value to our Board. See page 26 for additional information regarding director onboarding.

BLACKROCK, INC. | 2026 PROXY STATEMENT	29

Corporate Governance
Board Committees
Each Committee is governed by a Board-approved charter.
Board Committee Meetings and Members
The Board has five Committees: the Audit Committee, the MDCC, the NGC, the Risk Committee and the Executive Committee. Below is a summary of our Committee structure and membership as of the date of this Proxy Statement.

Member	Audit	MDCC	NGC	Risk	Executive
INDEPENDENT DIRECTORS
Pamela Daley
Gregory J. Fleming
William E. Ford
Fabrizio Freda
Murry S. Gerber (Lead Independent Director)
Margaret “Peggy” L. Johnson
Gregg R. Lemkau
Cheryl D. Mills
Kathleen Murphy
Amin H. Nasser
Gordon M. Nixon
Kristin C. Peck
Charles H. Robbins
Hans E. Vestberg
Susan L. Wagner
Mark Wilson
NON-INDEPENDENT DIRECTORS
Laurence D. Fink
Robert S. Kapito
Adebayo Ogunlesi
Number of Meetings Held in 2025	15	9	6	7	0

Chairperson
The full Board met seven times during 2025. Each of our directors attended at least 75% of the aggregate of: (i) the total number of meetings of the Board held during the period for which such director was a member of the Board and (ii) the total number of meetings held by all Committees of the Board on which such director served during 2025, except for Ms. Daley due to personal medical reasons. From 2014 into 2025, Ms. Daley had near perfect (99%) attendance at the meetings of the Board and each of the committees on which she served. Directors are encouraged to, and do, attend the annual meetings of BlackRock shareholders. Fourteen of the directors who were serving on the Board and nominated for re-election in 2025 attended the 2025 Annual Meeting of Shareholders.

30	BLACKROCK, INC. | 2026 PROXY STATEMENT

Corporate Governance
Board Committee Refreshment
The NGC considers the periodic rotation of Committee members and Committee Chairs to introduce fresh perspectives and diversify the views and experience represented on the Committees.
•Audit Committee and Executive Committee: The Board appointed Ms. Murphy to serve as a member of the Audit Committee, effective July 23, 2025, and as Chair of the Audit Committee, effective September 9, 2025. Ms. Murphy brings expertise in strategy and finance from having served in leadership roles across the financial services sector. In connection with her appointment as Chair of the Audit Committee, Ms. Murphy was appointed to serve as a member of the Executive Committee, effective September 9, 2025.
•MDCC: The Board appointed Ms. Peck and Ms. Murphy to serve as members of the MDCC, effective July 23, 2025 and January 28, 2026, respectively. Ms. Peck brings expertise in executive compensation, human capital management and strategy from her role as CEO of a publicly traded company. Ms. Murphy brings management experience and perspective on the financial services sector from her prior leadership roles, as well as familiarity with the Company’s financials as Chair of the Audit Committee.
•Risk Committee: The Board appointed Mr. Fleming to serve as a member of the Risk Committee, effective September 10, 2025. Mr. Fleming brings valuable perspective on risk management from his leadership experience in wealth management and familiarity with our business from his prior service as a director of BlackRock.
•In addition, Mr. Lemkau, as a recent addition to the Board, is rotating through each Committee. If elected at the 2026 Annual Meeting, he will be appointed to serve on one or more Committees in 2026, following a review of existing Committee composition.
Outlined below are descriptions of each Committee’s membership, roles and responsibilities as of the date of this Proxy Statement.

Audit Committee

CHAIR	MEMBERS
Kathleen Murphy	Pamela Daley Margaret “Peggy” L. Johnson	Hans E. Vestberg Susan L. Wagner	Mark Wilson

Role and Responsibilities
The Audit Committee’s primary responsibilities include oversight of the integrity of BlackRock’s financial statements and public filings, the independent registered public accounting firm’s qualifications, performance and independence, the performance of BlackRock’s Internal Audit function and BlackRock’s compliance with legal and regulatory requirements.

The Audit Committee receives reports on:
•The performance of the Internal Audit function, including its performance relative to the Internal Audit risk-based annual plan, as approved by the Audit Committee;
•External audit findings, as provided by BlackRock’s independent registered public accounting firm, Deloitte;
•Financial controls regarding compliance with the Sarbanes-Oxley Act of 2002, as provided by the Head of Finance Controls and presented by management;
•The Company’s risk management program, as provided by BlackRock’s Chief Risk Officer;
•Financial updates, as provided by the Chief Financial Officer;
•Cybersecurity updates, as provided by the Chief Information Security Officer;
•Compliance updates, as provided by the Global Head of Compliance and the Global Head of Financial Crime; and
•Litigation, regulatory and material ethics matters, as provided by BlackRock’s Chief Legal Officer.
Additionally, as part of the Audit Committee’s responsibility for oversight of the Company’s major financial risk exposures, the Audit Committee reviews and discusses with management the Company’s approach to assessing and managing risk in coordination with the Risk Committee.
The Audit Committee is also responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm retained to audit BlackRock’s financial statements. The Audit Committee approves all audit engagement fees and terms associated with the retention of Deloitte. In addition to ensuring the regular rotation of the lead audit partner, as required by law, the Audit Committee reviews and evaluates the lead audit partner and determines whether there should be periodic rotation of the independent registered public accounting firm.
The Audit Committee regularly holds separate sessions with BlackRock’s management, BlackRock’s Internal Audit function and Deloitte.
The Board has determined that each member of the Audit Committee is “independent” as defined in the NYSE listing standards and applicable SEC rules, is “financially literate,” and has accounting and related financial management expertise within the meaning of the NYSE listing standards. All members of the Audit Committee, with the exception of Ms. Johnson, qualify as “audit committee financial experts” under applicable SEC rules.

BLACKROCK, INC. | 2026 PROXY STATEMENT	31

Corporate Governance

Management Development & Compensation Committee

CHAIR	MEMBERS
William E. Ford	Pamela Daley Cheryl D. Mills	Kathleen Murphy Gordon M. Nixon	Kristin C. Peck Mark Wilson

Role and Responsibilities
•Reviewing and approving corporate goals and objectives relevant to CEO compensation, evaluating the CEO’s performance in light of those goals and objectives and determining and approving the CEO’s overall compensation levels based on this evaluation;
•Establishing the compensation framework of BlackRock’s executive officers;
•Periodically reviewing and approving non-employee director compensation;
•Reviewing, approving, recommending to the Board, or delegating to management the oversight of, BlackRock’s benefits plans;
•Considering and discussing the results of the advisory “say-on-pay” vote;
•Periodically reviewing the Company’s engagement with shareholders on executive compensation matters;
•Providing oversight of BlackRock’s executive compensation program, reviewing periodic reports on our program and determining whether our program remains effective to attract, motivate and retain senior officers capable of making significant contributions to BlackRock’s long-term success;
•Reviewing, assessing and making periodic reports and recommendations to the Board, as appropriate, on BlackRock’s strategies relating to human capital management, including but not limited to talent development and succession planning, corporate culture and employee recruitment, retention and engagement efforts, and pay fairness;
•Administering, reviewing and, as appropriate, amending the Company’s “clawback” policies (including as may be required by applicable law) for recovering incentive-based compensation; and
•Appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the MDCC.
The Board has determined that each member of the MDCC is “independent” as defined in the NYSE listing standards and applicable SEC rules and qualifies as a “non-employee director” under applicable SEC rules.
Additional information on the MDCC’s processes and procedures for consideration of NEO compensation is addressed in the “Management Development & Compensation Committee Report” on page 53 and “Compensation Discussion and Analysis” beginning on page 54.

Nominating & Governance Committee

CHAIR	MEMBERS
Gordon M. Nixon	William E. Ford Fabrizio Freda	Murry S. Gerber Cheryl D. Mills	Amin H. Nasser Kristin C. Peck

Role and Responsibilities
•Recommending to the Board criteria for the selection of new directors to serve on the Board;
•Identifying individuals qualified to become members of the Board;
•Recommending to the Board the director nominees for the next annual meeting of shareholders or candidates to fill vacancies or newly created directorships that may occur between annual meetings;
•Recommending to the Board members for each Committee;
•Leading the Board in its annual review of the Board’s performance;
•Evaluating and recommending to the Board corporate governance policies, practices and guidelines applicable to the Company;
•Overseeing BlackRock’s Related Persons Transaction Policy;
•Reviewing the Company’s engagement with shareholders on governance and sustainability matters and considering shareholder proposals and proposed responses;
•Periodically reviewing corporate governance trends, best practices and regulations applicable to the corporate governance of the Company;
•Periodically reviewing the Company’s investment stewardship-related policies and significant publications;
•Periodically reviewing the Company’s corporate goals and programs relating to sustainability matters; and
•Periodically reviewing the Company’s philanthropic programs and related strategy, as well as the Company’s public policy and advocacy activities, including public policy priorities, political contributions and memberships in trade associations.
The Board has determined that each member of the NGC is “independent” as defined in the NYSE listing standards and applicable SEC rules.

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Risk Committee

CHAIR	MEMBERS
Susan L. Wagner	Pamela Daley Gregory J. Fleming	Margaret “Peggy” L. Johnson Charles H. Robbins	Hans E. Vestberg Mark Wilson

Role and Responsibilities The Risk Committee assists the Board with its oversight of the Company’s levels of risk, risk assessment, risk management and related policies and processes.

The Risk Committee receives reports on:
•Management’s assessment of current and historical levels of inherent and residual risks across the Company;
•The Company’s cybersecurity program and technology resilience risk management, as provided by the Chief Information Security Officer;
•Key risks and their mitigation across each of the Company’s main investment, product, technology, operations and client platforms;
•Risks associated with regulatory trends and public policy developments; and
•Any other areas of risk delegated to the Risk Committee by the Board.
The Committee regularly reviews a risk profile report prepared by the Chief Risk Officer, which covers a wide range of topics and potential issues that could impact BlackRock.
The Risk Committee also reviewed and discussed with management the Risk Factors included in the 2025 Form 10-K, and received reports from members of management responsible for identifying and monitoring these risks.
Although not required, the Board has determined that each member of the Risk Committee is “independent” as defined in the NYSE listing standards and applicable SEC rules.

Executive Committee

CHAIR	MEMBERS
Laurence D. Fink	William E. Ford Murry S. Gerber	Kathleen Murphy Gordon M. Nixon	Susan L. Wagner

Role and Responsibilities
The Executive Committee has all the powers of the Board, except as prohibited by applicable law and BlackRock’s Amended and Restated Bylaws (“Bylaws”), and except to the extent another Committee has been accorded authority over the matter. The Executive Committee may meet to exercise such powers between meetings of the Board.

Board and Committee Oversight of Strategy
The Board actively engages with senior management by providing guidance on the formation and implementation of strategic initiatives. On an annual basis, our CEO previews the Board’s proposed agenda with the NGC, focusing on business reviews and the strategic topics for the coming year, and receives its feedback and input. Based on this agenda, members of senior management and business leads will brief directors on the strategic opportunities, priorities and implementation of strategy for their respective lines of business. These presentations serve as the basis for an active, ongoing dialogue between the Board and senior management about strategic risks and opportunities facing BlackRock and its lines of business. In 2025, topics included updates from our Global Product Solutions group, Corporate Strategy and integration of the GIP, HPS and Preqin acquisitions, as well as developments in our infrastructure platform.

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Corporate Governance
Board and Committee Oversight of Risk Management

Full Board
The Board has ultimate responsibility for oversight of BlackRock’s risk management activities. The Audit Committee, MDCC, NGC and Risk Committee assist the Board in fulfilling this important role.
The Board’s standing Committees report to the full Board at least six times a year with updates on their areas of designated risk oversight responsibilities. These Committees work together and with the full Board to help ensure that the Committees and the Board have received all information necessary to permit them to fulfill their duties and responsibilities with respect to oversight of risk management activities.

Audit Committee
Responsible for overseeing the integrity of BlackRock’s financial statements and other financial disclosures, the effectiveness of the internal control environment, the internal audit function, the external auditors and compliance with legal and regulatory requirements.

MDCC
Responsible for overseeing risks associated with BlackRock’s executive compensation practices and human capital management, as well as the management of executive succession in collaboration with the full Board.

NGC Responsible for overseeing risks related to Board and Committee succession and other corporate governance policies and practices.
Risk Committee
Responsible for assessing and overseeing BlackRock’s level of risk, risk management and related policies and processes, including cybersecurity risks and other areas of risk determined by the Board.

Management
Chaired by Mr. Kapito and consisting of BlackRock’s enterprise leaders across the firm, the GEC informs and operationalizes the firm’s strategy. Members of the GEC and other senior management regularly report to the Board regarding the risks and opportunities facing BlackRock, including on the areas identified below under “Key Strategy & Risk Management Oversight Areas.”

Key Strategy & Risk Management Oversight Areas

•Investment Performance and Markets •Corporate, Business and Regional Strategy •Technology and Cybersecurity	•Operations and Business Continuity •Corporate Affairs, Regulation, Compliance and Legal Developments	•Investment Stewardship •Sustainable Investing and Corporate Sustainability •Human Capital and Talent Development

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Corporate Governance

Board and Committee Oversight of Cybersecurity
BlackRock recognizes the importance of identifying, assessing, and managing material risks associated with cybersecurity threats. Cybersecurity represents an important component of the Company’s approach to enterprise risk management (“ERM”).
Our Board is actively engaged in the oversight of BlackRock’s risk management program. The Risk Committee assists the Board with its oversight of the Company’s levels of risk, risk assessment, risk management and related policies and processes, including risks arising from cybersecurity threats.
The Risk Committee receives regular reports on the Company’s cybersecurity program, technology resilience risk management and related developments from members of the Company’s information security team, including the Chief Information Security Officer (“CISO”). The Board and the Risk Committee also receive information regarding cybersecurity incidents that meet certain reporting thresholds. On an annual basis, senior members of BlackRock’s technology, risk and information security teams provide a comprehensive overview of BlackRock’s cyber risk and related programs to a joint session of the Board’s Risk and Audit Committees. For details on management’s oversight of technology and cybersecurity risks, see BlackRock’s 2025 Form 10-K.

Program Highlights:
•BlackRock leverages a multi-layered defense model in which cybersecurity operational processes are executed by global information security and other firmwide teams, supported by dedicated internal audit technology and technology risk management teams that independently review technology risks.
•The cybersecurity program is fully integrated into BlackRock’s ERM framework and is aligned with recognized frameworks, such as the NIST Cybersecurity Framework, Cyber Risk Institute Profile, ISO/IEC 27001/27002, and other leading frameworks.
•BlackRock aims to inform and continuously improve its cybersecurity program through engagement with government and industry organizations and associations and its clients, insurers, vendors and peers, as well as external audit, technology risk, information security and other assessments.

Several of our director nominees have experience managing and mitigating cyber and technology risks at regulated entities, which provides the Board with insight and aids in overseeing the firm’s technology and operations, as well as our continuing investment in and development of the cybersecurity risk management program.
During 2025, the Risk Committee received updates from the CISO at each of its regularly scheduled meetings, as well as at its joint session with the Audit Committee. Topics discussed at these meetings included cyber incident preparedness and measures implemented by the firm, such as response, governance and communication protocols; the results of annual assessments and “tabletop” exercises; and developments and controls related to generative AI.

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Corporate Governance
Sustainability at BlackRock
BlackRock’s governance of sustainability-related matters reflects our commitment to strong leadership and oversight of such matters at the senior management and Board levels. Several of our director nominees have experience in sustainability matters, including through management of these issues in senior leadership roles in relation to long-term strategy or knowledge and experience in the energy sector. BlackRock’s Board engages with the Company’s senior leaders on near- and long-term business strategy and reviews management’s performance in delivering long-term value creation on behalf of clients. Helping our clients meet their sustainability-related investment objectives and preferences is a critical component of the firm’s overall business strategy.
We recognize the importance of providing transparency about sustainability at BlackRock. The below illustrates how we have incorporated sustainability considerations into our business practices and operations.

Operating a Sustainable Company
•In operating its own business, BlackRock pursues a sustainability strategy that is focused on reducing greenhouse gas (“GHG”) emissions associated with its facilities, data centers, and upstream value chain and addressing emissions it cannot yet reduce through market solutions, such as renewable energy, Sustainable Aviation Fuel (“SAF”) and carbon credits.
•In 2025, BlackRock made progress in its operational sustainability strategy by employing energy efficiency strategies, achieving its 100% renewable electricity match goal,(1) and expanding its SAF, carbon credit, and supplier sustainability programs.

•BlackRock is committed to providing meaningful information regarding sustainability-related matters. As part of this commitment, BlackRock’s voluntary reporting framework included its reports aligned with the Task Force on Climate-Related Financial Disclosures (TCFD) framework and the SASB standards, as well as its GHG Emissions Report for its corporate operational emissions. In 2025, BlackRock also provided sustainability-related reporting in line with mandatory reporting requirements in various jurisdictions across the globe for relevant in-scope entities.

Sustainable Investing
•As a fiduciary, BlackRock invests on our clients’ behalf to help them meet their investment objectives. Our focus is on understanding and managing investment risk, anticipating our clients’ needs, and supporting them in achieving their long-term investment goals.
•BlackRock’s investment approach is informed by three principles: client choice, performance and research.

•To enable choice and meet client demand, BlackRock offers a wide range of sustainable and transition investment strategies(2) to clients. As of December 31, 2025, we managed $1.3 trillion in our sustainable investing platform (9% of total AUM), across 500+ sustainable and transition investment strategies, spanning the whole portfolio.

Voting Choice
•In 2022, BlackRock launched BlackRock Voting Choice (“Voting Choice”), providing eligible clients with more opportunities to participate in the proxy voting process, where legally and operationally viable. Since then, we have expanded the eligible client assets that can participate in Voting Choice. As of December 31, 2025, approximately $3.76 trillion of our clients’ index equity assets(3) were eligible for Voting Choice. We have also expanded the range of voting policies from which clients can choose, including policies that focus on sustainability and climate risk, among others.

•BlackRock also introduced a climate decarbonization stewardship program in July 2024 for clients focused on decarbonization investment objectives. The program applies only to certain funds that have climate and decarbonization objectives and that have been explicitly approved for inclusion in the program by the respective governing body of the fund, or at the explicit direction of clients in separately managed accounts. As of December 31, 2025, the program applies to funds and accounts representing approximately $194 billion in AUM.

Making a Positive Social Impact
•In 2025, The BlackRock Foundation deployed $1.4 million to nonprofit organizations supporting relief and recovery efforts in the wake of natural disasters. Grants included $500,000 to the Community Foundation of the Texas Hill Country to support Texas flood relief efforts, and a $500,000 grant to the California Fire Foundation to assist with Los Angeles wildfire rescue and relief.

(1)BlackRock achieved its 100% renewable electricity match goal to match the same amount of renewable electricity as the electricity that BlackRock’s global operations (including facilities, data centers, and upstream leased assets) consume annually. For more information, please see BlackRock’s 2025 Climate Report aligned with the TCFD framework.
(2)As of December 31, 2025. This includes certain transition-focused strategies that also meet our Sustainable Investing Platform criteria (Screened, Uplift, Thematic, and Impact strategies using environmental, social and/or governance data as a portfolio construction input and a subset also seek to achieve long-term sustainability outcomes in line with each specific investment objective).
(3)AUM as of December 31, 2025. Index assets include index assets held in multi-asset fund of fund strategies.

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Corporate Governance
BLACKROCK’S COMMITMENT TO TRANSPARENCY
BlackRock is committed to providing transparency on sustainability-related matters related to the operations of its own business. Recent publications include:

BlackRock.

2025 Climate Report

Aligned with the Taskforce on Climate-related Financial Disclosures Framework

2025 Climate Report - aligned with the TCFD framework (published in 2026)
The 2025 report is BlackRock’s sixth voluntary TCFD-aligned report. This comprehensive report represents BlackRock’s commitment to providing meaningful information on BlackRock’s approach to managing climate-related risks and opportunities across its business.

BlackRock.

2024 Greenhouse Gas Emissions Report

Greenhouse Gas Emissions of BlackRock's Operations for the year ended December 31, 2024

2024 Greenhouse Gas Emissions Report (published in 2025)
BlackRock reports its corporate GHG emissions for Scope 1, 2 and certain categories of Scope 3. BlackRock's 2024 GHG Emissions Report provides information for the year-ended December 31, 2024, unless otherwise noted. An updated report for 2025 is expected to be published in Q3 2026.

BlackRock.

2024 Sustainability Disclosure

Reporting aligned with the Sustainability Accounting Standards Board Standards and Management Criteria

2024 Sustainability Disclosure (published in 2025)
BlackRock periodically publishes a Sustainability Disclosure, aligned with the SASB’s standard for Asset Management & Custody Activities. The report provides information for the year-ended December 31, 2024. An updated report for 2025 is expected to be published in Q3 2026.

BlackRock’s Impact on its People
With approximately 24,900 employees in more than 30 countries as of December 31, 2025, BlackRock provides a broad range of investment management and technology services to institutional and retail clients in more than 100 countries across the globe. As an asset manager, our long-term success depends on our people and how we manage our workforce.
CULTURE AND PRINCIPLES
BlackRock believes that maintaining a strong corporate culture is an important component of its human capital management practices and is critical to the firm’s long-term success. Our culture is underpinned by the BlackRock Principles — five core principles which unify our workforce and guide how we interact with each other, our clients and the communities in which we operate:

We are a fiduciary to our clients	We are One BlackRock	We are passionate about performance	We take emotional ownership	We are committed to a better future
Read more about the BlackRock Principles on our website at www.blackrock.com.

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Corporate Governance
Connectivity and Inclusion
BlackRock’s approach to building a connected and inclusive culture is aligned with our business priorities and long-term objectives. Delivering for our clients requires attracting the best people from across the world. BlackRock is committed to creating an environment that supports top talent and fosters diverse perspectives to avoid groupthink. Creating a connected and inclusive culture where people with new ideas and fresh perspectives can thrive is core to our 1BLK principle. These values have been fundamental to BlackRock since its founding 38 years ago.
Over the past two years, the firm welcomed thousands of new colleagues through acquisitions. These employees play a crucial role in driving our success going forward, and a connected and inclusive culture is imperative to enabling that objective.
Since 2020, BlackRock has published annual SASB-aligned disclosure and EEO-1 reports, which provide information about the firm’s workforce, including workforce composition. Of the Company’s approximately 24,900 employees as of December 31, 2025, 40% were based in the Americas, 31% in Europe, the Middle East and Africa, and 29% in Asia Pacific.
Employee Engagement
We value continuous dialogue with our employees to better understand their experiences at the firm and assess the efficacy of our human capital management practices. We have several employee engagement mechanisms including:
•Global employee opinion surveys;
•Interactive events and communications;
•The sponsorship of employee networks, which are open to all employees; and
•Local community involvement.
The employee opinion surveys, which we conduct throughout the year, provide us with actionable feedback for our teams and for BlackRock as a whole. Additionally, we use ongoing lifecycle surveys to collect feedback at various points along the employee journey. We work to keep our employees informed and engaged through a regular cadence of communications and events, including newsletters, global and local townhalls and messages from leaders with timely business and organizational updates and culture-building opportunities.
BlackRock believes that employees value opportunities to give back to their communities. Through local, employee-led BlackRock Gives committees, the Company supports nonprofit organizations nominated by employees in the communities where it operates. In addition, the Company has a matching gifts program that matches an employee’s donations to eligible charitable organizations for up to $10,000 a year. BlackRock also matches volunteer time with eligible charities and full-time employees may take up to two paid volunteer days.
Recruiting, Training and Development
We recognize that, like all companies, we are operating in an increasingly competitive environment. As such, the Company engages in efforts to reach top talent.
BlackRock’s culture of learning is designed to help employees grow and thrive at each stage of their career. One example is the BlackRock Academies, our online, on-demand suite of interactive resources and courses, which enable employees to build skills in specific facets of our business and purpose. We believe these opportunities play an important role in engaging our employees.

In the spirit of attracting talent from broad backgrounds, BlackRock also provides formal recruiting programs for Veterans (former service members transitioning to civilian careers) and Returners (individuals who have taken a career break of 18 months or more).

We also believe that a critical driver of the firm’s future success is our ability to grow strong leaders and people managers. We invest in leadership development programs designed to foster career growth. People managers have access to coaching and the Managing at BlackRock program to assist in building valuable skills.

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Compensation, Wellness and Benefits
Our compensation and benefits practices are designed to: attract, motivate and retain talented employees; align employee incentives and risk-taking with those of the firm and the interests of our clients; and support employees and their families across many aspects of their lives. We have a strong pay-for-performance culture and an annual compensation process that takes into consideration firmwide results, individual business results and employee performance, as well as market benchmarks.
We offer a wide range of benefits that are regularly reviewed in accordance with market practices and the local requirements of our offices, including, where applicable, retirement savings plans, a flexible time off policy and flexible working arrangements, parental leave and family forming benefits, such as fertility benefits, adoption and surrogacy assistance, and backup elder and childcare benefits. Comprehensive healthcare and mental-health benefits are also offered to eligible employees, including medical, dental and vision coverage, health savings and spending accounts, counseling services, an employee assistance program and access to telemedicine services, where available. We also offer a Mental Health Ambassador program that is comprised of global volunteers across office locations who are trained in empathetic listening skills and can direct interested colleagues to benefits, tools and resources to support mental health.

BlackRock also maintains an Employee Stock Purchase Plan (“ESPP”). The ESPP provides participating employees in the U.S., U.K., Australia, Hong Kong, Singapore, and Canada with the opportunity to share in the ownership of the Company by purchasing BlackRock stock at a discounted price.

We prioritize protecting the rights of our workforce. We have implemented policies related to harassment prevention and compliance with applicable equal employment opportunity and overtime regulations and are committed to providing a safe and healthy work environment. To do this, we design global programs, including environmental and occupational health and safety programs, to meet or exceed local requirements. Moreover, we encourage all employees to raise issues of concern and assure employees that they may do so without fear of retaliation.
Board Oversight of Human Capital Management
Our Board plays an important role in the oversight of human capital management and devotes one Board meeting annually to an in-depth review of BlackRock’s culture, talent development, retention and recruiting initiatives, human capital management strategy, leadership and succession planning, and employee feedback.
Moreover, the MDCC periodically reviews the efforts and developments related to the firm’s human capital management strategy. For a discussion on how these efforts and developments are considered in the performance assessments of BlackRock’s NEOs, see “2025 NEO Compensation and Performance Summaries” beginning on page 76.

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Corporate Governance
Corporate Governance Practices and Policies
Management Succession Planning
Succession planning for our CEO and other senior executives is a key part of our Board’s annual review of human capital management. As part of this review, the Board focuses on whether BlackRock has the right people in place to execute our long-term strategic plans, and on our ability to identify, attract, develop, promote and retain future senior executives. An important element of the succession planning across the organization is a commitment to building leadership from within BlackRock.

During these reviews, the Board discusses:
•Potential successors to the CEO in the event of an emergency or the CEO’s retirement;
•CEO recommendations and evaluations of potential successors for BlackRock’s top executives, along with a review of any development plans for these individuals; and
•Our approach to developing future senior leaders.

Global Insider Trading Policy
BlackRock has an insider trading policy governing the purchase, sale, and other dispositions of our securities by our directors, officers and employees, and repurchases by BlackRock, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us.
BlackRock Public Policy Engagement and Political Participation Policies
BlackRock believes that responsible corporate citizenship requires active engagement in legislative and regulatory processes. As part of our responsibilities to our shareholders and clients, BlackRock advocates for public policies that we believe are in our shareholders’ and clients’ long-term best interests. We support the creation of regulatory regimes that increase financial market transparency, protect investors and facilitate responsible growth of capital markets, while preserving consumer choice and properly balancing benefits versus implementation costs. BlackRock comments on public policy topics through, among other things, our published ViewPoints, which examine public policy issues and assess their implications for investors, and through comment letters and consultation responses that we submit to policymakers. We believe in the value of open dialogue and transparency on these important issues. Our position papers and letters are available on the “Insights – Public Policy” section of our website.
GOVERNANCE OF PUBLIC POLICY ENGAGEMENT
BlackRock’s Global Corporate Affairs team includes Corporate Communications, Government Affairs & Public Policy (“GAPP”), Corporate Sustainability, and Social Impact. As stewards of BlackRock’s brand and reputation, Global Corporate Affairs aims to tell the firm’s story in a way that resonates globally and locally, to build relationships of trust, and to enable positive outcomes for our business and clients.
BlackRock’s engagements with policymakers and advocacy on public policy issues are coordinated by the GAPP team. Since the GAPP team was created in 2009, it has established BlackRock as a respected advocate for investors and the millions of retirees we serve. Members of GAPP work closely with business and legal teams to identify legislative and regulatory priorities, both regionally and globally, that protect investors, increase shareholder value and facilitate responsible economic growth.
Our Board and the NGC are briefed by the Global Head of Corporate Affairs and his team on a periodic basis to keep our directors apprised of our advocacy initiatives and priorities. Members of GAPP and executive leadership regularly meet with and exchange views on legislation and regulatory priorities with public officials and policymakers, regionally and globally, and provide such individuals with educational materials to help inform their decisions.

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Corporate Governance
TRADE ASSOCIATIONS
As part of BlackRock’s engagement in the public policy process, BlackRock participates in a number of trade associations that advocate for and shape public policy positions that are important to the asset management industry and the global business community. Trade associations also provide educational, training and professional networking benefits for their members. BlackRock participates in these associations for such opportunities and to help build consensus on issues that we believe will serve investors, increase shareholder value and facilitate responsible economic growth. We do not control these organizations, and our membership and participation in these organizations are not an endorsement of all their activities and positions. Accordingly, there may be instances where specific positions diverge from those of BlackRock.
BlackRock discloses the principal trade associations to which we belong, as well as those trade associations to which we paid in excess of $25,000 in 2025 for membership fees and/or dues, on our Public Policy Engagement and Political Participation Policies webpage.

BlackRock periodically reviews our memberships in these trade associations, and the positions they support, to evaluate whether there is alignment with our views on public policy matters we consider material to our efforts to serve our investors and clients. Where we identify a significant inconsistency on a material strategic policy issue, we will discuss and review our options with respect to such organization, including the benefits and challenges associated with our continued membership. Actions that we may take to address material misalignment include engagement with the trade association, clarifying BlackRock’s position through public statements or consideration of the termination of our membership in the trade association.

POLITICAL PARTICIPATION
Our ability to engage policymakers and participate in the public policy arena is subject to extensive laws and regulations at the international, federal, state and local levels. Under U.S. federal law, BlackRock may not contribute corporate funds or make in-kind contributions to candidates for federal office or to national party committees. In addition to federal limits on corporate political action, our political contributions at the state and local level in the U.S. are governed by Municipal Securities Rulemaking Board Rule G-37, Rule 206(4)-5 of the Investment Advisers Act of 1940 and CFTC Rule 23.451, as well as applicable state and local law. Accordingly, BlackRock does not contribute corporate funds to candidates, political party committees, PACs or any political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code. Although permitted under federal and state laws, BlackRock has voluntarily elected not to spend corporate funds directly on independent expenditures for any particular candidate. Information about BlackRock’s federal lobbying activities, including contributions required to be disclosed under the Lobbying Disclosure Act of 1995, as amended, is publicly available at https://lda.senate.gov/system/public/.
BlackRock maintains a federal PAC that is funded in accordance with applicable federal law on a voluntary basis by employees of the Company who are U.S. citizens or green card holders. The PAC makes contributions at the federal level on a bipartisan basis consistent with the Company’s contribution policies and public policy goals and without regard to the private political preferences of management. As required by law, all political contributions by the PAC are reported to the Federal Election Commission and are publicly disclosed at www.fec.gov. BlackRock PAC’s contributions for 2025 are disclosed on our Public Policy Engagement and Political Participation Policies webpage.
BlackRock PAC is governed by a board chaired by the Global Head of Corporate Affairs, which provides oversight over the PAC’s activities, including fundraising, disbursements, reporting and employee engagement.
BlackRock maintains compliance processes designed to ensure that its activities are conducted in accordance with our Public Policy Engagement and Political Participation Policies and all relevant laws governing political contributions in the U.S. All employees are required to annually review and acknowledge their compliance responsibilities regarding political contributions and must submit all of their proposed personal political contributions to our Legal and Compliance Department to determine if such contributions are consistent with applicable legal restrictions.

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Corporate Governance
Shareholder Engagement and Outreach
OUR SHAREHOLDER ENGAGEMENT PROCESS
We conduct shareholder outreach throughout the year to engage with shareholders on issues that are important to them. We report back to our Board on this engagement as well as specific issues to be addressed.

Engagement
BlackRock's management, including Investor Relations and the Corporate Secretary, engage on a regular basis with shareholders to solicit feedback on a variety of corporate governance matters, including, but not limited to, executive compensation, corporate governance policies and corporate sustainability practices. Our directors have also engaged directly with shareholders.

Communication
BlackRock routinely interacts and communicates with shareholders through a number of other forums, including quarterly earnings presentations, SEC filings, the Annual Report and Proxy Statement, the annual shareholder meeting, investor meetings, and conferences and web communications.

Feedback
BlackRock’s management shares shareholder feedback and trends and developments about corporate governance, executive compensation and corporate sustainability matters with our Board, MDCC and NGC as BlackRock seeks to enhance our practices and improve our disclosures.

Also see “Compensation Discussion and Analysis” beginning on page 54 for a discussion of our compensation-related shareholder engagement initiatives and our 2025 say-on-pay vote result.
Communications with the Board
Shareholders and other interested parties may contact any member (or all members) of the Board, any Committee or any Chair of any such Committee by mail or electronically, as follows:

Mail: BlackRock, Inc. Attn: Board of Directors c/o Corporate Secretary 50 Hudson Yards New York, New York 10001
Online:
Go to the BlackRock website at https://ir.blackrock.com. Under the headings “Governance / Governance Overview / Contact Our Board of Directors,” you will find a link that may be used for writing an electronic message to the Board, the Lead Independent Director, any individual director or any group or committee of directors.

BlackRock’s Corporate Communications, Investor Relations or Legal and Compliance Departments will review communications received to determine whether the contents represent a message or matter for our directors’ review. Requests for a meeting with any member of the Board will also be reviewed accordingly and, if appropriate, arranged by Investor Relations and the Corporate Secretary. Concerns relating to accounting, internal controls or auditing matters are handled in accordance with established procedures.
Shareholders are encouraged to visit the “Governance / Governance Overview” page of the BlackRock website at https://ir.blackrock.com for the Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Chief Executive and Senior Financial Officers and additional information about BlackRock’s Board and its Committees and other corporate governance policies.
The charters for each of the Audit Committee, the MDCC, the NGC, the Risk Committee and the Executive Committee can be found at the same website address. In addition, BlackRock intends to satisfy any disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Ethics for Chief Executive and Senior Financial Officers by posting such information on its corporate website.
BlackRock will provide a copy of these documents without charge to each shareholder upon written request. Requests for copies should be addressed to the Corporate Secretary, BlackRock, Inc., 50 Hudson Yards, New York, New York 10001.

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Corporate Governance
2025 Director Compensation
Independent directors receive compensation, including retainers and equity awards, for their service and dedication to our Company. The goal of our director compensation program is to pay directors fairly for work required for a company of our size and scope as a global investment management firm, and to help attract, motivate and retain directors capable of making significant contributions to the long-term success of our Company. In order to further align the interests of our directors with the interests of our shareholders, our independent directors are required to own a minimum target number of shares, as described below.
The MDCC is responsible for reviewing director compensation periodically and making recommendations to the Board. The MDCC also reviews the director compensation practices of peer corporations. For more information on these peer groups, please refer to “Role of the Compensation Consultant” on page 74.
How Our Director Compensation Program Aligns with Long-Term Shareholder Interests

FOCUS ON EQUITY COMPENSATION The largest portion of independent director compensation is the Annual Equity Grant, which is payable in deferred stock units.
STOCK OWNERSHIP REQUIREMENT
All independent directors are required to own shares valued at a minimum of $500,000 (i.e., five times the annual board retainer) within five years of joining the Board. All directors have met or are on track to meet this requirement.

2025 Elements of Director Compensation
For services provided in 2025, each independent director received an Annual Retainer paid quarterly in arrears at an annualized rate of $100,000 (prorated for directors joining mid-year), and our Lead Independent Director received an additional Annual Retainer of $100,000. In addition, independent directors serving on Committees received Committee Annual Retainers paid quarterly in arrears at the annualized rates specified in the table on page 44. Each independent director had the right to elect to receive all or a portion of his or her Annual Retainer and Committee Annual Retainers in the form of BlackRock common stock with equivalent fair market value.
In January 2025, each then-serving independent director received an Annual Equity award, awarded in deferred stock units valued at $250,000. The award vested upon a director’s election or re-election, as applicable, at the 2025 Annual Meeting of Shareholders and will be settled in shares of BlackRock common stock. The settlement of the Annual Equity awards will generally occur on the earlier of (i) the third anniversary of the date of grant and (ii) the date the director ceases to be a member of the Board, subject to the director’s deferral election, as described on the following page.

BLACKROCK, INC. | 2026 PROXY STATEMENT	43

Corporate Governance
For independent directors joining the Board after the January grant date of Annual Equity awards but on or before November 30th of the same year, the director will receive, as of the date of his or her appointment to the Board, an initial equity award of deferred stock units (which will be prorated in the case of directors joining after the date of the annual meeting for such year but on or before November 30th of such year). The initial equity awards for new directors vest upon re-election on the date of the next annual meeting following the date of the director’s appointment.
The following table shows the elements of director compensation provided by BlackRock for services in 2025.

Director Compensation Element	Payment or Value of Equity

Board Service(1)			Board Service Annual Payments Stock Ownership Requirement $500,000 within five years of joining the Board
Annual Retainer(2)	$100,000
Annual Equity Grant(3)	$250,000 in the form of deferred stock units
Lead Independent Director	$100,000

Committee Service
Committee Annual Retainers(1)(2)(4)	Chair	Member
Audit Committee	$40,000	$25,000
MDCC	$30,000	$15,000
NGC	$30,000	$15,000
Risk Committee	$30,000	$15,000

(1)Board and Committee Service Retainers and Annual Equity Grants. Directors may elect to receive their annual Board and Committee service retainers in the form of BlackRock common stock, cash, or a combination of cash and stock. With respect to the portion, if any, elected to be paid in stock, the director may elect, no later than December of the prior calendar year, to (i) receive such shares quarterly, (ii) defer delivery until after the director ceases to be a member of the Board, or (iii) defer delivery to five equal annual installments after the director ceases to be a member of the Board. Similarly, with respect to the director’s Annual Equity Grant, the director may elect, no later than December of the prior calendar year, to have vested shares delivered on the scheduled settlement date (i.e., three years from the grant date, or, if earlier, the date the director ceases to be a member of the Board), defer delivery until after the director ceases to be a member of the Board, or defer delivery to five equal annual installments after the director ceases to be a member of the Board.
(2)Timing of Annual Retainer Payments. Annual Board and Committee service retainers are paid in January, April, July and October, based on service during the prior quarter (subject to the director’s deferral elections as described in footnote (1) above). New Board members rotating through the standing Committees receive one general Committee retainer.
(3)Annual Equity Awards. Directors (other than Mr. Fleming and Ms. Murphy) were granted an Annual Equity award in January 2025, which vested following their election (or re-election) to the Board at the Annual Meeting of Shareholders on May 15, 2025. Mr. Fleming and Ms. Murphy were granted initial equity awards on May 15, 2025 in connection with their election to the Board, which will vest on the date of the Annual Meeting if they are re-elected as directors.
(4)Office and Administrative Support. From time to time, the Company also makes available, as an accommodation to all of its directors upon request, basic office space at its existing locations and administrative support, as needed.

44	BLACKROCK, INC. | 2026 PROXY STATEMENT

Corporate Governance
Directors in 2025 who were also employees and executive officers of BlackRock are not listed in the table below because they did not receive compensation for serving as directors or Committee members. In 2025, the directors listed below each received the amounts set forth below and were also reimbursed for reasonable business travel and related expenses.
2025 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Pamela Daley	162,733	248,930	411,663
William E. Ford	145,224	248,930	394,154
Gregory J. Fleming(3)	82,500	251,656	334,156
Fabrizio Freda	114,653	248,930	363,583
Murry S. Gerber	215,000	248,930	463,930
Margaret “Peggy” L. Johnson	139,921	248,930	388,851
Cheryl D. Mills	130,000	248,930	378,930
Kathleen Murphy(3)	94,430	251,656	346,086
Amin H. Nasser	114,653	248,930	363,583
Gordon M. Nixon	145,224	248,930	394,154
Adebayo Ogunlesi(4)	—	—	4,038,215
Kristin C. Peck	122,528	248,930	371,458
Charles H. Robbins	114,653	248,930	363,583
Marco Antonio Slim Domit	69,771	248,930	318,701
Hans E. Vestberg	139,942	248,930	388,872
Susan L. Wagner	155,000	248,930	403,930
Mark Wilson	155,000	248,930	403,930
(1)Includes fees (i.e., Annual Retainers and Committee Annual Retainers, as described above) paid in cash or shares of BlackRock common stock at the election of each director. The portion of fees paid as shares of BlackRock common stock was granted quarterly on March 28, June 28, September 30 and December 31, 2025, and is valued based on the closing market prices on each grant date: $946.48 (March 28), $1,049.25 (June 28), $1,165.87 (September 30) and $1,070.34 (December 31). The following directors elected to receive all or a portion of their fees in common stock in lieu of cash: Ms. Daley – $162,733; Mr. Ford – $145,224; Mr. Freda – $114,653; Ms. Johnson – $139,921; Ms. Murphy - $94,430; Mr. Nasser – $114,653; Mr. Nixon – $145,223; Ms. Peck – $122,528; Mr. Robbins – $114,653; Mr. Slim – $34,771; and Mr. Vestberg – $139,942.
(2)Amounts shown in the Stock Awards column represent the grant-date fair values of Annual Equity awards granted to each non-employee director, consisting of 250 deferred stock units, except that Mr. Fleming and Ms. Murphy each received an initial equity grant of 256 deferred stock units. Grant‑date fair values are computed in accordance with ASC 718 based on the closing price of BlackRock common stock on the grant date. The number of RSUs granted was determined by dividing the intended grant value by the average of the high and low trading prices on the grant date; accordingly, the per‑share amount used to determine the number of RSUs may differ from the value shown in the table. For a description of the valuation assumptions used for these awards, see Note 18 to the consolidated financial statements in our 2025 Form 10-K. As of December 31, 2025, each non-employee director held the following outstanding deferred stock units: Ms. Daley – 4,612; Mr. Ford - 4,420; Mr. Fleming - 256; Mr. Freda - 873; Mr. Gerber - 2,866; Ms. Johnson - 2,070; Ms. Mills - 2,841; Ms. Murphy - 256; Mr. Nasser - 844; Mr. Nixon - 4,479; Ms. Peck - 1,780; Mr. Robbins - 1,486; Mr. Slim - 0; Mr. Vestberg - 1,855; Ms. Wagner - 873; Mr. Wilson - 3,073.
(3)Mr. Fleming and Ms. Murphy each received an initial equity grant of 256 deferred stock units. Grant-date fair values in the Stock Awards column are computed in accordance with ASC 718 based on the closing price of BlackRock common stock on the grant date. For a description of the valuation assumptions used for these awards, see Note 18 to the consolidated financial statements in our 2025 Form 10-K.
(4)Mr. Ogunlesi is an employee (but not an executive officer) of BlackRock. The amount shown in the table for Mr. Ogunlesi includes annual compensation paid to him for his services as an employee of BlackRock in the following amounts: a base salary of $250,000, a discretionary annual bonus for 2025 of $3,769,203, and $19,012 in company-paid premiums under an enhanced medical reimbursement plan. He is also eligible to make co-investments in certain GIP funds. Mr. Ogunlesi does not receive any additional compensation for serving as a director. The terms of Mr. Ogunlesi’s employment are set forth in an offer letter with BlackRock, pursuant to which he serves as Senior Managing Director, Chairman and Chief Executive Officer of GIP, reporting to Mr. Fink, and as a member of BlackRock’s GEC, and is eligible to receive a base salary at an annualized rate of $250,000 and an annual discretionary bonus, and is also eligible to participate in our employee benefit plans and programs; provided that beginning in 2026, Mr. Ogunlesi’s compensation may be harmonized with BlackRock’s total compensation approach for similarly-situated employees. Mr. Ogunlesi is also entitled to receive distributions in respect of carried interest, performance fees, and other similar entitlements related to certain GIP funds that will be reported as compensation when paid. In addition, for as long as he remains an employee, Mr. Ogunlesi is entitled to the use of private and first-class air travel for business purposes, participation in the enhanced medical reimbursement plan, and certain lifetime retiree medical benefits provided by GIP to its founders.

BLACKROCK, INC. | 2026 PROXY STATEMENT	45

Corporate Governance
Other Executive Officers
In addition to Messrs. Fink and Kapito, whose biographical information is included on pages 14 and 17, respectively, the following is a list of individuals serving as executive officers of BlackRock as of the date of this Proxy Statement, each of whom also serves on BlackRock’s GEC. All of BlackRock’s executive officers serve at the discretion of the Board and CEO.

Stephen Cohen age 50
Senior Managing Director, has been Chief Product Officer and Head of Global Product Solutions since January 2024. Prior to that, Mr. Cohen served as Head of Europe, Middle East and Africa (EMEA) from April 2021 to January 2024. Previously, Mr. Cohen served as Head of the iShares and Wealth businesses in EMEA and oversaw Index Investments in EMEA from 2017 to 2021. He served as Global Head of Fixed Income Indexing from 2011 to 2017. Mr. Cohen joined BlackRock in 2011 from Nomura, where he was the Global Head of Equity Linked Strategy.

Robert L. Goldstein age 52
Senior Managing Director, has been Chief Operating Officer since 2014. Prior to assuming the COO role, he led BlackRock’s Institutional Client Business from 2012 to 2014. Mr. Goldstein has spent his entire career at BlackRock, beginning in 1994 as an analyst in the Company’s Portfolio Analytics Group.

Caroline Heller age 48
Senior Managing Director, has been Global Head of Human Resources since January 2023. Prior to becoming Global Head of Human Resources, Ms. Heller was the Head of Talent and Business Partners from May 2021 to December 2022. Before joining BlackRock, Ms. Heller worked at Goldman Sachs for over 20 years, where she held several leadership roles in Human Capital Management, including serving as Head of the Business Partners and Talent Acquisition teams from May 2020 to February 2021 and Head of Talent Management from January 2018 to May 2020.

J. Richard Kushel age 59
Senior Managing Director, has been Head of the Portfolio Management Group, which encompasses BlackRock’s liquid markets, active investing across Fixed Income, Equities and Multi-Asset Strategies, since 2020. Mr. Kushel’s prior roles include heading Multi-Asset Strategies, Global Fixed Income, Strategic Product Management, BlackRock Investment Stewardship, and the BlackRock Investment Institute. He also previously served as Chief Product Officer and Deputy Chief Operating Officer. Mr. Kushel has been with BlackRock since 1991.

Rachel Lord age 60
Senior Managing Director, has been Head of International since January 2024. Prior to this, Ms. Lord served as Head of Asia Pacific from May 2021 to January 2024, and Head of EMEA from 2017 to May 2021. From 2013 to 2017, she was EMEA Head of iShares and Head of Global Clients, ETF and Index Investments. Ms. Lord joined BlackRock in November 2013 from Citigroup where she was Global Head of Corporate Equity Derivatives.

Christopher J. Meade age 57
Senior Managing Director, has been Chief Legal Officer of BlackRock since 2016 and General Counsel since 2015. Before joining BlackRock in 2015, Mr. Meade was the General Counsel of the U.S. Department of the Treasury. Previously, he was a partner with the law firm of Wilmer Cutler Pickering Hale and Dorr. Earlier in his career, Mr. Meade served as a law clerk to Justice John Paul Stevens on the U.S. Supreme Court and Judge Harry T. Edwards of the U.S. Court of Appeals for the D.C. Circuit.

Martin S. Small age 50
Senior Managing Director, has been Chief Financial Officer of BlackRock since February 2023, and also serves as BlackRock’s Global Head of Corporate Strategy. Previously, Mr. Small was Head of U.S. Wealth Advisory from 2018 to February 2023 and Head of U.S. and Canada iShares from 2014 to 2018. From 2008 to 2014, he helped establish, and served in global and regional leadership roles for, the Financial Markets Advisory group. Mr. Small joined BlackRock in 2006 as a member of the Legal & Compliance Department. Prior to joining BlackRock, Mr. Small was a corporate lawyer with the law firm of Davis Polk & Wardwell in New York and a federal law clerk for the Honorable Richard Owen of the U.S. District Court for the Southern District of New York.

46	BLACKROCK, INC. | 2026 PROXY STATEMENT

Ownership of BlackRock Common Stock
The following table includes certain information about the beneficial ownership of BlackRock’s voting securities as of March 31, 2026, by:
•Each person who is known by BlackRock to own beneficially more than 5% of any class of outstanding voting securities of BlackRock;
•Each of BlackRock’s directors and nominees;
•Each of the NEOs named in the 2025 Summary Compensation Table; and
•All of BlackRock’s executive officers and directors as a group.
Except as otherwise noted, each individual exercises sole voting power or investment power over the shares of voting securities shown. The number of shares of voting securities shown in the following table as beneficially owned by each director and executive officer is determined under the rules of the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the table, beneficial ownership includes any shares of voting securities as to which the individual has sole or shared voting power or investment power and also any shares of common stock that the individual has the right to acquire within 60 days of March 31, 2026, through the exercise of any option, warrant or right. Fractional shares have been rounded to the nearest whole number.
As of March 31, 2026, there were [ ] shares of BlackRock common stock outstanding.

	Amount of Beneficial Ownership of Common Stock(1)		Percent of Common Stock Outstanding	Deferred/ Restricted Stock Units and Stock Options(2)	Total
[The Vanguard Group, Inc.]	[12,890,008]	(3)	[ ]	—	[12,890,008]	(3)
[100 Vanguard Blvd. Malvern, PA 19355]
BlackRock, Inc.	9,580,403	(4)	[ ]	—	9,580,403	(4)
50 Hudson Yards New York, NY 10001
Kuwait Investment Authority, acting for and on behalf of the Government of the State of Kuwait	7,993,064	(5)	[ ]	—	7,993,064	(5)
Ministries Complex, Block 3 Safat, Kuwait 13001
Pamela Daley	[ ]		[ ]	[ ]	[ ]
Laurence D. Fink	[ ]		[ ]	[ ]	[ ]
Gregory J. Fleming	[ ]		[ ]	[ ]	[ ]
William E. Ford	[ ]		[ ]	[ ]	[ ]
Fabrizio Freda	[ ]		[ ]	[ ]	[ ]
Murry S. Gerber	[ ]		[ ]	[ ]	[ ]
Robert L. Goldstein(6)	[ ]		[ ]	[ ]	[ ]
Margaret “Peggy” L. Johnson(6)	[ ]		[ ]	[ ]	[ ]
Robert S. Kapito(6)	[ ]		[ ]	[ ]	[ ]
J. Richard Kushel(6)	[ ]		[ ]	[ ]	[ ]
Gregg R. Lemkau	[ ]		[ ]	[ ]	[ ]
Cheryl D. Mills	[ ]		[ ]	[ ]	[ ]
Kathleen Murphy	[ ]		[ ]	[ ]	[ ]
Amin H. Nasser(6)	[ ]		[ ]	[ ]	[ ]

BLACKROCK, INC. | 2026 PROXY STATEMENT	47

Ownership of BlackRock Common Stock

	Amount of Beneficial Ownership of Common Stock(1)	Percent of Common Stock Outstanding	Deferred/ Restricted Stock Units and Stock Options(2)	Total
Gordon M. Nixon	[ ]	[ ]	[ ]	[ ]
Adebayo Ogunlesi(6)	[ ]	[ ]	[ ]	[ ]
Kristin C. Peck	[ ]	[ ]	[ ]	[ ]
Charles H. Robbins	[ ]	[ ]	[ ]	[ ]
Martin S. Small	[ ]	[ ]	[ ]	[ ]
Hans E. Vestberg	[ ]	[ ]	[ ]	[ ]
Susan L. Wagner(7)	[ ]	[ ]	[ ]	[ ]
Mark Wilson	[ ]	[ ]	[ ]	[ ]
All directors and executive officers as a group (26 persons)(6)	[ ]	[ ]%	[ ]	[ ]
*    The number of shares of common stock held by such individual is less than 1.0% of the outstanding shares of common stock.
(1)Does not include unvested/unsettled RSUs and stock options.
(2)Includes deferred and restricted stock units, and stock options that have vested or vest within 60 days of March 31, 2026. Does not include BPIP awards.
(3)[Based on a review of the Schedule 13G/A filed on February 13, 2024 by The Vanguard Group, Inc. (“Vanguard”). Vanguard reported it held 0 shares with sole voting power, 180,193 shares with shared voting power, 12,258,524 shares with sole dispositive power and 631,484 shares with shared dispositive power. Vanguard has entered into a letter agreement with BlackRock pursuant to which, for any annual or special meeting of BlackRock’s shareholders or solicitation of consents with respect to the election of directors, Vanguard will grant a proxy to vote any shares of BlackRock common stock owned by Vanguard in excess of 10% of the outstanding BlackRock shares in proportion to the votes of other shares of BlackRock common stock on matters presented for shareholder approval.]
(4)Based on a review of the Schedule 13G/A filed on February 9, 2024 by BlackRock, Inc. BlackRock, Inc. reported it held 8,562,270 shares with sole voting power, 0 shares with shared voting power, 9,580,403 shares with sole dispositive power and 0 shares with shared dispositive power, all of which are beneficially owned by funds managed by subsidiaries of BlackRock, Inc. Voting recommendations regarding these shares are made by an independent third party voting service provider to avoid potential conflicts of interest.
(5)Based on a review of the Schedule 13G filed on July 7, 2020 by the Kuwait Investment Authority (the “KIA”), acting for and on behalf of the Government of the State of Kuwait. The KIA reported it held 0 shares with sole voting power, 7,993,064 shares with shared voting power, 0 shares with sole dispositive power and 7,993,064 shares with shared dispositive power.
(6)Includes shares of BlackRock common stock held jointly, indirectly and/or in trust (other than shares the beneficial ownership of which has been disclaimed).
(7)Includes shares of BlackRock common stock held through a trust over which Ms. Wagner has investment control.
Delinquent Section 16(a) Reports
SEC rules require the Company to disclose whether any of its directors, officers, and beneficial owners of more than 10% of common stock did not timely file reports required by Section 16(a) of the Exchange Act during the most recent fiscal year. As a practical matter, the Company assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. The Company believes that during the past fiscal year, all Section 16 reports for its directors and officers were timely filed, except for one late Form 4 made on behalf of each of Gregory J. Fleming and Kathleen Murphy due to a BlackRock administrative error. Specifically, changes to BlackRock’s director compensation program, which modified the timing of equity awards for new directors, were not timely applied in BlackRock’s system to Mr. Fleming and Ms. Murphy, who joined the Board following those changes. Accordingly, the related Forms 4 were not timely filed.

48	BLACKROCK, INC. | 2026 PROXY STATEMENT

Certain Relationships and Related Transactions
Transactions with BlackRock Directors, Executive Officers and Other Related Parties
From time to time, certain directors, their family members and related charitable foundations may have investments in various BlackRock investment vehicles or accounts. For certain types of products and services offered by BlackRock’s subsidiaries, BlackRock directors may receive discounts that are available to our employees generally. In addition, certain of the companies or affiliates of the companies that employ BlackRock’s independent directors may have investments in various BlackRock investment vehicles or accounts or may receive advisory, technology and risk management services. These investments and services are entered into in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with similarly situated customers and eligible employees.
One of our directors, Adebayo Ogunlesi, indirectly through a limited liability company he controls (the “Aircraft LLC”), is a party to an aircraft lease agreement (the “GIP Aircraft Lease”) with GIP. Following the closing of the GIP acquisition, BlackRock assumed GIP’s obligations under the GIP Aircraft Lease. Pursuant to the GIP Aircraft Lease, BlackRock is responsible for lease and other trip specific costs for use of a private aircraft by Mr. Ogunlesi for business travel. Our cost under the GIP Aircraft Lease for use of the aircraft by Mr. Ogunlesi for business travel in 2025 was $6.0 million. Mr. Ogunlesi has a separate lease agreement with the Aircraft LLC for the lease of the aircraft for his personal travel for which he bears the cost.
The daughter of Mark Wilson, one of our directors, is employed by BlackRock, Inc. as an Associate in our Private Financing Solutions Environmental, Social and Governance group. In 2025, Ms. Wilson earned cash compensation of approximately £112,500. The compensation for Ms. Wilson is commensurate with her peers’ compensation and established in accordance with our compensation practices applicable to employees with equivalent qualifications, experience and responsibilities. In addition, Ms. Wilson participates in employee benefit plans and programs generally made available to employees of similar responsibility levels.
How We Review, Approve or Ratify Transactions with Related Persons
The Board has adopted a written policy regarding related person transactions, which governs and establishes procedures for approving and ratifying related person transactions.

The policy defines a related person transaction as any transaction or arrangement in which the amount involved exceeds $120,000, where BlackRock or any of its subsidiaries is a participant and a related person has a direct or indirect material interest. For purposes of the policy, a “related person” is any person who is, or was during the last fiscal year, a BlackRock director or executive officer, or a director nominee, or any person who is a beneficial owner of more than 5% of any class of BlackRock’s voting securities, or any immediate family member of any of the foregoing persons.

Related person transactions must be approved or ratified by a majority of the members of the NGC or the Board. In the event it is not practicable for BlackRock to wait for approval until the next meeting of the NGC or the Board, the Chair of the NGC may approve the transaction. In reviewing any related person transaction, all of the relevant facts and circumstances must be considered, including:
•The related person’s relationship to BlackRock and his or her interest in the transaction;
•The benefits to BlackRock;
•The impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer;
•The availability of comparable products or services that would avoid the need for a related person transaction; and
•The terms of the transaction and the terms available to unrelated third parties or to employees generally.

BLACKROCK, INC. | 2026 PROXY STATEMENT	49

Management Development & Compensation Committee Interlocks and Insider Participation
The members of the MDCC during 2025 were Mses. Daley, Mills and Peck and Messrs. Ford (Chair), Nixon and Wilson. No member of the MDCC was, during the fiscal year, an officer or employee, or formerly an officer or employee, of BlackRock or involved in any related person transactions requiring disclosure in this Proxy Statement.
No executive officer of BlackRock served as a:
•Member of the MDCC (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on the MDCC;
•Director of another entity, one of whose executive officers served on the MDCC; or
•Member of the MDCC (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served as a director of BlackRock.

50	BLACKROCK, INC. | 2026 PROXY STATEMENT

ITEM 2 Approval, in a Non-Binding Advisory Vote, of the Compensation for Named Executive Officers

Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to approve the compensation of our NEOs as disclosed in this Proxy Statement.
While this vote is advisory, and not binding on the Company, it will provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices. We value the opinions of our shareholders and, to the extent there is any significant vote against the compensation of our NEOs as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the MDCC will evaluate whether any actions are necessary to address those concerns.

Before You Vote
In considering your vote, we encourage shareholders to review the information on BlackRock’s compensation policies and decisions regarding our NEOs presented in the summary of our executive compensation practices on page 90, as well as the “Annual Message from the Chair of the Management Development & Compensation Committee” on page 52 and our “Compensation Discussion and Analysis” beginning on page 54.
•Our pay-for-performance compensation philosophy is structured to align management’s interests with our shareholders’ interests.
•A significant portion of total compensation for executives is closely linked to BlackRock’s financial and operational performance as well as BlackRock’s common stock price performance.
•BlackRock has adopted strong governance practices for its employment and compensation programs.
•Our compensation programs are reviewed periodically to ensure that they do not promote excessive risk-taking.

Our Board’s current policy is to conduct annual advisory votes to approve the compensation of our NEOs, and we expect to conduct the next advisory vote at our 2027 Annual Meeting of Shareholders.

Board Recommendation

The Board of Directors unanimously recommends you vote “FOR” the approval of the compensation of our NEOs.

BLACKROCK, INC. | 2026 PROXY STATEMENT	51

Item 2 Approval, in a Non-Binding Advisory Vote, of the Compensation for Named Executive Officers
Annual Message from the Chair of the Management Development & Compensation Committee
To My Fellow Shareholders,
Over the past several years, BlackRock and I have maintained ongoing dialogue with shareholders on executive compensation. We have continued to broaden and deepen our engagement to better understand shareholders’ diverse views and incorporate them into the MDCC’s ongoing oversight.
Our engagements reinforced several key themes:
•Shareholders broadly share the core principle of BlackRock’s executive compensation program: paying for performance that serves shareholders’ long-term interests.
•Many of our largest shareholders understand how our compensation design and governance processes seek to deliver on this principle and expressed continued support for the program and its effectiveness.
•Some shareholders shared a range of questions and ideas that, while not consistent with views expressed by most shareholders, still provide valuable insight into shareholders’ evolving expectations and will continue to inform the MDCC’s oversight around the framework we use to determine variable pay decisions for NEOs.
•From these discussions over the past two years, we concluded that the majority of shareholders continue to support our executive compensation approach and we will continue to seek ways to most effectively and transparently communicate our pay program’s thoughtful approach and alignment to shareholder interests.
Guided by these themes, you will see that our 2025 NEO pay outcomes and CD&A disclosure reflect several updates, including:
•Increased emphasis on performance-based long-term equity through our BPIP awards. We will continue to pre-disclose the financial goals we set in that program, including increased long-term organic revenue growth targets that represent market-leading outcomes;
•Enhanced alignment of leadership to BlackRock’s private markets growth strategy and long-term enterprise value creation, reinforced by the allocation of long-term carried interest awards to two additional NEOs and newly expanded executive stock ownership expectations; and
•Refined disclosure intended to provide greater insight into program design, outcomes and the MDCC’s perspective, particularly with respect to the NEO Total Incentive Award determination process the Committee has thoughtfully evolved in recent years to enhance its depth and granularity.

Looking Ahead

The MDCC members and I continue to focus on delivering a compensation program designed and maintained to serve shareholders’ long-term interests – consistent with the outcomes that both the MDCC and shareholders commonly prioritize.

We advance these priorities through a program that aims to:
•Drive and reward leadership decisions and behaviors that advance shareholders’ and clients’ interests while maintaining an appropriate long-term perspective;
•Produce compensation outcomes demonstrably aligned with performance, where superior performance earns superior reward and underperformance results in meaningfully lower reward;
•Ensure NEO incentives align with long-term enterprise strategy and shareholder interests in a durable manner across market cycles, minimizing the need for changes to core program design;
•Support our ability to attract, motivate, and retain top talent while enabling effective succession planning; and
•Provide transparent disclosure that enables shareholders to evaluate pay outcomes relative to our performance, strategic objectives, and these stated priorities for the program.

I invite shareholders to review the Compensation Discussion and Analysis (CD&A) that follows, evaluate our executive compensation program against these priorities, and continue to engage with BlackRock by asking questions and sharing feedback.

Thank you again for your engagement and perspectives. On behalf of the MDCC, I respectfully ask for your support at our 2026 Annual Meeting of Shareholders.
Sincerely,
William E. Ford

52	BLACKROCK, INC. | 2026 PROXY STATEMENT

Management Development & Compensation Committee Report
Management Development & Compensation Committee Report on Executive Compensation for Fiscal Year 2025
The MDCC has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Members of the MDCC
William E. Ford, Chair
Pamela Daley
Cheryl D. Mills
Kathleen Murphy
Gordon M. Nixon
Kristin C. Peck
Mark Wilson

BLACKROCK, INC. | 2026 PROXY STATEMENT	53

Executive Compensation
BlackRock’s executive compensation program is designed to align management incentives with the long-term interests of our shareholders. Our total annual compensation structure embodies our commitment to align pay with performance. The Compensation Discussion and Analysis provides shareholders with information about BlackRock’s business and 2025 financial performance, our disciplined compensation approach and 2025 compensation decisions for our NEOs, listed below.

Laurence D. Fink Chairman and Chief Executive Officer

Robert S. Kapito President

Robert L. Goldstein Chief Operating Officer

Martin S. Small Chief Financial Officer and Global Head of Corporate Strategy

J. Richard Kushel Head of Portfolio Management Group

COMPENSATION SECTION ROADMAP

1. Introduction	2. Our Executive Compensation Program and Mechanics	3. 2025 NEO Compensation and Performance Summaries	4. Compensation Policies and Practices

54	BLACKROCK, INC. | 2026 PROXY STATEMENT

Executive Compensation
1. Introduction

BLACKROCK SHAREHOLDER VALUE FRAMEWORK
BlackRock is committed to delivering long-term shareholder value. We believe that management can influence key drivers of shareholder value over the long term, even while short-term financial results may be affected by global capital market conditions.
As described below, BlackRock’s shareholder value creation framework is based on our long-term ability to:

Organic Growth	+	Operating Leverage	+	Capital Management	=	Long-Term Value Creation

Generate differentiated organic growth;		Leverage our scale for the benefit of clients and shareholders; and		Return capital to shareholders on a consistent and predictable basis.		Deliver shareholder value through performance, client focus and analytics.
BlackRock seeks to deliver value for shareholders over time by, among other things, capitalizing on BlackRock’s differentiated competitive position as an investment and technology solutions provider across public and private markets; focusing on strong investment performance; and underpinning our work with technology, data and analytics.
This approach better enables us to grow our business by adding new AUM and increasing technology services revenue, resulting in Organic Revenue Growth.(1) BlackRock’s scale is one of the firm’s key strategic advantages and an important driver of operating leverage that benefits our clients, shareholders, employees and the communities in which we operate. Our scale benefits numerous areas of our business, including our index-based and cash investment strategies, brand spend, technology platform, and our external vendor relationships.
In addition to leveraging our scale, investing for the long term is a key element of our strategy. Our diversified platform, across styles, products, client types and geographies, enables us to generate stable cash flow through market cycles and positions BlackRock to consistently invest for future growth and return capital to our shareholders. For more details, refer to “Business Outlook” on pages 39-41 of our 2025 Form 10-K.
Altogether, BlackRock’s shareholder value framework—and the executive compensation program that supports it—has underpinned the Company’s history of shareholder value creation. The strength of this value creation framework is demonstrated by BlackRock's long-term track record:

Total Shareholder Return (Cumulative, through 2025)(2)
1-year	3-year	5-year	10-year	20-year	Since 1999 (IPO)
7%	62%	67%	303%	1,490%	12,568%
(1)Organic Revenue Growth is a measure of the estimated annual revenue impact of BlackRock’s total net new business in a given year, including net new technology services revenue, excluding the effect of market appreciation or depreciation and foreign exchange. Organic Revenue is not directly correlated with the actual revenue earned in a given year.
(2)Assumes reinvestment of all dividends.

BLACKROCK, INC. | 2026 PROXY STATEMENT	55

Executive Compensation
2025 FINANCIAL PERFORMANCE(1)
BlackRock delivered strong performance across our entire platform. We executed on organic and inorganic growth opportunities and delivered exceptional results. BlackRock generated a record $698 billion of total net inflows in 2025, representing 6% organic asset growth and 9% organic base fee growth. BlackRock grew revenue by 19%, operating income, as adjusted, by 18% and EPS, as adjusted, by 10%. We returned over $5.0 billion to shareholders through a combination of dividends and share repurchases. Our strong growth and momentum led us to increase our 2026 dividends per share by 10%.

DIFFERENTIATED ORGANIC GROWTH	OPERATING LEVERAGE

BlackRock generated 6% organic asset growth and 9% organic base fee growth in 2025.
•Total net inflows of $698 billion, positive across active, index and all asset classes, represented organic asset growth of 6%, compared to Traditional Peers(2) who saw, on average, 1% organic asset growth.
•Technology services and subscription revenue grew 24% and annual contract value increased 16% organically in 2025.
•Total revenue was up 19% from 2024 to $24.2 billion.

BlackRock’s 2025 operating margin, as adjusted, of 44.1% was down 40 basis points.
•Operating income, as adjusted, of $9.6 billion was up 18% from 2024.
•Our 2025 operating margin, as adjusted, reflected higher performance fees and related compensation, resulting in a slight margin decline.
•Excluding the impact of performance fees and related compensation, operating margin, as adjusted, increased relative to 2024.

2025 Organic Asset Growth

BlackRock	Traditional Peers(2)

Revenue ($ billions)

BlackRock Operating Income ($ billions) (as adjusted)

BlackRock Operating Margin (as adjusted)

CONSISTENT CAPITAL RETURN	EARNINGS PER SHARE

BlackRock returned a record $5.0 billion to shareholders in 2025.
•Annual dividend of $20.84 per share reflected an increase of 2% from $20.40 in 2024; and
•$1.6 billion of shares were repurchased during 2025.

BlackRock grew diluted earnings per share, as adjusted, by 10% to $48.09 in 2025.
•Higher operating income, partially offset by lower non-operating income and a higher diluted share count, drove a 10% increase in earnings per share, as adjusted.

Cash Dividends Per Share

Share Buyback ($ billions)

Net Income ($ billions) (as adjusted)

Earnings Per Share ($) (as adjusted)
(1)Amounts in this section, where noted, are shown on an “as adjusted” basis. For a reconciliation with GAAP, please see Annex A. Beginning in the first quarter of 2023, BlackRock updated the definitions of its non-GAAP financial measures to exclude the impact of market valuation changes on certain deferred cash compensation plans which the Company began economically hedging in 2023. Beginning in the third quarter of 2025, diluted earnings per share, as adjusted, assumes all Class B-2 common units ("Subco Units") of BlackRock Saturn Subco, LLC ("Subco"), a consolidated subsidiary of the Company, have been exchanged in accordance with their terms into shares of BlackRock common stock on a one-for-one basis. As of December 31, 2025, there were 155.1 million shares of BlackRock common stock and 7.7 million Subco Units outstanding.
(2)Traditional Peers refers to public company asset managers: Alliance Bernstein, Affiliated Managers Group, Franklin Resources, Invesco and T. Rowe Price.

56	BLACKROCK, INC. | 2026 PROXY STATEMENT

Executive Compensation
NEO TOTAL ANNUAL COMPENSATION SUMMARY
Following a review of full-year business and individual NEO performance, the MDCC determined 2025 Total Annual Compensation outcomes for each NEO, as outlined in the table below. Total Annual Compensation (“TAC”) includes base salary and Total Incentive Awards (Annual Cash Bonus, Annual RSU Incentives and BPIP equity awards).

Name	Base Salary	2025 Total Incentive Award			Total Annual Compensation (TAC)
		Annual Cash Bonus	Annual RSU Incentive(2)	BPIP(3)
Laurence D. Fink(1)	$1,500,000	$10,567,500	$8,432,500	$24,500,000	$45,000,000
Robert S. Kapito	$1,250,000	$7,000,000	$6,000,000	$16,750,000	$31,000,000
Robert L. Goldstein	$750,000	$5,001,850	$5,087,650	$8,500,000	$19,339,500
Martin S. Small	$750,000	$5,001,850	$5,087,650	$8,500,000	$19,339,500
J. Richard Kushel	$750,000	$3,375,000	$2,625,000	$6,250,000	$13,000,000
(1)In addition to the compensation elements outlined above, Mr. Fink received long-term incentive in the form of carried interest tied to BlackRock’s private markets growth. More information about this award can be found under “CEO Carry Incentive” on page 72.
(2)Grants of BlackRock equity, including the Annual RSU Incentive and BPIP awards, are approved by the MDCC under the BlackRock, Inc. Third Amended and Restated 1999 Stock Award and Incentive Plan (“Stock Plan”), which has been previously approved by shareholders.
(3)The value of the 2025 BPIP awards and the value of the Annual RSU Incentive were converted into RSUs by dividing the award value by $1,170.18, which represented the average of the high and low prices per share of BlackRock common stock on January 16, 2026.
The amounts listed above as “2025 Total Incentive Award: Annual RSU Incentive” and “2025 Total Incentive Award: BPIP” were granted in January 2026 in the form of equity and are in addition to cash award amounts listed above as “2025 Total Incentive Award: Annual Cash Bonus.” In accordance with SEC requirements, the “2025 Summary Compensation Table” on page 95 reports equity in the year granted, but cash in the year earned.
In January 2026, the MDCC approved the adoption of a carry‑based long‑term incentive program for select senior executives other than the Chief Executive Officer, referred to as the Executive Carry Program (the “ECP”). The ECP is designed to align the long‑term interests of senior enterprise leaders with the performance of BlackRock’s private markets investment platform and long‑term value creation. The ECP strengthens BlackRock’s ability to attract, retain and motivate key senior leaders during a period of sustained growth and transformation in private markets. Under the ECP, the MDCC approved allocations of carried interest as part of the 2025 long-term incentives of select executives. Two NEOs, Mr. Goldstein and Mr. Small, were identified to participate in the ECP. More information about this award can be found under "Executive Carry Program" starting on page 72.
For individualized detail on NEO 2025 performance and pay outcomes, please refer to “2025 NEO Compensation and Performance Summaries” starting on page 76.
PAY-FOR-PERFORMANCE COMPENSATION STRUCTURE FOR NEOs
Our total annual compensation structure embodies our commitment to align pay with performance. More than 95% of our regular annual NEO compensation is performance-based and “at-risk” (shown as “Variable and based on performance” compensation below). Compensation mix percentages shown below are based on 2025 year-end compensation decisions by the MDCC for individual NEOs.

CEO 2025 TOTAL ANNUAL COMPENSATION				OTHER NEOs 2025 TOTAL ANNUAL COMPENSATION

3%	23%	19%	54%	4%	25%	23%	48%

Base Salary Cash	Annual Cash Bonus	LTI Annual RSU Incentive	LTI BPIP (Performance-Based RSUs)	Base Salary Cash	Annual Cash Bonus	LTI Annual RSU Incentive	LTI BPIP (Performance-Based RSUs)

(1)“Variable and based on performance” compensation includes Annual Cash Bonus, Annual RSU Incentive and BPIP awards.
(2)The Long-Term Incentives include the Annual RSU Incentive and BPIP awards.
(3)Percentages may not total 100% due to rounding.

BLACKROCK, INC. | 2026 PROXY STATEMENT	57

Executive Compensation
HISTORICAL ALIGNMENT OF CEO PAY WITH BLACKROCK’S FINANCIAL AND MARKET GROWTH
The contents of this section are supplemental to, and not intended to replace, the Pay Versus Performance disclosure made pursuant to Item 402(v) of Regulation S-K beginning on page 105.
The graph below reflects BlackRock’s financial and market growth as well as CEO total compensation decisions during the period from 2016 to 2025.
10-YEAR HISTORY: CEO PAY VS. FINANCIAL AND MARKET VALUE GROWTH(1)

Revenue	Total Shareholder Return	Operating income, as adjusted	Diluted Earnings Per Share, as adjusted	CEO Compensation
(1)For a reconciliation with GAAP, please see Annex A.

	Dec. 31, 2015 (Index)	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025
Total CEO Compensation ($000s)	$26,000	$25,500	$27,950	$24,000	$25,250	$29,850	$36,000	$25,200	$27,550	$36,668	$45,000

Year-over-Year Compensation Change (%)		-2%	+10%	-14%	+5%	+18%	+21%	-30%	+9%	+33%	+23%

Performance Assessment(1)				Partially Meets	Meets / Exceeds	Far Exceeds	Far Exceeds	Partially Meets	Meets / Exceeds	Far Exceeds	Far Exceeds
(1)The structured performance rating was first implemented in 2018.
Our assessment and pay determination process has continually resulted in pay levels that have been outpaced by BlackRock’s financial growth over time. Our CEO’s pay has increased at an annualized rate of 5.6% since 2015, during which time BlackRock’s revenue, operating income, as adjusted, and EPS, as adjusted, have grown at annual rates of 7-9%. BlackRock has achieved an annualized Total Shareholder Return of 15% per year over the period.
Additionally, our four 2025 NEOs who were NEOs in 2015 (Messrs. Fink, Goldstein, Kapito and Kushel) have experienced average annualized pay growth of approximately 6% over the past 10 years, a rate which is also lower than each of the financial growth rates shown above.

58	BLACKROCK, INC. | 2026 PROXY STATEMENT

Executive Compensation
ANNUAL NEO FRAMEWORK
The Annual NEO Total Incentive and Performance Determination framework (which we refer to as the “Annual NEO Framework”) is a long-standing element of BlackRock’s executive compensation program and supports our broader management and performance development process. The Annual NEO Framework guides the MDCC’s annual NEO performance assessments, which in turn inform NEO year-end Total Incentive Award growth determinations.
These determinations establish actual realized incentive reward values for cash bonuses, which represent less than 25% of 2025 NEO total annual compensation. More than 70% of NEO total annual compensation is delivered through long-term equity awards that are 100% at-risk and tied to 3-year financial and/or share price performance. See the “MDCC’s Use and Rationale of Context-Informed Judgment within our Annual NEO Framework” and “2025 Say-on-Pay Response” sections starting on pages 62 and 64, respectively, for further discussion on the MDCC’s use of, and philosophy behind, the Annual NEO Framework and its purpose within our broader executive compensation program.

BLACKROCK, INC. | 2026 PROXY STATEMENT	59

Executive Compensation
PAY AND PERFORMANCE ALIGNMENT FOR NEOs – TOTAL INCENTIVE AWARD DETERMINATION

NEO Total Incentive and Performance Determination Framework
Under the framework, the MDCC assesses the quality of each NEO’s performance individually, based on three categories outlined below. Each category is assigned a weighting factor.
50%
achievement of financial performance goals
25%
progress towards meeting the strategic objectives as measured by the business strength
25%
progress towards meeting its organizational priorities

Objective setting
At the start of the year, the MDCC and management engage in a rigorous review and approval of the annual NEO Pre-set Performance Scorecard (as shown on the following page), which includes measures tied to each framework category. These measures are supported by objectives and multi-factored key performance indicators (“KPIs”) that underpin each performance measure of the scorecard and reinforce BlackRock’s commitment to shareholder value creation and serving client needs holistically and through market cycles. The scorecard is used by the MDCC to guide their assessment of NEO performance that considers:
•Achievement against annual objectives;
•Performance across short- and long-term time horizons;
•Relative and absolute results; and
•The quality of leadership, execution, and decision‑making.

Performance monitoring
Throughout the year, the MDCC monitors firm performance against the objectives, evaluating progress against pre-set goals. This ongoing oversight ensures performance outcomes are assessed within the context of the firm’s operating environment and strategic priorities.

Year-end assessments
At year‑end, the MDCC conducts a comprehensive assessment of NEO performance across multiple meetings, using the results from the scorecard to determine achievement against the pre-set objectives and KPIs.
Our CEO presents the MDCC with performance and compensation recommendations for each of our other NEOs for the MDCC’s discussion, review and approval.
The MDCC uses context-informed judgment, with reference to the pre-set objectives and KPIs for each performance measure and the operating conditions within which results were achieved, to assess performance at year-end. This process enables the MDCC to more effectively measure NEO performance quality and achieve the priorities of the executive compensation program and maintain more rigorous long-term pay-for-performance alignment.

Total Incentive Award determination
Total Incentive Awards includes all NEO variable pay (Annual Cash Bonus, Annual RSU Incentive and BPIP award). Typically, more than half of NEO incentive awards are delivered through equity, tied to future performance to reinforce long‑term alignment. Total Incentive Awards can range from a percent change of -100% to +35% from the prior year’s award, with the Total Incentive Award growth outcome capped at +35%, reflecting a maximum reward for extraordinary firm and individual performance outcomes.
Determinations are informed by structured performance assessments as well as the MDCC’s context-informed judgment, which is guided by objective structural elements, (e.g., weighted performance categories, pre-set performance measures and capped payout ranges).
We believe this disciplined and holistic approach in assessing performance leads to determinations that are in the best interest of BlackRock and its shareholders.

For further information on the MDCC’s assessment for 2025 NEO pay determinations and for performance assessments for each NEO, please refer to “2025 NEO Compensation and Performance Summaries” starting on page 76.

60	BLACKROCK, INC. | 2026 PROXY STATEMENT

Executive Compensation
ANNUAL NEO FRAMEWORK: 2025 NEO PRE-SET PERFORMANCE SCORECARD
The below NEO Pre-Set Performance Scorecard outlines each category, their weights, and the associated measures within each category. These measures are supported by specific objectives and KPIs that include peer comparisons, multi-year results and internal BlackRock metrics.

Balanced Scorecard: Category Weights	Measures Include:

Financial Performance	•Priority 1: Drive profitable growth ◦Next 12-Month P/E Multiple (including relative premium) ◦Total Shareholder Return ◦Diluted EPS, as adjusted(1) ◦Operating Income, as adjusted(1)	•Priority 2: Accelerate organic revenue growth ◦Net New Business ◦Organic Revenue Growth
•Priority 3: Enhance operating leverage
◦Operating Margin, as adjusted(1)
◦Operating Margin, as adjusted, excluding the impact of performance fees and related compensation(1)(2)
◦Organic Revenue less Controllable Expense Growth(1)(3)

Business Strength
•Deliver on commitments to clients (e.g., investment performance and protecting client interests)
•Grow with our clients' needs
•Innovate how we serve clients
•Lead in a changing world (e.g., thought leadership and stewardship of better financial futures across the globe)

Organizational Strength
•Leadership development (e.g., attracting, developing and retaining talent, and continuing to fortify executive succession plans)
•Talent & Culture (e.g., employee engagement, wellness and connectivity to the BlackRock Principles)
•Organizational effectiveness (e.g., performance and achievements relating to the strength of BlackRock’s internal corporate and operating platforms and corporate sustainability)

(1)See Annex A for further information on as adjusted items and reconciliations to GAAP.
(2)Operating Margin, as adjusted, excluding the impact of performance fees and related compensation, provides further insight into the Company’s operating leverage and is intended to enhance comparability across time periods by excluding the impact of episodic performance fees and related compensation.
(3)Organic Revenue less Controllable Expense Growth is defined as Organic Revenue Growth (as defined on page 70) less growth in certain expenses that the Company views as controllable, which primarily consist of general and administration expense and the non-incentive portion of compensation and benefits. This metric is intended to provide insight into the Company’s ability to enhance operating leverage by growing organic revenues at or faster than controllable expenses.
ASSESSMENT/TOTAL INCENTIVE AWARD GROWTH OUTCOME
(% change from the prior year’s awards)(1)

Does not achieve	Partially meets	Meets/Exceeds	Far exceeds
-100% to -40%	-40% to -10%	-10% to +10%	+10% to +35%
(1)2025 Total Incentive Award is calculated using 2024 Total Incentive Award outcomes multiplied by the applicable Total Incentive Award growth outcome percentage.

BLACKROCK, INC. | 2026 PROXY STATEMENT	61

Executive Compensation
MDCC’S USE AND RATIONALE OF CONTEXT-INFORMED JUDGMENT WITHIN OUR ANNUAL NEO FRAMEWORK
The MDCC’s structured use of context-informed judgment, in addition to quantitative metrics, in assessing NEO performance and determining Total Incentive Awards growth (the “Framework”) is a deliberate governance design choice tailored to BlackRock’s business and our management development and compensation priorities. This Framework is a core component of the broader executive compensation program and has supported disciplined, performance-aligned NEO pay outcomes over the long-term. Because our compensation structure is heavily weighted toward long-term, performance-based incentives, this Framework provides balance that enables the MDCC to exercise an informed view of annual leadership performance while reinforcing alignment with BlackRock’s and its clients’ focus on the long-term, which we believe better enables it to deliver durable returns for shareholders.

Rationale for Context-Informed Judgment in Assessing NEO Performance

BlackRock operates in global capital markets where financial results are inherently less predictable and directly controllable over the short-term. In particular:
•Annual results are highly exposed to changes in external factors beyond management’s control (including shifts in global capital market conditions, client risk sentiment, and regulatory or geopolitical volatility).
•These shifts emerge, evolve, interact and dissipate at different points during a year in ways that make each fiscal year a unique landscape of opportunities, constraints and risks.
In this environment, short-term financial targets set at the beginning of a fiscal year, while offering an illusion of objectivity and precision, are inherently less reliable benchmarks of leadership performance and may undermine, rather than strengthen, our overall pay-for-performance alignment.

•A reliance on mechanical, pre-programmed annual assumptions or formulas would risk incentivizing and rewarding leadership behaviors that are misaligned with the long-term lens of BlackRock and its clients.
•For example, a pre-established, formulaic bonus risks over-incentivizing annual growth results that may be a product of short-term financial optimization or favorable external market conditions, rather than requiring skillful leadership decisions that strengthen the long-term positioning of the Company.

Context-informed judgment, in contrast, enables the MDCC to more meaningfully assess leadership performance over the course of the year. What constitutes exceptional leadership, skillful prioritization in response to evolving external conditions, and effective advancement of strategic priorities is best assessed by the MDCC retrospectively in light of the multi-factor context in which such leadership decisions were made. Accordingly, the Committee has long considered context-informed judgment applied through a structured and balanced scorecard to be a critical component of BlackRock’s performance management and compensation. This approach:
•Reflects the MDCC’s belief that executive leaders influence long-term value creation through decisions and actions that do not cleanly map to annual budgets or short-term financial targets.
•Aligns to competitive market practice among large, global and complex banks and asset managers.
•Aligns to business performance management processes used internally by BlackRock leadership.
•Is relevant to BlackRock’s needs and business context now more than ever given the firm’s large acquisitions and evolution in business model that support the firm’s long-term growth agenda in the years ahead.

62	BLACKROCK, INC. | 2026 PROXY STATEMENT

Executive Compensation

How the Framework Supports Pay-for-Performance and Shareholder Alignment

The MDCC’s application of context-informed judgment, as balanced and carefully applied within our broader executive compensation program, enhances the rigor and quality of BlackRock’s pay-for-performance philosophy and outcomes overall. The Framework represents a deliberately structured process that, within the broader executive compensation program, serves as a critical bridge linking:

Annual:	Objective, Longer-term:
NEO objective-setting and performance evaluations	BlackRock strategy for value creation
NEO total incentive growth outcomes	Incentive alignment to shareholder value
Application of context-informed judgment	Compensation program priorities

The Framework is just one piece of the broader compensation program’s processes and components that, collectively, are designed to deliver NEO pay outcomes highly aligned to long-term shareholder interests. In practice, the Framework:
•Influences the determination of realized reward value for cash bonuses for the performance year, which represent less than 25% of 2025 NEO total annual compensation (TAC).
•Informs the up-front granted values of long-term incentive equity awards, granted early in the following year, that represent more than 70% of 2025 NEO TAC.
◦The Framework does not determine the ultimate realized value of long-term incentive equity awards, including BPIP and the Annual RSU Incentives, because they remain at-risk and subject to stock price performance over the applicable vesting period.
◦BPIP awards in particular represent more than 50% of 2025 NEO TAC in aggregate, with ultimate realized values that are further determined by achievement against pre-established 3-year key financial metric targets.
◦The two key financial metrics used in BPIP, Organic Revenue Growth and Operating Margin, as adjusted, are critical drivers of BlackRock’s long-term shareholder value creation that are embedded in BPIP awards using objective, quantified performance targets and a payout matrix disclosed upfront for shareholders. (See “BlackRock Performance Incentive Plan (BPIP)” on page 70 for more information.)
In addition, the MDCC applies the Framework in a manner that appropriately reflects varying market and industry contexts, furthering the alignment of pay with performance and shareholder interests.

•Under the Framework, upside Total Incentive Award growth is capped while downside adjustments are uncapped, and the MDCC has exercised judgment across the full range of pre-set incentive growth outcomes.
◦For example, the CEO has been assessed below "Far Exceeds" performance, resulting in incentive growth between -31% and +10%, as frequently as he has been assessed at "Far Exceeds", resulting in incentive growth between +19% and +35%.

•Just as it has delivered robust compensation growth in exceptional years such as 2025, the MDCC has used the Framework to meaningfully decrease NEO pay in challenging performance contexts.
◦Following FY2022, for example, NEO pay determinations through the Framework resulted in a 32% average reduction in NEO total incentives. Two of our NEOs (Messrs. Kapito and Kushel) did not match their FY2021 compensation until this year’s FY2025 determinations, the first year in which BlackRock's average stock price meaningfully surpassed highs achieved for shareholders in FY2021.
◦FY2021 NEO pay determinations provide a further illustration. Although the MDCC awarded robust incentive growth to NEOs that year, two-thirds of NEO incentives were delivered in long-term equity, predominantly BPIP. The FY2021 year-end BPIP awards ultimately vested at 43% of target in January 2025, further underscoring the balance and long-term alignment of the Framework within the broader executive compensation program.

This context-informed Framework, complemented by the other features and elements of the broader executive compensation program, supports BlackRock and its business, leadership development and compensation objectives. The MDCC believes that this approach has produced strong and durable pay-for-performance alignment for shareholders, while supporting the retention and development of the firm’s leadership team.

BLACKROCK, INC. | 2026 PROXY STATEMENT	63

Executive Compensation
SHAREHOLDER ENGAGEMENT ON EXECUTIVE COMPENSATION
Our Board recognizes the importance of executive compensation decisions to our shareholders. The annual say-on-pay advisory vote provides our shareholders with the opportunity to:
•Evaluate our executive compensation philosophy, policies and practices;
•Evaluate the alignment of the compensation of BlackRock’s NEOs with BlackRock’s results; and
•Cast an advisory vote to approve the compensation of BlackRock’s NEOs.
Shareholder engagement is a top priority for BlackRock, and we value direct feedback on our executive compensation program. At the 2025 Annual Meeting of Shareholders, 67% of votes were cast in support of our executive compensation policies, practices, and determinations. While this represented a modest improvement from 2024, the MDCC was disappointed with the outcome.
In response, and consistent with our approach in the prior year, we continued our expanded and more focused shareholder engagement efforts in 2025. This included outreach to stewardship teams and investors at our 50 largest shareholders, representing approximately 65% of shares outstanding, and more than 20 engagements overall, representing more than one‑third of shares outstanding. Select engagements included participation by the Chair of the MDCC, William Ford.
While the MDCC understands that the 32% of votes cast against our executive pay in 2025 is itself an expression of shareholder sentiment, we did not hear significant objections to the core executive compensation program or NEO outcomes from our engagements with shareholders. Shareholders’ feedback and sentiment informed the MDCC’s ongoing oversight of, and decision‑making regarding, BlackRock’s executive compensation approach for 2025.
HISTORICAL BLACKROCK SAY-ON-PAY RESULTS

2016	2017	2018	2019	2020	2021	2022	2023	2024	2025

2025 SAY-ON-PAY RESPONSE
During our 2025 shareholder outreach, we engaged with investors on executive compensation, with a particular focus on incentive design, NEO performance and incentive determination framework governance. These conversations reflected thoughtful and constructive dialogue around BlackRock’s differentiated business model, long‑term strategic priorities, and the alignment between strategy, performance, and executive compensation philosophy and outcomes.
Overall, shareholders recognized the strength of BlackRock’s pay‑for‑performance compensation approach and communicated an evolved understanding of its features and outcomes following recent years of focused engagement and evolved disclosure. Conditioned on continued pay-for-performance alignment, investors continued to express comfort with the MDCC’s use of context-informed judgment while also seeking further insight and clear, transparent disclosure around its use and the MDCC’s rationale around it. While shareholders brought varying opinions and levels of perspective to these engagements, nearly all ultimately expressed comfort and greater understanding with our executive compensation program after robust discussion and broad alignment in the priorities that they and the MDCC share for outcomes of the program (as shown in the “Compensation Program Priorities” on page 67 and further described by our MDCC Chair in the “Annual Message from the Chair of the Management Development & Compensation Committee” on page 52).
The MDCC carefully considered this feedback as part of its ongoing oversight of the executive compensation program. The following section summarizes the key themes raised during our 2025 shareholder engagement season, outlines our perspective and explains how the Committee has further reflected learnings from these engagements in our 2025 NEO compensation outcomes and disclosure.

64	BLACKROCK, INC. | 2026 PROXY STATEMENT

Executive Compensation
SHAREHOLDER AREAS OF FOCUS, FEEDBACK, AND MDCC RESPONSE
Below is a summary of the most significant topics of focus received from shareholders over the past year, as well as summaries of the MDCC’s perspectives and response relating to these topics:

Shareholder Feedback and Questions	MDCC Perspective and Response (Summary)

Comfort with the use of context-informed judgment in Annual NEO Total Incentive and Performance Determination Framework

•Many shareholders sought to further understand the MDCC’s application of context-informed judgment in our executive compensation program.
•While many shareholders noted that NEO pay outcomes determined with context-informed judgment warrant careful monitoring, they expressed comfort with the Framework given the long-term track record of outcomes that align BlackRock's performance and shareholder interests.
•Most shareholders agreed that the current structure is working effectively and that the Committee should continue to use context-informed judgment to oversee and administer the Framework in a manner it believes maintains alignment between NEO pay outcomes and performance.

•We believe context-informed judgment, which applies a disciplined evaluation of performance within a structured framework, more accurately describes the MDCC's process and is more rigorous than the simple exercise of what some shareholders referred to as “discretion.”
•We have provided additional perspective around the Committee’s use of context-informed judgment on pages 62-63 with the intention of explaining the framework to all shareholders.
•The MDCC evaluates the efficacy of the executive compensation program, including its use of context-informed judgment, using the management development and compensation program priorities (see page 67). Delivering pay-for-performance outcomes aligned with long-term shareholder interests is at the core of these priorities.
•Along with our shareholders, we believe the structure is working; see pages 59-63 for our full perspectives and demonstration.

How is the current structure fit for best meeting the MDCC’s priorities and shareholders’ interests?

•Context-informed judgment is our preferred method to best evaluate and differentiate our leaders’ performance, and serves as a key component of our balanced pay-for-performance approach.
◦Our broader compensation approach emphasizes equity and performance-based incentives driving a high degree of long-term pay-for-performance alignment.
•See pages 62-63 for further disclosure into how the thoughtful use of context-informed judgment benefits the company and its shareholders (e.g., leading to balanced, holistic and more rigorously aligned outcomes).

Would you consider using and disclosing metric-by-metric weights or annual quantitative targets as further structure in your Annual NEO Framework?

•We disclose the annual “measures” approved early each year for the Framework, which are positioned by three weighted performance categories (see page 61). As disclosed, financial performance receives the most weight and includes a balanced set of common, industry-aligned metrics and growth results (including, where relevant, multi-year and relative results). We believe this approach provides the Committee with the optimal degree of structure to guide the application of its judgment in leading to NEO pay outcomes that succeed against our executive compensation priorities.
•Given BlackRock’s business context and perspectives around pay-for-performance (as described on pages 62-63), designs using formulas or further pre-set weightings would ultimately undermine, rather than strengthen, our overall pay-for-performance alignment.
•We believe the Framework enables accurate and effective measurement of NEO performance, leading to strong pay-for-performance, including material decreases to NEO pay in challenging periods.

Alignment with compensation priorities

•Discussions with most shareholders included the features and alignment of BlackRock’s broader executive compensation program.
•Shareholders acknowledged and appreciated the program’s demonstrated track record of NEO pay outcomes aligned to long-term performance and other compensation priorities.

•Pay-for-performance is the cornerstone of BlackRock’s compensation philosophy; in practice, our use of context-informed judgment represents a limited component of the overall performance assessments and incentive determinations (see pages 62-63).
•This year, we increased our pay emphasis on equity, especially BPIP.
•We emphasized alignment in our disclosure, enhancing the proxy to provide further insights into our program and determinations.
•We invite shareholders to closely review our CD&A, evaluate the MDCC’s executive compensation program’s design, priorities and outcomes and share their feedback and perspectives.

How are shareholders’ interests prioritized by the compensation program? •Shareholders continued to support BlackRock’s emphasis on long-term incentives and pay-for-performance priorities.

•We share our investors’ enthusiasm for an appropriate emphasis on long-term, at-risk pay and equity alignment.
•We further emphasized long-term equity incentives in 2025 NEO pay.
◦75% of NEO total incentives were delivered in long-term equity, including 53% in BPIP, both of which represent a higher-than-ever mix.
–BPIP is a fully formulaic, performance-anchored incentive that is clearly disclosed following grant (see page 70).
◦In turn, we deemphasized the Annual Cash Bonus, which was held flat for the CEO, and only modestly increased for the President (reflecting nearly 30% below each’s high watermarks in 2021).
•Furthering alignment to shareholder interests, we increased and expanded executive stock ownership expectations (see page 91).

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Executive Compensation

Shareholder Feedback and Questions	MDCC Perspective and Response (Summary)

How does the program support the MDCC’s broader priorities for leadership behaviors?

•Our program delivers durable pay-for-performance alignment for shareholders, while supporting leadership actions aligned to the long-term lens of BlackRock and its clients.
•Context-informed judgment better enables leadership contribution assessments and promotes the right leadership behaviors and culture that mobilize the full firm in alignment with BlackRock Principles.
•Our balance of qualitative and quantitative factors makes our performance assessment more complex, but also prudently robust.

•How does it support MDCC’s management development priorities, including attracting and retaining industry-leading executive talent?
•Shareholders overwhelmingly cited support for the firm’s delivery of strategic advancement and shareholder value under the direction of Mr. Fink.

•Our pay-for-performance framework supports continuity among high-performing leaders, reflected in long-standing retention of a best-in-class team, with 2025 NEOs averaging over 30 years of service.
•This continuity reflects leaders’ development alongside the firm’s growth and underpins connectivity across the firm, effective succession planning, and a sustained track record of shareholder value creation.

Support for NEO carried interest incentives

•Shareholders understood the strategic rationale for introducing a carried interest incentive for the CEO, particularly given BlackRock’s long-term focus on private markets growth.
•Discussions focused on how carried interest aligns with BlackRock’s long-term strategy and shareholder interests.

•Carry strengthens alignment between executive compensation and BlackRock’s long-term private markets growth strategy (see “CEO Carry Incentive” on page 69 of the 2025 Proxy Statement).
•We proactively engaged with shareholders to gather feedback on the strategic rationale and design of carried interest incentives, which was met with general support.
•Building on this feedback, we engaged shareholders on the thoughtful expansion of similar incentives to select senior leaders whose roles support BlackRock’s private markets growth strategy.

Given the rationale for CEO Carry, should carried interest incentives be considered for the broader executive team?

•The CEO was prioritized for a carried interest incentive based on his outsized role and focus on advancing BlackRock’s private markets strategy (see “CEO Carry Incentive” on page 69 of the 2025 Proxy Statement).
•In 2025, we defined eligibility criteria and participation standards to support a measured expansion of carried interest incentives to other select senior leaders through the ECP (see page 72).
•Two of this year’s NEOs met these criteria, reflecting roles and contributions pivotal to the long-term growth of BlackRock’s private markets platform.

•How does BlackRock ensure that the design of a carried interest incentive program is appropriate and well-governed? •Is the complexity of carried interest warranted?

•Carried interest provides long-horizon features shareholders view as critical, including the ECP’s extended back-weighted vesting.
•We govern the ECP through thoughtful eligibility criteria, disciplined allocations and a design that aligns incentives with long-term client outcomes, rather than short-term results.
•While carried interest can be perceived as inherently more complex than traditional compensation, we recognize it as a uniquely at-risk performance incentive deeply embedded in the competitive market practice and leadership compensation approaches of leading private markets competitors.
•Unlike other traditional long-term incentives, carried interest directly recognizes the growth and increasing strategic importance of BlackRock’s private markets platform and the significance of aligning the long-term interests of our leaders with private markets results.
•For more information, please refer to our ECP disclosure starting on page 72.

•How does carried interest align to shareholders’ interests?

•Carried interest is 100% at-risk, with no realizable value at grant, and is earned only if private markets investments deliver sustained performance for clients and shareholders (see disclosure starting on page 72).
•Carried interest outcomes depend on successful fundraising and fund performance that drive organic growth in BlackRock’s investment advisory fees, a key driver to long-term shareholder value (see “MDCC Considerations in Developing the CEO Carry Incentive” on page 70 of the 2025 Proxy Statement).
•Carried interest serves as a retentive/motivational tool for leaders critical to executing BlackRock’s private markets strategy, increasing the likelihood of sustained fundraising success and organic growth in investment advisory fees, benefiting our shareholders.

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Executive Compensation
2. Our Executive Compensation Program and Mechanics

COMPENSATION PROGRAM PRIORITIES
Our executive compensation program is designed to:

1. Deliver pay-for-performance alignment that serves shareholders’ long-term interests	2. Reinforce leadership behaviors that drive shareholder and client-aligned outcomes	3. Attract, retain and motivate best-in-class executive talent

•Maintain a durable performance measurement and compensation determination approach that delivers appropriate pay outcomes that are responsive to external operating environments and strategic opportunities across market cycles.
•Produce performance-aligned outcomes in which superior results earn higher rewards and meaningfully lower compensation when performance does not meet expectations.

•Promote leadership behaviors guided by clients’ needs and long-term perspective, supporting decisions that deliver durable shareholder outcomes.
•Incentivize leadership actions that advance long-term shareholder and client interests, including prudent risk-taking, sound judgment and decision-making, horizontal collaboration and disciplined execution of strategy.
•Encourage balanced leadership focus across individual, business and enterprise results, recognizing actions that contribute to sustainable value creation over relevant time horizons.

•Deliver competitive, performance‑based compensation that attracts and retains high-performing employees with the experience and capabilities required to execute BlackRock’s long‑term strategy.
•Align rewards with long‑term strategic impact and results, motivating delivery of durable growth and disciplined performance over time.
•Support leadership development and succession planning by reinforcing accountability, ownership, and long‑term orientation across the executive team.

Individually and together, these priorities operate in shareholders’ long-term interests and are demonstrated through transparent compensation disclosure and NEO pay outcomes that reflect observable alignment with performance, leadership decisions, and strategic execution.

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Executive Compensation
2025 COMPENSATION TIMELINE AND PROCESSES
To advance these priorities, the MDCC structures the timing and process for determining individual NEO compensation so that compensation is appropriately aligned with the financial performance of BlackRock. This approach also ensures recognition of individual NEO leadership and operating contributions toward achieving our overall strategic priorities.

1.	Review January - March	2.	Evaluate March - December

•Review annual budget and operating goals.
•Engage with management in a rigorous review and approval of annual objectives for the CEO, President and other NEOs, which include financial performance objectives, business strength objectives and organizational strength objectives.
•Determine BPIP award determination matrix for new three-year performance cycle.

•Engage with shareholders to proactively solicit feedback on compensation programs and incentive designs, discussing key areas of shareholder focus and any needed enhancements.
•Review and evaluate overall compensation structure, including peer and market compensation trends, Compensation Consultant reports and other intelligence, to ensure incentive packages remain appropriately balanced and aligned with program objectives.
•Review year-to-date financial performance relative to pre-set goals, peers and market context.
•Review progress toward business and organizational objectives.
•Assess the CEO’s performance and, with consideration of the CEO’s recommendations, assess the performance of the President and other NEOs based on financial performance (50%), business strengths (25%) and organizational strengths (25%).

		3.	Approve December - January of the following year

•Review and approve earned BPIP outcomes, which are determined formulaically by achievement of pre-set, three-year financial targets (Organic Revenue Growth and Operating Margin, as adjusted) that are key drivers of shareholder value creation.
•Review year-end financial and operating performance, with reference to goals, peers and market context.
•Determine and approve Total Incentive Award amounts (as a growth percentage of total incentive from the previous year) for the CEO, President and other NEOs based on holistic performance assessments. Similarly, determine fund participation and allocations under the CEO Carry Award and Executive Carry Program, as well as participation selection under the Executive Carry Program.
•Ensure the incentive components reflect a commitment to aligning pay-with-performance, and award at-risk incentive packages that are appropriately balanced and optimized for executive compensation program objectives.

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Executive Compensation
TOTAL ANNUAL COMPENSATION ELEMENTS
Total Annual Compensation elements consist of fixed base salary and a balanced set of performance incentives, including the Annual Cash Bonus, two long-term equity incentives, and a long-term carried interest incentive for the CEO starting from his service in 2024 and select executive leaders starting from their service in 2025.

Element/How it is Paid	Purpose	Description and Determination

Base Salary	To provide competitive fixed compensation based on knowledge, skills, experience and responsibilities.
Base salary is a relatively small portion of total annual compensation for NEOs and other senior-level employees; this approach allows BlackRock to effectively manage its fixed expenses.
Base salary levels are reviewed periodically in light of market practices and changes in responsibilities.

Total Incentive Awards (Annual Cash Bonus, Annual RSU Incentive and BPIP)

Annual Cash Bonus	To reward achievement of goals and objectives through cash rewards.
Annual Cash Bonus represents on average ~25% of an NEO’s Total Incentive Award, as BlackRock’s long-term strategic orientation aligns to its emphasis on long-term incentives.
Cash bonuses are determined against the “NEO Pre-Set Performance Scorecard” on page 61.

LTI: Annual RSU Incentive(1) (Time-vested RSUs)
Recognizes the scope of an individual employee’s role, business expertise and leadership skills.
Recognizes prior year performance and anticipates continued performance and long-term focus over a multi-year period.

Deferral amounts for Annual RSU Incentives generally follow a multi-step function approach, starting at 15% of the total bonus amount and increasing to 70% of the total bonus for any portion of the bonus in excess of $10 million. Annual RSU Incentives vest in equal installments over the three years following grant.
The MDCC determines the appropriate pay mix between Annual Cash Bonus and Annual RSU Incentives for the CEO and President, which may differ from the multi-step function approach noted above.
Annual RSU Incentives track the Company’s stock price, directly tying the future value of the award to shareholder value creation.

LTI: BlackRock Performance Incentive Plan (BPIP)(2) (Performance-Based RSUs)	Aligns the interests of senior-level employees with those of shareholders by aligning compensation with long-term drivers of shareholder value.
The performance-based RSUs are settled in a number of shares of BlackRock common stock that is determined based on the level of attainment of pre-established targets of Organic Revenue Growth and Operating Margin, as adjusted, over a three-year performance period.
The maximum number of shares that may be earned under the program is equal to 165% of the base number of RSUs granted. No shares will be earned in the event of negative Organic Revenue Growth and Operating Margin, as adjusted, below a threshold level of performance over a three-year performance period.
Determination of BPIP is fully transparent, objective, and at-risk to multi-year performance. The performance-based RSUs settle in the form of shares of BlackRock common stock, directly tying the future value of the award to shareholder value creation. See “BlackRock Performance Incentive Plan (BPIP)” on page 70.

Other Performance-based Long-Term Incentives

LTI: CEO Carry Incentive (3)
Carry is intended to further align the CEO and select executive leaders’ compensation to the evolution and growth of BlackRock’s private markets platform and associated long-term shareholder value, as well as the expected corresponding expansion of executives’ roles and responsibilities in supporting the platform.

Potential future Carry Incentive distributions, if any, are 100% at-risk based on the ultimate performance (investment returns and fundraising) of the participating funds. Any distributions require that investment returns of a participating fund exceed pre-specified performance hurdles over a defined multi-year term. The Carry Incentive does not provide any realizable value at grant; it is aligned to future fundraising and fund performance only. Potential future Carry Incentive distributions, if any, will be disclosed in the “All Other Compensation” column of the Summary Compensation Table for the fiscal year in which they are paid.
CEO Carry Incentive is subject to a three-year ratable vesting schedule beginning each year on the applicable annual allocation date.
ECP Carry Incentive is subject to a five-year ratable vesting schedule, with 33-1/3% vesting in years 3, 4 and 5 (0% years 0-2), beginning for each award on the applicable annual allocation date.

LTI: Executive Carry Program (ECP) NEW (3)

(1)For 2025 Annual RSU Incentives, the award value was converted into a number of RSUs by dividing the award value by $1,170.18, which represented the average of the high and low prices per share of BlackRock common stock on January 16, 2026. Dividend equivalents accumulate during the vesting period and are paid, subject to vesting, following delivery of shares. Expense is recognized over the vesting period.

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Executive Compensation
(2)For 2025 BPIP awards, the award value was converted into a base number of RSUs by dividing the award value by $1,170.18, which represented the average of the high and low prices per share of BlackRock common stock on January 16, 2026. Dividend equivalents accumulate during the performance period and are paid after the performance period, subject to vesting, with respect to the number of shares that are earned and delivered in settlement of the award. Expense, based on the expected number of shares to be delivered, is recognized over the vesting period.
(3)Carry Incentive will be allocated through an aggregator partnership vehicle holding the right to receive a portion of the Carry Incentive distributions generated from each participating private market investment fund.
BLACKROCK PERFORMANCE INCENTIVE PLAN (BPIP)
BlackRock believes in aligning the interests of our senior-level employees, including our NEOs, with those of our shareholders and in aligning compensation with long-term performance. The BPIP was designed to further align compensation with BlackRock’s framework for long-term shareholder value creation. A portion of each NEO’s incentive compensation for 2025 was provided in the form of a BPIP award granted in January 2026. In addition to recognizing an NEO’s performance in the prior year, the BPIP awards are intended to promote a focus on driving increased performance over a multi-year period. BlackRock is focused on balancing investment to optimize Organic Revenue Growth in the most efficient way possible to support shareholder value creation. Accordingly, BPIP awards are granted in the form of RSUs that vest based on attainment of specified levels of Organic Revenue Growth and Operating Margin, as adjusted, over the three-year performance period. Awards are settled in the form of BlackRock common stock.
Each year, the MDCC approves the BPIP awards and the applicable award determination matrix, following a comprehensive review of future performance goals and expectations, potential pay outcomes for employees, shareholder input and market trends. BPIP award matrices are intended to be appropriately rigorous and place this component of pay at-risk to multi-year performance and value creation, and we believe recent award outcomes demonstrate this risk. The most recently vested BPIP award (2022 BPIP for the 2023 - 2025 performance cycle) vested at 116.6% of target, with the payouts for the past five BPIP award cycles averaging below target.

Award	Payout Level (% of Target)
2021 BPIP	43%
2020 BPIP	73.2%
2019 BPIP	112.6%
2018 BPIP	141%
The 2025 BPIP Award Determination Matrix (for the performance period beginning January 1, 2026 and ending on December 31, 2028) is outlined below. Additionally, we have included further details on actual performance and payout for the 2022 BPIP award, which vested on January 31, 2026 (for the performance period that began January 1, 2023, and ended on December 31, 2025).

BPIP Financial Metrics
BPIP is tied to two key drivers of shareholder value – Organic Revenue Growth and Operating Margin, as adjusted, over a three-year performance period – that are directly influenced by BlackRock’s senior-level employees across market cycles.

Organic Revenue Growth is a measure of the estimated annual revenue impact of BlackRock’s total net new business in a given year, including net new technology services revenue, excluding the effect of market appreciation/(depreciation) and foreign exchange. The measure is an indicator of the growth in our baseline revenue from client mandates. Organic Revenue is not directly correlated with the actual revenue earned in a given year.
Operating Margin, as adjusted, is a measure of BlackRock’s ability to efficiently manage our expense base in the context of the revenue we generate.

2025 BPIP AWARD DETERMINATION MATRIX
PERFORMANCE PERIOD (2026-2028)
For the 2025 BPIP awards granted in January 2026, the number of shares of BlackRock common stock that a participant ultimately receives upon settlement will be equal to the base number of RSUs granted, multiplied by a percentage determined in accordance with the 2025 BPIP Award Determination Matrix below. The percentage will be determined by BlackRock’s average annual Organic Revenue Growth and Operating Margin, as adjusted, during the three-year performance period; performance between two adjacent points on the matrix will be interpolated.

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Executive Compensation
A summary of the matrix for the 2025 BPIP awards granted in January 2026 is shown below.

3-yr Average Annual Operating Margin, as Adjusted	3-yr Average Annual Organic Revenue Growth ($ millions)
	<=0	700	1000	1200	>=1400
>=47.0%	100%	123%	133%	149%	165%
46.0%	83%	112%	122%	138%	154%
45.0%	67%	101%	111%	127%	143%
44.0%	50%	85%	100%	116%	133%	Target Level
42.0%	33%	68%	83%	105%	122%
40.0%	17%	51%	67%	92%	111%
<=38.0%	0%	35%	50%	75%	100%
If target level performance is achieved (i.e., during the three-year performance period following grant, average annual Organic Revenue Growth equals $1,000 million (i.e., $1 billion) and average annual Operating Margin, as adjusted, equals 44.0%), then a participant will receive a number of shares equal to 100% of the base number of units granted to the participant.
If, during the three-year performance period following grant, BlackRock has zero or negative average annual Organic Revenue Growth and an average annual Operating Margin, as adjusted, of 38.0% or less, then the participant will not be entitled to any shares under his or her 2025 BPIP award.
If maximum level performance is achieved (meaning that during the three-year performance period following grant, BlackRock delivered average annual Organic Revenue Growth equal to or greater than $1,400 million (i.e., $1.4 billion) and an average annual Operating Margin, as adjusted, equal to or greater than 47.0%), then a participant will receive the maximum number of shares. The maximum number of shares a participant may receive under BPIP equals 165% of the base number of units.
2022 BPIP AWARD: ACTUAL PERFORMANCE AND PAYOUT
PERFORMANCE PERIOD (2023-2025) ACTUAL RESULT: 116.6% OF TARGET
For the 2022 BPIP awards granted in January 2023 as part of 2022 NEO incentive compensation, the number of shares of BlackRock common stock that a participant received upon settlement was equal to the base number of RSUs granted, multiplied by 116.6%, which was determined in accordance with the 2022 BPIP Award Determination Matrix. The percentage was determined by BlackRock’s average annual Organic Revenue Growth and Operating Margin, as adjusted, during the January 1, 2023 to December 31, 2025 performance period.
BlackRock achieved above-target level results in the 2023-2025 performance cycle, with three-year average annual Organic Revenue Growth of $716 million and Operating Margin, as adjusted, of 43.4%. Accordingly, participants received a number of shares equal to 116.6% of the base number of units granted.

Actual Payout – Example
BPIP Award Value	For Performance Year 2022 and in anticipation of continued performance and long-term focus over a multi-year period	$1 million
Conversion Price	The average of the high and low prices per share of BlackRock common stock on January 17, 2023 (the grant date)	$743.61
Base number of units granted	Determined by dividing the dollar value of the recipient’s award by the conversion price	1,345
		($1,000,000/$743.61)

Actual Performance Results(1)	Jan. 1, 2023 to Dec. 31, 2025 (three-year) average Organic Revenue growth	$716 million
		(above Target Level of $640 million)
	Jan. 1, 2023 to Dec. 31, 2025 (three-year) average Operating Margin, as adjusted(2)	43.4%
		(above Target Level of 41.5%)
Resulting Award Payout (%) Based on Award Determination Matrix		116.6%
Resulting Award Payout (number of units)	Base number of units granted x Award Payout (%)	1,568
		(1,345 x 116.6%)
(1)For further details on the 2022 BPIP awards granted in January 2023, including the full 2022 BPIP Award Determination Matrix, please refer to page 62 of BlackRock’s 2023 Proxy Statement.
(2)The definition of Operating Margin, as adjusted, used in the determination of the 2022 BPIP award reflects the definition used by the Company in 2022 and does not reflect any changes to the definition made thereafter.

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Executive Compensation
CEO CARRY INCENTIVE
As disclosed last year, the MDCC approved an annual carry‑based incentive for the CEO. The award aligns Mr. Fink's compensation with a key strategic priority—growth in private markets—and reflects the corresponding expansion of his executive responsibilities in leading this initiative.
For 2025, the MDCC approved an allocation of carried interest as part of Mr. Fink’s long‑term incentive compensation. Consistent with the 2024 approach, this allocation entitles Mr. Fink to receive a percentage of Carry Incentive distributions, if any, generated from a composite of BlackRock’s “flagship‑type” private markets investment funds that conducted fundraising activity in 2025 and were selected for participation. For further details on the CEO Carry Incentive, please refer to the disclosure on pages 69 and 70 of BlackRock’s 2025 Proxy Statement.
EXECUTIVE CARRY PROGRAM (ECP)
BlackRock has utilized carry‑based incentive arrangements for certain employees and executives for many years to align incentives with the at‑risk and long‑term nature of private markets economics and investment cycles.
In January 2026, the MDCC approved the adoption of a carry‑based long‑term incentive program for select senior executives, other than the CEO, referred to as the Executive Carry Program (ECP). The ECP is designed to align the long‑term interests of senior enterprise leaders with the performance of BlackRock’s private markets investment platform and long‑term value creation.
PROGRAM RATIONALE
The MDCC believes the ECP strengthens BlackRock’s ability to attract, retain and motivate key senior leaders during a period of sustained growth and transformation in private markets. As our private markets platform continues to evolve, the ECP provides meaningful incentives that align with our strategy, recognize the expanded scope of executives’ responsibilities as the platform grows, and reflect the competitive talent landscapes in which executives serve. Delivering the next phase of BlackRock’s strategy through 2030 and beyond requires continued stewardship by leaders with enterprise‑wide responsibilities and significant influence over private markets growth, integration and performance.

The MDCC also believes the ECP reinforces alignment with long‑term shareholder value creation. The realization of carried interest requires successful fundraising, disciplined capital deployment and strong investment performance, which, if achieved, would be expected to support future fundraising activity, organic growth in investment advisory fees and the continued expansion of BlackRock’s private markets franchise.

Successful fundraising	Disciplined capital deployment	Strong investment performance	Realization of carried interest and momentum into future fundraising activity	Support future fundraising activity, organic growth in investment advisory fees and the continued expansion of BlackRock’s private markets franchise	Alignment with long-term shareholder value creation

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Executive Compensation
PROGRAM DESIGN AND KEY TERMS
Participation in the ECP is limited to senior executives whose leadership, responsibilities and contributions are pivotal to the long‑term growth and performance of BlackRock’s private markets platform and the firm more broadly. Under the ECP, selected senior executives (other than the CEO) may be eligible for awards representing the right to receive a percentage of the carry distributions from a pool of BlackRock’s flagship private markets investment funds. Individual award allocations are determined annually based on a holistic assessment of role scope, leadership impact, individual and business performance, and contribution to enterprise value creation.
Key program features are generally consistent with the CEO Carry Incentive, with the exception of back-weighted vesting as noted below:

100% at-risk and tied to future performance of selected private markets funds, aligned with key drivers of long-term shareholder value creation	Five‑year ratable back-weighted vesting (0% vesting in years 0-2, and then 33-1/3% vesting in years 3-5)	No realizable value at grant	All distributions disclosed in the Summary Compensation Table if and when earned and are subject to typical holdback and clawback provisions

Unvested interests are subject to forfeiture upon termination of employment, except that (i) upon voluntary termination without cause or qualified retirement, vesting will continue for two years with any remaining unvested portion forfeited, and (ii) in the event of death or disability, vesting will be fully accelerated. See page 100 for further details.

All termination protections (other than a termination due to death) are subject to compliance with applicable restrictive covenants, including non-competition, non-solicitation and nondisclosure obligations. In addition, awards will be subject to BlackRock’s clawback and recoupment policies.

APPROVAL OF 2025 ECP ALLOCATION
In January 2026, the MDCC approved allocations of carried interest under the ECP as part of the 2025 long‑term incentive compensation program. These allocations included awards to the following NEOs: Mr. Goldstein and Mr. Small.
In evaluating ECP allocations, the MDCC considered, among other factors, executives’ enterprise‑wide leadership roles, influence and impact on BlackRock’s private markets platform and significant contributions to the firm’s strategic transactions, including the acquisitions of Global Infrastructure Partners, HPS Investment Partners and Preqin.
Mr. Goldstein and Mr. Small were recognized for their central roles in the 2025 execution of BlackRock’s 2030 strategy and in overseeing the integration, scaling and long‑term performance of the private markets franchise. In particular:
•Mr. Goldstein provided leadership and oversight across Equity Private Markets and supported the private markets platform through operational and strategic integration efforts related to HPS and Preqin.
•Mr. Small architected and led the 2025 execution of BlackRock’s 2030 strategy and oversaw capital allocation and strategic resource deployment across growth priorities, including private markets.
In determining ECP allocations for 2025, the MDCC considered a range of quantitative and qualitative analyses of performance and reward scenarios pursuant to the program. This context informed the MDCC’s determinations of each individual allocation — aligning future potential distributions, if any, with the level of impact the participant is positioned to provide.
Awards under the ECP are intended to function as long‑term, pay‑for‑performance incentives. Consistent with the CEO Carry Incentive, ECP allocations have no intrinsic value at grant and may ultimately result in no realized value. Any potential distributions are not guaranteed and are entirely dependent on fund performance, reinforcing a strong alignment between executive compensation, client outcomes and long‑term value creation.

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Executive Compensation
ROLE OF THE COMPENSATION CONSULTANT
In 2025, the MDCC continued to engage Semler Brossy for objective advice on compensation practices and the competitive landscape for the compensation of BlackRock’s NEOs.
Semler Brossy reports directly to the MDCC and interacts with BlackRock management when necessary and appropriate. Semler Brossy provides services only to the MDCC as an independent consultant and does not have any other consulting engagements with, or provide any other services to, BlackRock. The independence of Semler Brossy has been assessed according to factors stipulated by the SEC, and the MDCC concluded that no conflict of interest exists that would prevent Semler Brossy from independently advising the MDCC.
A representative from Semler Brossy meets with the MDCC at Committee meetings and at key points throughout the year to provide objective advice to the MDCC on existing and emerging compensation practices among financial services companies, as well as companies in the asset management sector. The representative from Semler Brossy also meets with the MDCC in executive sessions throughout the year to discuss compensation practices and industry pay trends.
PEER GROUP COMPOSITION
The MDCC reviews the composition of our peer group to ensure the group continues to serve as an appropriate market reference for executive compensation purposes. In considering the composition of our peer group, the MDCC considers companies that are in our industry or have similar lines of business, are competitors for our executive talent, are large, complex organizations with global reach and/or are similarly sized from a revenue and market capitalization perspective. Since the changes made in 2024, our peer group more closely reflects the current scale and breadth of our business, in alignment with our strategic emphasis on private markets growth. There were no changes to the peer group in 2025.
2025 PEER GROUP PERCENTILE
BlackRock’s Scale vs. 2025 Peer Group, as of December 31, 2025
2025 PEER GROUP

Independent / Captive Asset Managers (n=9)			Alternative Asset Managers (n=3) Apollo Global Management Blackstone KKR & Co.
Ameriprise Financial BNY Mellon Charles Schwab	Franklin Resources Goldman Sachs Morgan Stanley	Northern Trust State Street T. Rowe Price Group

Technology-Oriented Financial Services Firms (n=5)
American Express Fiserv	Mastercard PayPal	Raymond James

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Executive Compensation
COMPETITIVE PAY POSITIONING – MARKET DATA
BlackRock engages Aon, a compensation consultant that specializes in conducting proprietary compensation surveys and interpreting compensation trends, using their integrated Radford McLagan Compensation Database. The Company has used these surveys to evaluate the competitiveness of its executive compensation programs overall, including by functional business and by title, and make comparisons on an individual NEO basis, where survey data was available and appropriate. Semler Brossy independently reviewed the results and companies included in the surveys. BlackRock does not engage in formal benchmarking in setting executive compensation levels.
Survey results were analyzed to account for differences in the scale and scope between BlackRock and other survey participants.
Survey participants include both stand-alone, publicly traded asset management companies as well as a broader set of privately held or subsidiary asset management organizations for which publicly available compensation data is not available. Confidentiality obligations to Aon and to its survey participants prevent BlackRock from disclosing the companies included in the surveys.
The MDCC reviews market data to understand compensation practices and trends in the broader marketplace. Individual NEO compensation decisions are primarily based on assessments of individual NEO and Company performance.

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Executive Compensation
3. 2025 NEO Compensation and Performance Summaries

Linking Pay and Performance
In accordance with our pay-for-performance philosophy, the MDCC conducted a holistic evaluation of NEO performance for 2025 against pre‑established, weighted performance objectives related to financial goals (50%), business strength (25%) and organizational strength (25%), as outlined in “Annual NEO Framework: NEO Pre-Set Performance Scorecard Performance Metrics” on page 61.
The MDCC determined that 2025 performance results far exceeded the MDCC’s expectations, resulting in a “Far Exceeds” rating for all NEOs.
UNDERSTANDING A “FAR EXCEEDS” RATING
A “Far Exceeds” rating is reserved for years in which performance materially surpasses the MDCC’s expectations across multiple measures and demonstrates both exceptional leadership execution and meaningful long-term impact (versus strong, but expected, results).
A “Far Exceeds” rating reflects the MDCC’s conclusion that:
•Performance results significantly exceeded expectations across KPIs when objectives were set at the beginning of the year;
•Performance results were achieved in a manner consistent with BlackRock’s culture and supportive of our long‑term strategy; and
•Leadership actions strengthened the firm’s trajectory beyond the current performance cycle.
The following individualized NEO performance assessments helped inform the MDCC’s determination of 2025 pay outcomes.

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Executive Compensation

Laurence D. Fink Chairman and CEO

RESPONSIBILITIES:
As CEO, Mr. Fink guides and oversees BlackRock’s long-term strategic direction to deliver value for clients and shareholders.
He is responsible for senior leadership development and succession planning, defining and reinforcing BlackRock’s mission and culture, and engaging with key strategic clients, industry leaders, regulators and policymakers.
	2025 Compensation	(Thousands)
	Base Salary	$1,500
	Annual Cash Bonus	$10,568
	Annual RSU Incentive	$8,433
	BPIP award	$24,500
	Total Incentive Awards	$43,500
	Total Annual Compensation	$45,000

The MDCC’s assessment of Mr. Fink’s performance relative to his 2025 responsibilities and objectives resulted in a Far Exceeds determination.
Based on its assessment, the MDCC set Mr. Fink’s Total Incentive Award outcome at $43.5 million, or a 24% increase to his 2024 Total Incentive Award. In determining this outcome, the MDCC acknowledged Mr. Fink’s extraordinary efforts in 2025 in which he far exceeded expectations in terms of his role in both the Company's financial strength and the success of organizational / strategic transformations. Similar to last year’s award, the 2025 CEO Carry Incentive was allocated to better align CEO pay to the private markets-driven evolution in BlackRock’s business strategy and Mr. Fink’s role, and recognized his contributions to the private markets platform. More details on the annual CEO Carry Incentive can be found on page 72.

Overall Assessment: Far Exceeds Expectations
COMPENSATION SCORECARD

Performance Category	Performance Highlights

Financial Performance 50% Assessment
•Under Mr. Fink’s leadership, BlackRock delivered exceptional financial performance in 2025, marking one of the strongest operating years in the Company’s history. The firm achieved record net inflows, operating income, as adjusted, and share price during the year.
•BlackRock generated $698 billion of net inflows which drove record $1.6 billion organic revenue growth — the firm’s highest growth on a percentage basis since 2021, achieved from a higher-than ever revenue and AUM base (AUM closed the year above $14 trillion AUM, up from $11.6 trillion in 2024).
•Coupled with disciplined expense management, these results delivered another year of robust annual earnings growth and operating leverage: operating income, as adjusted, increased 18% to $9.6 billion and diluted EPS grew 10%.
•While BlackRock’s share price declined from all-time highs in the final two months of the year amidst broader market volatility, the firm’s differentiated financial performance supported strong shareholder value creation, including an all-time high share price in 2025, and 3-year and 5-year Total Shareholder Returns of 62% and 67%, respectively.

BLACKROCK, INC. | 2026 PROXY STATEMENT	77

Executive Compensation

Performance Category	Performance Highlights

	BLACKROCK PERFORMANCE
		Measures		2024	2025	Growth
	Drive profitable growth	NTM P/E Multiple(1)		21x	20x
		Total Shareholder Return(2)		29%	7%
		3YR		21%	62%
		5YR		131%	67%
		Diluted EPS, as adjusted ($)(3)	YoY%	$43.61	$48.09	10%
		Adj. Operating Income ($b)(3)	YoY%	$8.1	$9.6	18%
	Accelerate organic revenue growth	Net New Business ($b)(4)	% OAG	$654 Growth	$698 Growth	6%
		3YR Avg.(4) (reference)		$440		5%
		5YR Avg.(4) (reference)		$420		5%
		Organic Revenue Growth ($m)(5)	% ORG	$747 Growth	$1,646 Growth	10%
		3YR Avg. (reference)		$340		6%
		5YR Avg. (reference)		$655		6%
	Enhance operating leverage	Adj. Op Margin (%)(3)	YoY bps	44.5%	44.1%	(40)bps
		Excluding the impact of performance fees and related compensation, operating margin, as adjusted, increased relative to 2024
		Organic Revenue less Controllable Expense Growth(6)		>1%	>3%

Shareholder Value Data	BlackRock	Traditional Peers(7)	Alternative Asset Manager Peers	S&P 500

NTM P/E Multiple(1)	20x	10x	20x	22x
Total Shareholder Return(2) (1-year)	7%	29%	(6)%	18%
Total Shareholder Return(2) (3-year)	62%	42%	131%	86%
Total Shareholder Return(2) (5-year)	67%	70%	186%	96%

(1)NTM P/E multiple refers to the Company’s stock price as of December 31, 2025, divided by the consensus estimate of the Company’s expected earnings over the next 12 months. Sourced from FactSet.
(2)Total Shareholder Return (or “TSR”) is defined as the change in stock price plus reinvested dividends, measured through December 31, 2025.
(3)Amounts are shown on an “as adjusted” basis. For a reconciliation with GAAP, please see Annex A.
(4)Beginning in the first quarter of 2025, BlackRock updated the presentation of net flows to separately disclose realizations, which represent return of capital/return of investments. Historical periods have been adjusted to exclude realizations.
(5)Organic Revenue Growth is a measure of the estimated annual revenue impact of BlackRock’s total net new business in a given year, including net new technology services revenue, excluding the effect of market appreciation/(depreciation) and foreign exchange. Organic Revenue is not directly correlated with the actual revenue earned in a given year.
(6)Organic Revenue less Controllable Expense Growth is defined as Organic Revenue Growth (as defined above) less growth in certain expenses that the Company views as controllable, which primarily consist of general and administration expense and the non-incentive portion of compensation and benefits. This metric is intended to provide insight into the Company’s ability to enhance operating leverage by growing organic revenues at or faster than controllable expenses.
(7)Traditional Peers refers to public company asset managers: Alliance Bernstein, Affiliated Managers Group, Franklin Resources, Invesco and T. Rowe Price.

78	BLACKROCK, INC. | 2026 PROXY STATEMENT

Executive Compensation

Performance Category	Performance Highlights

Business Strength 25% Assessment
Deliver on our commitments to clients
•Directly guided the expansion and modernization of BlackRock’s private market asset and data ecosystem, integrating the firm’s pivotal acquisitions, accelerating joint commercialization and accelerating the firm’s rebalancing toward higher‑growth and more durable revenue streams, with private markets and technology representing approximately 25% of total revenue.
•Continued to fortify BlackRock’s long-term leadership in ETFs for clients, achieving record ETF net inflows of $527 billion, generating 12% organic asset growth and securing the top share of industry flows.
•Continued to direct emphasis on the Aladdin client experience, where the firm achieved greater platform resilience (including near-perfect Aladdin availability) and continued expansion in clients’ adoption of multi‑product mandates (including several flagship mandates that helped drive firm revenue growth).
Grow with our clients’ needs
•Advanced BlackRock’s private markets strategy, establishing the firm as a top‑five alternatives manager globally with $676 billion in AUM following the closing of the HPS acquisition, significantly enhancing the firm’s scale, durability, and long‑term growth targets in the space.
•Accelerated growth across BlackRock’s models and target date businesses, spearheading several of the firm’s most significant fundraising successes.
Innovate how we serve clients
•Bolstered BlackRock’s industry-leading whole portfolio capabilities by unifying key investment and technology platforms and securing landmark mandates, reinforcing BlackRock’s leadership in scaled outsourcing and integrated portfolio solutions.
•Reinforced a mandate for innovation and product leadership for clients across the firm, resulting in BlackRock launching or converting more than 300 products in 2025 while expanding its digital asset offerings and delivering new investment solutions.
Lead in a changing world
•Expanded global brand presence through major iShares campaigns and entry into new growth markets, including India (Jio BlackRock AMC) and Taiwan ETFs, elevating the BlackRock brand worldwide.
•Advanced next‑generation infrastructure and AI‑related investment partnerships that address client demand for data center and energy infrastructure solutions.
•Strengthened and scaled the firm’s public policy engagement model, resulting in 2,500 global policymaker engagements with increased participation by BlackRock’s senior leaders (15+trips).

BLACKROCK, INC. | 2026 PROXY STATEMENT	79

Executive Compensation

Performance Category	Performance Highlights

Organizational Strength 25% Assessment
Leadership development
•In partnership with Mr. Kapito, further evolved management development and succession planning, achieving above-target succession readiness across GEC and key Managing Director roles to further strategically reinforce leadership strength and continuity.
•Elevated and organized BlackRock’s senior-most enterprise leaders (including an additional 20 leaders to the GEC), bolstering global leadership operating collaboration and consistency.
•Similarly, cascaded such efforts deeper into the organization and across the firm’s offices globally including developing an enhanced, scalable leadership pipeline and development programs implemented to support the firm’s long-term growth and enterprise risk management.
Talent and culture
•Reinforced BlackRock’s culture through firm‑wide leadership forums and communications, driving year‑over‑year improvement in employee survey scores related to culture and belonging.
•Advanced multiyear talent initiatives focused on strengthening leadership effectiveness, including the inaugural “Managing at BlackRock” program exceeding enrollment targets (>1,000 people managers).
•Expanded employee well‑being and mental health programs, including more than 700 Mental Health Ambassadors and a 30% year‑over‑year increase in employee assistance program utilization.
Organizational effectiveness
•In partnership with Mr. Kapito, successfully integrated talent and operations from acquisitions (GIP, HPS, Preqin and ElmTree) while maintaining organizational stability and client execution through significant structural change.
•Advanced multiyear operating plans, including expansion of the iHub footprint and optimization of managerial spans and layers to support a scalable global platform.

80	BLACKROCK, INC. | 2026 PROXY STATEMENT

Executive Compensation

Robert S. Kapito President

RESPONSIBILITIES:
As President, Mr. Kapito is responsible for day-to-day oversight of all of BlackRock’s key operating units including Investment Strategies, Client Businesses, Technology & Operations, and Risk & Quantitative Analysis.
He ensures connectivity and coordination of operating processes across the organization, which extends to his role as a Director on BlackRock’s Board.
	2025 Compensation	(Thousands)
	Base Salary	$1,250
	Annual Cash Bonus	$7,000
	Annual RSU Incentive	$6,000
	BPIP award	$16,750
	Total Incentive Awards	$29,750
	Total Annual Compensation	$31,000

He is also responsible for initiatives to drive active investment performance and results across each of BlackRock’s platforms.
The MDCC’s assessment of Mr. Kapito’s performance relative to his 2025 responsibilities and objectives resulted in a Far Exceeds determination.
Based on its assessment, the MDCC set Mr. Kapito’s Total Incentive Award outcome at $29.75 million, or a 25% increase to his 2024 Total Incentive Award.

Overall Assessment: Far Exceeds Expectations
COMPENSATION SCORECARD

Performance Category	Performance Highlights

Financial Performance 50% Assessment
•Under Mr. Kapito’s leadership of BlackRock’s distribution platform, the firm generated $698 billion of client net inflows, diversified across client types, products and regions.
•Client inflows under Mr. Kapito’s purview drove 10% organic revenue growth, resulting in a record ~$1.6 billion in new organic revenue and contributing to an all-time high revenue of $24.2 billion.
•Supported firm‑wide operating leverage and expense discipline, contributing to double‑digit operating income growth.
•Oversaw BlackRock’s liquid active investment platform, delivering improved investment performance and contributing to $1.4 billion in total performance fees.

	BlackRock Performance
	Measures	2024	2025
	Net New Base Fee Growth	7%	9%
	Operating Income, as adjusted(1) ($ millions)	$8.1	$9.6
	Operating Margin, as adjusted(1)	44.5%	44.1%

(1)Amounts are shown on an “as adjusted” basis. For a reconciliation with GAAP, please see Annex A.

BLACKROCK, INC. | 2026 PROXY STATEMENT	81

Executive Compensation

Performance Category	Performance Highlights

Business Strength 25% Assessment
Deliver on our commitments to clients
•Oversaw the delivery of improved investment performance within the firm’s investment platform for clients, including liquid active strategies and above‑target private markets performance.
•Led Global Product Solutions (GPS), BlackRock Global Markets (BGM), and Portfolio Management Group (PMG) platforms to strong commercial and investment outcomes, including record iShares inflows, exceeding organic growth and revenue targets in BGM, and outpacing industry growth across systematic and multi‑asset strategies.
•Under Mr. Kapito’s leadership, the firm’s active investment platform kept alpha at the heart of BlackRock, delivering strong long-term performance for clients with actively managed AUM above all respective benchmarks for the trailing 3- and 5-year periods.

	Actively managed AUM above benchmark or peer median	1-Yr	3-Yr	5-Yr
	Taxable Fixed Income	76%	86%	82%
	Tax-Exempt Fixed Income	46%	53%	62%
	Fundamental Equity	40%	71%	46%
	Systematic Equity	78%	95%	94%

•Strong active investment performance coupled with Mr. Kapito’s effective client relationships, resulted in achieving annual active net inflows of $136 billion, reflecting expansion of the active platform and sustained client demand for the firm’s active investment capabilities.
•Similarly, in partnership with Mr. Fink, oversaw BlackRock’s index investment performance that ended the year with over 96% and 99% of the firm’s Index Equity and Fixed Income assets within index tracking tolerance across 3- and 5-year horizons, respectively.
Grow with our clients’ needs
•In partnership with senior leaders, successfully integrated acquisitions of GIP, HPS and Preqin, generating strong commercial momentum through joint initiatives and new business builds and expanding BlackRock’s capabilities across insurance, wealth, and institutional channels.
•In partnership with Mr. Kushel, accelerated active ETF growth through targeted product development and expanded use of models and solutions platforms.
•Continued development of local capital markets capabilities in the Middle East, including the build out of the mortgage market in Saudi Arabia and other investment solutions to drive $1B in revenue by 2030.
Innovate how we serve clients
•In partnership with Stephen Cohen, Chief Product Officer, accelerated product innovation across GPS platform with over 300 new launches and conversions and 20% net new base fees from ETFs launched within the past two years.
Lead in a changing world
•In partnership with Mr. Fink, led global engagements with clients, policymakers and industry leaders to provide differentiated thought leadership and enhanced the firm’s ability to anticipate and respond to evolving client investment needs.
•Expanded public policy engagement model, resulting in 2,500 global policymaker engagements and increased participation by BlackRock’s senior-most leaders.

82	BLACKROCK, INC. | 2026 PROXY STATEMENT

Executive Compensation

Performance Category	Performance Highlights

Organizational Strength 25% Assessment
Leadership development
•Played a central role in elevating and organizing BlackRock’s senior-most enterprise leaders (including an additional 20 leaders elevated to the Global Executive Committee), bolstering global leadership operating collaboration and consistency.
•In partnership with Mr. Fink, further evolved management development and succession planning, achieving above-target succession readiness across the GEC and key Managing Directors, reinforcing leadership continuity and mitigating key-person dependency.
•Under Mr. Kapito’s leadership as a culture carrier of BlackRock’s Principles and its purpose of helping more and more people experience financial well-being, BlackRock ranked #1 among Securities and Asset Management companies in Fortune’s 2026 “Most Admired Companies” rankings and 22nd among all companies.
Talent and culture
•In partnership with Mr. Fink, reinforced BlackRock’s culture through firm‑wide leadership forums and communications, driving year‑over‑year improvement in employee opinion survey scores related to culture and belonging.
•Visited 20+ BlackRock offices around the world and supported the further expansion of the BlackRock footprint, to now include 154 offices in 88 cities.
•In partnership with Mr. Goldstein, sponsored and led key talent programs (including the “Recognized by Rob[2]” program) and supported the growth and development of employee networks and engagement, enablement and belonging initiatives, reinforcing BlackRock’s culture and Principles across the firm.
Organizational effectiveness
•In partnership with Mr. Fink, successfully integrated talent and operations from acquisitions (GIP, HPS, Preqin and ElmTree) while maintaining organizational stability and client execution through significant structural change.
•Co-led major organizational, leadership and platform enhancements across all pillars of PMG, significantly strengthening collaboration, stewardship and execution discipline at scale.

BLACKROCK, INC. | 2026 PROXY STATEMENT	83

Executive Compensation

Robert L. Goldstein COO

RESPONSIBILITIES:
As COO, Mr. Goldstein oversees the day-to-day global business of the firm and ensures that the organization, including its investment, client, risk and technology functions, has the necessary connectivity, coordination and operating processes in place to succeed. This includes overseeing Aladdin and the firm’s operating and technology platforms.
	2025 Compensation	(Thousands)
	Base Salary	$750
	Annual Cash Bonus	$5,002
	Annual RSU Incentive	$5,088
	BPIP award	$8,500
	Total Incentive Awards	$18,590
	Total Annual Compensation	$19,340

Mr. Goldstein is a member of BlackRock’s GEC and the co-chair, along with Mr. Small, of the BlackRock Global Operating Committee. He also co-chairs, along with Mr. Small, the Planning, Budgeting and Alignment (“PBA”) Committee, which makes recommendations regarding the Company’s budget and evaluates new initiatives aimed at driving growth and achieving strategic objectives.
The MDCC’s assessment of Mr. Goldstein’s performance relative to his 2025 responsibilities and objectives resulted in a Far Exceeds determination.
Based on its assessment, the MDCC set Mr. Goldstein’s Total Incentive Award outcome at $18.59 million, or a 35% increase to his 2024 Total Incentive Award. This decision demonstrates Mr. Goldstein’s accomplishments this year including being a key leader in driving BlackRock’s strategy and operational excellence, as well as being an exceptionally visible and collaborative culture carrier who excels at mentoring others. In recognition of these contributions to BlackRock, as well as his leadership in the private markets driven evolution of BlackRock’s business strategy, Mr. Goldstein received an award pursuant to the Executive Carry Program. More details on the Executive Carry Program can be found on page 72.

Overall Assessment: Far Exceeds Expectations
COMPENSATION SCORECARD

Performance Category	Performance Highlights

Financial Performance 50% Assessment
•Under Mr. Goldstein’s leadership as COO, BlackRock delivered record revenue of over $24.2 billion, a 19% increase from 2024, and record AUM of more than $14 trillion, a 22% increase from 2024, marking one of the strongest operating years in BlackRock’s history.
•Partnered with Mr. Kapito and Mr. Small to lead the day to day management of BlackRock’s platforms, driving scale and disciplined expense management and contributing to 18% operating income growth, 10% organic revenue growth (achieved efficiently and outpacing growth in controllable expenses), and an operating margin, as adjusted, of 44.1%.
•Led disciplined capital and headcount allocation, including investments in key strategic initiatives that advanced BlackRock’s 2030 strategy through organic and inorganic builds, driving $698 billion of net inflows and a record $1.6 billion in new organic revenue.
•Oversaw the firm’s technology services business that delivered 16% organic growth in ACV.

84	BLACKROCK, INC. | 2026 PROXY STATEMENT

Executive Compensation

Performance Category	Performance Highlights

Business Strength 25% Assessment
•Partnered with Mr. Small to architect the firm’s 2030 strategy and drive execution in 2025 across businesses, embedding metrics-based management and aligning capital and talent to priority growth areas, with AI at the center, contributing to strong, broad-based organic revenue growth.
•Oversaw capital and headcount deployment tied to strategic initiatives, supporting organic growth across public and private markets, including advances in insurance, digital assets, Citi wealth OCIO, JioBlackRock in India, and more.
•Partnered with Mr. Small to lead the transformation of BlackRock’s private markets platform through the acquisitions of GIP, HPS, and Preqin – making BlackRock a top 5 alternatives manager and creating the industry’s leading private markets data and technology platform, now ~25% of firmwide revenue.
•Led the design of the Global Partners Office and served as executive sponsor for relationships with strategic clients globally, with a focus on the Middle East and Asia Pacific, advancing opportunities across infrastructure, private credit, digital assets, Aladdin, and more.
•Oversaw BlackRock’s digital assets platform, now a $500 million revenue platform with two of the largest and fastest growing funds in their categories.

Organizational Strength 25% Assessment
•Played a central role in elevating leadership across BlackRock’s operations, technology, and client platform, strengthening scale and succession readiness.
•Visited 20+ offices around the world and drove continued expansion of the BlackRock footprint to now include 154 offices in 88 cities.
•Strengthened connectivity between senior leadership and employees through leading dozens of Global Town Halls, offsites, global Managing Director/Director calls, and other targeted communication initiatives.
•Championed One BlackRock culture through sponsorship of key talent programs (including the “Recognized by Rob[2]” program with Mr. Kapito), Early Careers Programming, reinforcing One BlackRock and driving strong year-over-year improvement in the employee opinion survey scores relating to culture and belonging.

BLACKROCK, INC. | 2026 PROXY STATEMENT	85

Executive Compensation

Martin S. Small CFO and Global Head of Corporate Strategy

RESPONSIBILITIES:
As CFO and Global Head of Corporate Strategy, Mr. Small is responsible for leading the Finance and Strategy teams and managing BlackRock’s overall financial condition, including resource and capital allocation. He oversees BlackRock’s accounting and controllership, financial planning and analysis, tax, treasury, investor relations, corporate development, and corporate strategy.
2025 Compensation	(Thousands)
Base Salary	$750
Annual Cash Bonus	$5,002
Annual RSU Incentive	$5,088
BPIP award	$8,500
Total Incentive Awards	$18,590
Total Annual Compensation	$19,340

Mr. Small is a member of BlackRock’s GEC and the co-chair, along with Mr. Goldstein, of the BlackRock Global Operating Committee. He also serves as the sponsor for BlackRock’s Gives Network, which coordinates and supports employee philanthropy and volunteerism.
He co-chairs, along with Mr. Goldstein, the PBA Committee, which makes recommendations regarding the Company’s budget and evaluates new initiatives aimed at driving growth and achieving strategic objectives.
The MDCC’s assessment of Mr. Small’s performance relative to his responsibilities and objectives as CFO and Global Head of Corporate Strategy in 2025 resulted in a Far Exceeds determination.
Based on its assessment, the MDCC set Mr. Small’s 2025 Total Incentive Award outcome at $18.59 million.
In recognition of Mr. Small’s expanded responsibilities and significant contributions to key commercial initiatives and operational excellence as CFO and Global Head of Strategy, the MDCC agreed to increase Mr. Small’s year-end NEO baseline pay opportunity to $14.52 million, to be on par with Mr. Goldstein’s. As a result of the MDCC’s assessment, Mr. Small’s Total Incentive Award determination was 35% above this opportunity at year end. In addition, Mr. Small received an award pursuant to the Executive Carry Program in recognition of his contributions to BlackRock as well as his leadership in the private markets driven evolution of BlackRock’s business strategy. More details on the Executive Carry Program can be found on page 72.

Overall Assessment: Far Exceeds Expectations
COMPENSATION SCORECARD

Performance Category	Performance Highlights

Financial Performance 50% Assessment
•Under Mr. Small’s leadership as CFO, BlackRock delivered record revenue of over $24.2 billion, a 19% increase from 2024, and record AUM of more than $14 trillion, a 22% increase from 2024.
•Partnered with Mr. Kapito and Mr. Goldstein to guide day-to-day management of BlackRock’s business operations and drive scale and disciplined expense management, contributing to 18% adjusted operating income growth, 10% organic revenue growth (achieved efficiently and outpacing growth in controllable expenses) and an operating margin, as adjusted, of 44.1%.
•Led disciplined capital and headcount allocation, including strategic investments of compensation and general and administrative expenses in organic builds, contributing to commercial momentum, resulting in more than $1.6 billion in new organic revenue.
•Improved margins on recurring fee-related earnings by managing operating income and EPS-growth drivers through various scale initiatives, BlackRock’s corporate tax position (efficient legal entity redesign) and budget management efforts across the firm’s businesses.

86	BLACKROCK, INC. | 2026 PROXY STATEMENT

Executive Compensation

Performance Category	Performance Highlights

Business Strength 25% Assessment
•Returned a record $5.0 billion in capital to shareholders, including $1.6 billion in share repurchases, reflecting disciplined capital allocation and commitment to shareholder returns.
•Architected, then led 2025 execution of the firm’s 2030 strategy, embedding metrics-based management and aligning capital and talent to priority growth areas, contributing to strong, broad-based organic revenue growth.
•Oversaw capital and headcount deployment tied to strategic initiatives, supporting organic growth across public and private markets, including advances in insurance, SMA solutions, digital assets, iShares, and the Citi Wealth SMA/OCIO.
•Played a key executive role in transformational inorganic growth initiatives aligned with 2030 priorities, including acquisitions of HPS, Preqin and ElmTree, strategic investments in insurance-related assets (e.g., Viridium) and digital infrastructure via AIP while continuing to serve as the executive lead for the GIP and HPS integrations.
•Led design and delivery of BlackRock’s 2025 Investor Day, enhancing transparency into platform expansion, the firm’s 2030 roadmap, and financial modeling.
•Enhanced external quarterly reporting to expand private markets disclosures and clarify fee- and performance-based revenue drivers, improving investor understanding and modeling consistency.

Organizational Strength 25% Assessment
•Elevated leadership depth across the firm’s largest distribution (Americas Client Business) and SMA solutions platforms, strengthening succession readiness in large-scale client franchises.
•Advanced talent development within Finance & Strategy through expanded leadership roles, job shadowing frameworks and targeted development for high potential leaders.
•Strengthened connectivity between senior leadership and employees through leading, presenting at, and/or developing the agendas of firmwide Town Halls, offsites, global Managing Director/Director calls, and other targeted communication initiatives.
•Championed critical talent initiatives, including the Global Leadership Summit, Talent Bench Review, and offsites for executive management committees, reinforcing leadership alignment and culture.
•Advanced BlackRock’s sustainability strategy across operations, suppliers, and client platforms, achieving a 100% renewable-energy match goal and expanding BlackRock’s Supplier Sustainability Program to engage suppliers representing 63.6%(1) of the firm's emissions and launch BlackRock's Supplier Clean Energy Initiative.

(1)As of December 31, 2024.

BLACKROCK, INC. | 2026 PROXY STATEMENT	87

Executive Compensation

J. Richard Kushel Head of Portfolio Management Group

RESPONSIBILITIES:
As Head of the Portfolio Management Group (“PMG”), which encompasses BlackRock’s Fundamental and Systematic investing across Fixed Income, Equities and Multi-Asset Strategies as well as the BlackRock Investment Institute. Mr. Kushel is responsible for the firm’s liquid alpha-seeking investment products, performance, and asset allocation and portfolio solutions capabilities.
2025 Compensation	(Thousands)
Base Salary	$750
Annual Cash Bonus	$3,375
Annual RSU Incentive	$2,625
BPIP award	$6,250
Total Incentive Awards	$12,250
Total Annual Compensation	$13,000

Mr. Kushel is a member of the GEC and Co-Chair of the GEC Investment Sub-Committee. He is also the GEC sponsor of the firm’s Black Professionals & Allies Network, a network open to all employees.
Mr. Kushel led BlackRock’s PMG through a year of change and successfully delivered the majority of PMG’s performance goals for clients while continuing the focus on driving commercial outcomes and innovation. Mr. Kushel invested in PMG and the broader BlackRock workforce and culture, effectively increasing retention and strengthening the organization for the future.
Overall, the MDCC’s assessment of Mr. Kushel’s performance resulted in a Far Exceeds determination. Based on this assessment, the MDCC set Mr. Kushel’s Total Incentive Award outcome at $12.25 million, or a 23% increase to his 2024 Total Incentive Award.

Overall Assessment: Far Exceeds Expectations
COMPENSATION SCORECARD

Performance Category	Performance Highlights

Financial Performance 50% Assessment
•Delivered PMG revenue of $9.4 billion in 2025, including $743 million in performance fees from the firm’s liquid business, exceeding the annual average by 24% ($600 million) since 2018.
•Drove significant improvement in investment performance across PMG and liquid active businesses, resulting in $8.6 billion in alpha dollars for clients, and improved Alpha Target Ratio to 67% from 49% (measures the stated alpha target a fund actually returned over a range of time periods).
•Delivered strong commercial and revenue outcomes across key platforms, with Systematic and multi-asset strategies and solutions outpacing broader industry growth.

88	BLACKROCK, INC. | 2026 PROXY STATEMENT

Executive Compensation

Performance Category	Performance Highlights

Business Strength 25% Assessment
•Successfully integrated BlackRock’s Private Debt business with the newly acquired HPS business mid-year while maintaining strong momentum, including 14% annualized organic growth for the first half of 2025 and improved credit performance.
•In partnership with Mr. Kapito, accelerated and drove active ETF growth through targeted product development and use of models and solutions platforms to accelerate adoption.
•Scaled PMG efficiently through iHub hiring, leveraging AI to enhance and automate core processes including use of Asimov, an AI Research Platform to scale equity research and delivering cost savings through technology license optimization.
•Contributed to key commercial priorities including developing a hedge fund platform, and major outsourcing and partnership initiatives such as the $80 billion Citi Wealth SMA outsourcing.

Organizational Strength 25% Assessment
•Executed major organizational and leadership changes across PMG, including a more cohesive and active investment platform, strengthening accountability, stewardship, and execution across all investment pillars.
•Assumed responsibility for the BlackRock Investment Institute, integrating thought leadership into PMG to increase relevance, consistency and impact with clients and investors.
•Championed talent and culture across the firm, including serving in different capacities on committees for our professional networks, strengthening inclusion and engagement.
•Expanded leadership capacity through targeted senior hires and broader remits for high potential leaders, supporting sustained business growth.

BLACKROCK, INC. | 2026 PROXY STATEMENT	89

Executive Compensation
4. Compensation Policies and Practices

Summary of Executive Compensation Practices
Our compensation program reflects our commitment to responsible financial and risk management and is exemplified by the following policies and practices:

What We Do	What We Don’t Do

•Review pay and performance alignment;
•Balance short- and long-term incentives, cash and equity, and fixed and variable pay elements;
•Maintain a Dodd-Frank compliant clawback policy that requires the recovery of erroneously received incentive-based compensation in the event of an accounting restatement due to material noncompliance with financial reporting requirements;
•Maintain an additional clawback policy that allows for the recoupment of annual and long-term performance-based compensation in the event that financial results require a significant restatement due to the actions of an employee;
•Provide for the forfeiture of equity awards upon certain restrictive covenant breaches and other actions constituting cause for termination;
•Require one-year minimum vesting for stock-based incentive awards;
•Maintain meaningful stock ownership and retention guidelines;
•Maintain policies that prohibit employees from:
◦Short-selling BlackRock securities;
◦Pledging BlackRock securities as collateral for a loan (among other items) (other than pursuant to a contractual right negotiated in connection with a merger or acquisition); or
◦Entering into any transactions that have the effect of hedging the economic risks and rewards of BlackRock securities held by such person (other than pursuant to a contractual right negotiated in connection with a merger or acquisition);
•Limit perquisites;
•Assess risks of our compensation plans, as described under “Risk Assessment of Compensation Plans” on page 91;
•Recommend one-year frequency of future executive compensation advisory votes;
•Solicit an annual advisory vote on executive compensation in order to provide shareholders with an opportunity to give regular feedback; and
•Annually review the independence of the MDCC’s compensation consultant.

•No ongoing employment agreements or guaranteed compensation arrangements with our NEOs;
•No arrangements with our NEOs providing for automatic single-trigger vesting of equity awards upon a change-in-control or transaction bonus payments upon a change-in-control;
•No dividends or dividend equivalents on unearned RSUs;
•No dividend equivalents on stock options or stock appreciation rights;
•No repricing of stock options;
•No cash buyouts of underwater stock options;
•No tax reimbursements for perquisites or tax gross-ups for excise taxes incurred due to the application of Section 280G of the Internal Revenue Code;
•No supplemental retirement benefit arrangements with our NEOs; and
•No supplemental severance benefit arrangements with our NEOs outside of the BlackRock’s Severance Plan for all U.S. eligible employees.

90	BLACKROCK, INC. | 2026 PROXY STATEMENT

Executive Compensation
STOCK OWNERSHIP GUIDELINES
At BlackRock, substantial stock ownership by senior leaders is essential to aligning management’s interests with those of our shareholders. Our guidelines ensure senior executives maintain a significant financial stake in BlackRock’s future. In 2025, after considering prevailing market practices and input from the MDCC’s compensation consultant, BlackRock simplified and expanded our stock ownership expectations for leadership, including the following changes:
•Increasing ownership thresholds of the CEO and President by 50% to $15 million and $7.5 million, respectively;
•Increasing ownership thresholds for other executive officers and certain other senior leaders by 150% to $5 million;
•Expanding the non-officer executive population subject to our stock ownership guidelines to more than 40 executives, generally subject to an ownership threshold of $2 million or greater, with the ownership threshold for the Chief Accounting Officer at $1.2 million;
•Executives must retain 100% of net shares received upon exercise, vesting or settlement of their BlackRock equity awards when identified as non-compliant with their ownership threshold, with exceptions requiring MDCC approval;
•Executives provided approximately three years to reach compliance with ownership thresholds after first becoming subject to the requirement, or becoming subject to an increase to the requirement, whether through promotion, hire or otherwise; and
•For purposes of our stock ownership guidelines, “ownership” generally includes BlackRock shares owned outright, whether directly or indirectly, as well as unvested, time-based RSUs or restricted shares (but excludes unexercised options and unvested performance-based RSUs or restricted shares, such as the BPIP awards).
The MDCC monitors compliance and may adjust requirements or timelines as appropriate.
As of December 31, 2025, all of our NEOs exceeded the stock ownership guidelines.
PROHIBITION ON HEDGING AND PLEDGING BLACKROCK SECURITIES
BlackRock’s Global Insider Trading Policy prohibits the hedging or pledging of BlackRock securities by employees, including BlackRock’s Section 16 officers and directors. Under this policy, BlackRock’s Section 16 officers and directors are prohibited from:
•Holding BlackRock securities in a margin account;
•Pledging BlackRock securities as collateral for a loan (other than pursuant to a contractual right negotiated in connection with a merger or acquisition); or
•Entering into any transactions that have the effect of hedging the economic risks and rewards of BlackRock securities held by such Section 16 officer or director (other than pursuant to a contractual right negotiated in connection with a merger or acquisition).
RISK ASSESSMENT OF COMPENSATION PLANS
Our employee compensation programs are structured to discourage excessive and unnecessary risk-taking. The Board recognizes that potential risks to BlackRock may be inherent in employee compensation programs. BlackRock periodically reviews its employee compensation programs to ensure that they are structured so as not to unintentionally promote excessive risk-taking, and the MDCC is presented the findings of such reviews. Based on these reviews, management believes that our employee compensation programs are appropriately structured and do not pose risks that are reasonably likely to have a materially adverse effect on BlackRock.
As part of its ongoing oversight, the MDCC evaluates the design of BlackRock’s compensation programs to assess whether they could create incentives for unreasonable risk‑taking, including by considering the following features:
•Reasonableness of performance goals in light of past performance and market conditions;
•Emphasis on longer-term expectations for earnings and growth;
•Use of base salary as a fixed component of compensation that does not increase with risk outcomes;
•Delivery of a portion of annual incentive compensation in the form of equity that vests over time, aligning realized value with BlackRock’s future performance;
•Increase in the proportion of annual incentive compensation delivered as equity at higher compensation levels; and
•Application of BlackRock’s clawback policies and stock ownership guidelines to promote alignment and accountability.

BLACKROCK, INC. | 2026 PROXY STATEMENT	91

Executive Compensation
The ability to understand and manage risk is fundamental to BlackRock’s business model. Consistent with this principle, our employee compensation programs reward employees for strong performance in their management of client assets and in managing risk within the risk profiles appropriate to each BlackRock client. Further, our compensation practices are designed to reinforce BlackRock’s business model in the following ways:
•Employees are not rewarded for engaging in high-risk transactions outside of established parameters;
•We do not provide undue incentives for short-term planning or action toward short-term financial rewards;
•We do not reward unreasonable risk-taking; and
•We provide a reasonable balance between the risks that are inherent in the business of investment management, risk management and advisory services.
Moreover, investment risk unrelated to client outcomes is discouraged through the design of our incentive framework, under which BlackRock excludes net investment income and gains or losses on BlackRock’s seed or co-investments when measuring operating income, as adjusted, which is the performance measure on which annual incentive compensation at BlackRock is primarily based. Although BlackRock may make seed or co-investments in its various funds alongside clients, it does not engage in proprietary trading activities that could conflict with the interests of its clients.
EQUITY GRANT POLICIES
The MDCC approves annual equity awards at a meeting of the MDCC that is held at approximately the same time every year (during the first fiscal quarter). These annual equity awards are then issued with an effective grant date occurring shortly thereafter during an open trading window following the release of financial information. The MDCC may also approve equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention or other purposes. The Company does not grant equity awards in anticipation of the release of material non‑public information, nor does it time the release of material non‑public information based on equity or option grant dates.
All equity awards are granted under a shareholder-approved plan. Although the MDCC has the authority to grant stock options, SARs, or similar option‑like instruments, the Company has not granted any such awards since May 2023. Any stock options, if granted, would have an exercise price at or above the closing market price of BlackRock common stock on the date of grant.
CLAWBACK POLICIES
BlackRock maintains a clawback policy which complies with Rule 10D-1 of the Dodd Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and the applicable NYSE listing standards (the “Dodd-Frank Clawback Policy”). The Dodd-Frank Clawback Policy requires BlackRock to recover incentive-based compensation (i.e., compensation granted, earned or vested based wholly or in part upon the attainment of any financial reporting measure) erroneously received by current or former executive officers during the three completed fiscal years immediately preceding any year in which BlackRock is required to prepare an accounting restatement due to material non-compliance with financial reporting requirements. BlackRock continues to maintain its longstanding clawback policy, which allows for the recoupment of all performance-based compensation (including cash- and equity-based incentive compensation received by a current or former employee) in the event that a significant restatement of financial results is required due to the actions of that employee (the “Standing Clawback Policy”). In addition to BlackRock’s clawback policies, BlackRock’s equity award agreements require the forfeiture of equity awards upon certain restrictive covenant breaches and other conduct constituting “cause.” As a result, BlackRock’s combined clawback policies and practices extend beyond the minimum Dodd-Frank requirements and explicitly cover all time-based equity awards.

92	BLACKROCK, INC. | 2026 PROXY STATEMENT

Executive Compensation

	Dodd-Frank Clawback Policy	Standing Clawback Policy	Forfeiture Provisions in Award Agreements

	Financial Restatement	Fraud or Willful Misconduct Causing a Financial Restatement	Breach of Restrictive Covenants	Conduct Constituting Cause

Who	Section 16 officers	All employees	Recipients of equity awards	Recipients of equity awards

Application	If BlackRock is required to prepare an accounting restatement due to material non-compliance with financial reporting requirements (even if there was no misconduct or failure of oversight on the part of any covered officer).	If an employee is found to have engaged in fraud or willful misconduct that caused the need for a significant restatement of BlackRock’s financial statements.
If the recipient:
•breaches certain confidentiality, non-solicitation, non-disparagement and intellectual property policies or covenants; or
•competes with BlackRock following certain terminations of employment.

If, following a termination of employment, BlackRock becomes aware of conduct by a recipient that occurred while the recipient was employed that would have been grounds for a termination for “cause,” including the occurrence of any of the following:
•gross negligence or intentional misconduct by the recipient that is in connection with the recipient’s duties to BlackRock or that causes, or is expected to cause, monetary or other harm to BlackRock or its clients;
•breach of a fiduciary duty owed to BlackRock or its clients;
•misappropriation or embezzlement by the recipient, or any action involving theft, fraud or material personal dishonesty;
•any violation by the recipient of any domestic or foreign securities laws, rules or regulations (including those of any self-regulatory organization or authority); or
•material violation by the recipient of BlackRock’s policies (e.g., the Code of Business Conduct and Ethics or Insider Trading Policy).

What
All incentive-based compensation that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated financial reporting measures must be recouped.(1)
All performance-based compensation (including Annual Cash Bonuses and all equity awards) may be recouped.
Any shares delivered within the preceding one-year period prior to such breach (or the gross proceeds from the disposition of such shares(2)) may be recouped by BlackRock, and any then-unvested awards will be forfeited.
All or a portion of any unvested awards(2) will be forfeited if the recipient competes with BlackRock following certain terminations of employment.
Any unvested equity awards held by the recipient (and any vested but unexercised options) will be forfeited.

(1)The Dodd-Frank Clawback Policy prohibits BlackRock from indemnifying any current or former executive officer against the loss of erroneously awarded compensation.
(2)In the case of any shares received upon the exercise of an option, BlackRock may recoup the positive difference between the fair market value of the shares on the date of exercise and the option exercise price. If the recipient competes with BlackRock following certain terminations of employment, any vested but unexercised options will be forfeited.

BLACKROCK, INC. | 2026 PROXY STATEMENT	93

Executive Compensation
BENEFITS
BlackRock offers a wide range of benefits that are regularly reviewed in accordance with market practices and the local requirements of its offices, including, where applicable, retirement savings plans, a flexible time off policy and flexible working arrangements, parental leave and family-forming benefits, such as fertility benefits, adoption and surrogacy assistance, and backup elder and childcare benefits. The Company offers comprehensive healthcare and mental-health benefits to eligible employees, including medical, dental and vision coverage, health savings and spending accounts, life insurance, an employee assistance program and access to telemedicine services, where available. Our NEOs also have the option to participate in a comprehensive health exam offered to our senior level executives, and are eligible for continued medical coverage following retirement at their own expense. BlackRock makes contributions to 401(k) accounts of our NEOs on a basis consistent with other employees. None of our NEOs participate in any Company-sponsored defined benefit pension program. Other benefits include voluntary deferrals of all or a portion of the cash element of our NEOs’ annual incentive awards under the Amended and Restated BlackRock, Inc. Voluntary Deferred Compensation Plan (the “VDCP”).
SEVERANCE
Our NEOs are eligible for severance benefits under BlackRock’s Severance Plan, which provides a lump sum cash payment equal to two weeks of salary per year of service, with a minimum of 12 weeks and a maximum of 54 weeks, to all eligible U.S.-based employees who are involuntarily terminated without cause in conjunction with a reduction-in- force or position elimination.
PERQUISITES
The MDCC considers perquisites and other benefits available to our NEOs to be a reasonable part of BlackRock’s executive compensation program. In approving these benefits, the MDCC considers their purpose and alignment to BlackRock’s compensation philosophy, as well as external market practices, and, in the case of travel and security-related services for Messrs. Fink and Kapito, their direct necessity and benefit to the Company.
BlackRock’s security team provides certain security-related services to Messrs. Fink and Kapito to address potential threats to their safety that have originated in connection with their roles as CEO and President of the Company, respectively. The Board believes these services, which were recommended in a study performed by an independent, third-party security consulting firm, are not only necessary and in the interest of the personal safety of Messrs. Fink and Kapito, but are also in the interests of the Company and its shareholders given the critical value Messrs. Fink and Kapito provide as co-founders and leaders of the Company. In 2025, BlackRock paid for armed security personnel assigned to protect Messrs. Fink and Kapito, as well as armed security personnel assigned to provide residential security at each of their respective residences and, for Mr. Kapito, the installation, enhancement, upgrade and operational support for the home security systems at his residence. Also for their personal safety, the Board requires Messrs. Fink and Kapito to utilize private airplane services for all business and personal air transportation and offers additional travel services for ground transportation. Given this requirement, BlackRock incurs an incremental expense to provide each of them with a $295,000 allowance towards personal travel, and each executive must reimburse the Company for costs incurred beyond this allowance and did so in 2025. After November 2022, BlackRock offered no personal air travel program to our NEOs other than these security-related air services for Messrs. Fink and Kapito.
In addition, our NEOs have access to a financial wellbeing program, including personalized financial planning and advisory support. Investment offerings may also be provided to them without charging management or performance fees, consistent with the terms offered to other employees who meet the same eligibility requirements.
The aggregate incremental costs to BlackRock of providing the services described above are attributed as “All Other Compensation” in our “2025 Summary Compensation Table” on page 95, with the aggregate incremental costs further described in footnote (4) to the table.
TAX REIMBURSEMENTS
BlackRock did not provide tax reimbursements for any perquisites or other compensation paid to our NEOs.
TAX DEDUCTIBILITY OF COMPENSATION
The MDCC considers multiple compensation objectives when designing our incentive compensation programs, including the tax-deductibility of such compensation.
Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid to any of our executive officers who are subject to Section 162(m) (our “Covered Employees”), including our NEOs, to $1 million during any fiscal year. Since 2018, when the most commonly used exception to the $1 million deduction limit, the “performance-based compensation” exception, was eliminated, the compensation paid to our Covered Employees, including our NEOs, in excess of $1 million has generally been nondeductible, whether or not it is performance-based or paid before or after any termination of employment. As in prior years, the MDCC retains authority to make payments or grant awards that are not fully deductible if, in its sole discretion, it determines that such payments or awards are in the best interest of the Company to achieve our compensation objectives and protect stockholder interests.

94	BLACKROCK, INC. | 2026 PROXY STATEMENT

Executive Compensation
Executive Compensation Tables
The following 2025 Summary Compensation Table contains information concerning compensation provided by BlackRock to the NEOs for the years indicated. Pursuant to SEC rules, the compensation table below includes only those equity-based awards granted in the year indicated and not any awards granted after year-end, even if awarded for services in that year. It additionally discloses any cash compensation earned in the year indicated, even if such payments are made after year-end.
2025 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards (Fair Value of Awards) ($)(2)	Performance- Based Option Awards (Fair Value of Awards) ($)(3)	All Other Compensation ($)(4)	Total ($)
Laurence D. Fink	2025	$1,500,000	$10,567,500	$24,600,184	—	$1,081,885	$37,749,569
Chairman and Chief Executive Officer	2024	$1,500,000	$10,567,500	$18,150,103	—	$550,943	$30,768,546
	2023	$1,500,000	$7,900,000	$16,449,974	—	$1,089,500	$26,939,474
Robert S. Kapito	2025	$1,250,000	$7,000,000	$17,100,006	—	$392,500	$25,742,506
President	2024	$1,250,000	$6,700,000	$13,299,637	—	$533,737	$21,783,374
	2023	$1,250,000	$5,700,000	$12,200,286	—	$398,399	$19,548,685
Robert L. Goldstein	2025	$750,000	$5,001,850	$9,746,734	—	$62,355	$15,560,939
Senior Managing Director and Chief Operating Officer	2024	$750,000	$4,023,000	$8,264,643	—	$67,270	$13,104,913
	2023	$500,000	$3,335,000	$6,749,680	$8,500,029	$50,435	$19,135,144
Martin S. Small	2025	$750,000	$5,001,850	$7,874,937	—	$22,500	$13,649,287
Senior Managing Director, Chief Financial Officer and Global Head of Corporate Strategy	2024	$750,000	$3,375,000	$5,325,766	—	$29,150	$9,479,916
	2023	$500,000	$2,175,000	$3,625,062	$6,500,030	$14,150	12,814,242
J. Richard Kushel	2025	$750,000	$3,375,000	$6,824,612	—	$63,855	$11,013,467
Senior Managing Director and Head of the Portfolio Management Group	2024	$750,000	$3,175,000	$6,075,064	—	$68,770	$10,068,834
	2023	$500,000	$2,525,000	$5,099,626	$7,499,956	$52,685	$15,677,267
(1)Bonus. These amounts represent the Annual Cash Bonuses awarded pursuant to BlackRock’s Total Incentive Award program for the applicable fiscal year (e.g., the 2025 amounts reflect Annual Cash Bonuses earned in respect of 2025 and paid in January 2026). The criteria used to determine each NEO’s Annual Cash Bonus for 2025, as part of Total Incentive Awards, are more fully described in the “Annual NEO Framework” starting on page 59.
In accordance with SEC requirements, Annual Cash Bonuses are reported in this table for the year earned, whereas equity awards are reported in the year granted. As a result, the other components of Total Incentive Awards granted in January 2026 in respect of 2025 (i.e., Annual RSU Incentives and BPIP awards) will not appear in the “Stock Awards” column of this table until next year’s proxy statement. For more information about the 2025 Total Incentive Awards, see page 57 of the “Compensation Discussion and Analysis.” As described in that section, in January 2026, Messrs. Fink, Kapito, Goldstein, Small and Kushel were awarded Annual RSU Incentives and BPIP awards as part of their Total Incentive Awards for the 2025 fiscal year. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, (i) these Annual RSU Incentives had grant date values of $8,432,500, $6,000,000, $5,087,650, $5,087,650 and $2,625,000, respectively, based on the average of the high and low prices per share of BlackRock common stock on January 16, 2026, which was $1,170.18, and (ii) the BPIP awards, which are performance-based RSUs, had targeted grant date values of $24,500,000, $16,750,000, $8,500,000, $8,500,000 and $6,250,000, respectively. The base number of units granted pursuant to the BPIP awards was determined by dividing the individual’s award value by the average of the high and low prices per share of BlackRock common stock on January 16, 2026.
(2)Stock Awards. Reflects the grant date fair value of equity awards made during the applicable fiscal year, as determined pursuant to FASB ASC Topic 718. For 2025, amounts reflect the aggregate grant date fair value of Annual RSU Incentives and BPIP awards granted in January 2025. The amount included with respect to the BPIP awards granted in January 2025 is based on the grant date fair value assuming target level of performance. If maximum level of performance had been assumed, the grant date fair value of the BPIP awards would have been (i) $28,214,931 for Mr. Fink; (ii) $20,295,003 for Mr. Kapito; (iii) 10,147,501 for Mr. Goldstein; (iv) $8,661,453 for Mr. Small; and (v) $7,425,245 for Mr. Kushel. For complete valuation assumptions of the awards, see Note 18 to the consolidated financial statements in our 2025 Form 10-K.
(3)Performance-Based Options Awards. In May 2023, BlackRock implemented a key strategic part of our long-term management succession plans by granting non-recurring long-term incentive awards in the form of performance-based stock options to a select group of senior leaders, excluding the CEO and President, who we believe will play critical roles in BlackRock’s future. We do not consider these awards to be part of our regular annual compensation determinations for 2023. See “Performance-Based Stock Options” as disclosed on page 63 of BlackRock’s 2024 Proxy Statement. Amounts reflect the grant date fair value of performance-based option awards made during the fiscal year as determined pursuant to FASB ASC Topic 718. For complete valuation assumptions of the awards, see Note 18 to the consolidated financial statements in our 2025 Form 10-K.

BLACKROCK, INC. | 2026 PROXY STATEMENT	95

Executive Compensation
(4)All Other Compensation for 2025. For Messrs. Fink, Kapito, Goldstein, Small and Kushel, $22,500, $22,500, $22,500, $22,500, and $22,500, respectively, was attributable to contributions made by BlackRock under its tax-qualified defined contribution (401(k)) plan in 2025. For each of Messrs. Kapito and Kushel, $1,500 was attributable to contributions made by BlackRock under its health savings account (HSA) medical plan in 2025. For Messrs. Kapito, Goldstein and Kushel, $39,855, $39,855 and $39,855, respectively, was attributable to financial planning services for 2025.
For each of Messrs. Fink and Kapito, the value reported for 2025 also includes $295,000, which reflects the incremental cost associated with personal use of company-provided aircraft services that counted toward their respective personal use allowances approved by the MDCC. Messrs. Fink and Kapito are required by the Board to utilize company-provided airplane services for all business and personal travel in the interest of protecting their personal security.
Aircraft incremental cost is based on, as applicable, (i) variable operating cost per flight hour for the BlackRock corporate aircraft (including fuel and variable maintenance expenses) plus any trip-specific incremental costs (such as crew expenses, catering expenses and fees associated with landing, parking and flight planning) or (ii) actual charter cost, in each case, less reimbursement received from the NEO. For 2025, these amounts relate to flights taken between December 1, 2024 and November 30, 2025, rather than flights taken during BlackRock’s fiscal year.
For the personal security of Mr. Fink and Mr. Kapito, the values reported for 2025 also include $764,385 and $33,645, respectively, for expenses incurred by the Company to provide personal and residential security. This includes the provision of armed security personnel assigned to protect Messrs. Fink and Kapito, as well as armed security personnel assigned to provide security at each of their respective residences. For Mr. Kapito, the $33,645 amount also includes $28,000 to provide for the installation, enhancement, upgrade and operational support for the home security systems at his residence, as recommended by an independent, third-party security assessment and supported by the Board as necessary and in the interest of the Company and its shareholders.
For more information regarding perquisites, see “Perquisites” on page 94. No nonqualified deferred compensation earnings were determined to be above-market or preferential. None of the NEOs participate in any BlackRock-sponsored defined benefit pension plans.
2025 GRANTS OF PLAN-BASED AWARDS
The following table sets forth information concerning equity incentive plan-based compensation provided by BlackRock in 2025 to our NEOs.

	Grant Date(1)	Date of MDCC Action	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units (#)	Grant Date Fair Value of Stock Awards ($)(4)
Name			Threshold (#)	Target (#)	Maximum (#)

Laurence D. Fink	1/16/2025	1/13/2025(2)				7,505	$7,500,178
	1/16/2025	1/13/2025(3)	—	17,111	28,233		$17,100,006
Robert S. Kapito	1/16/2025	1/13/2025(2)				4,803	$4,799,914
	1/16/2025	1/13/2025(3)	—	12,308	20,308		$12,300,092
Robert L. Goldstein	1/16/2025	1/13/2025(2)				3,599	$3,596,688
	1/16/2025	1/13/2025(3)	—	6,154	10,154		$6,150,046
Martin S. Small	1/16/2025	1/13/2025(2)				2,627	$2,625,312
	1/16/2025	1/13/2025(3)	—	5,253	8,667		$5,249,625
J. Richard Kushel	1/16/2025	1/13/2025(2)				2,326	$2,324,506
	1/16/2025	1/13/2025(3)	—	4,503	7,430		$4,500,107
(1)Grant Date. Grant date is the date on which approved award values were converted to a number of RSUs (including the base number of RSUs underlying each BPIP award) based on the grant price. The grant price was $999.36, representing the average of the high and low prices of BlackRock common stock on the grant date, which was the second trading day following the release of earnings for the fourth quarter of 2024.
(2)Annual RSU Incentives. These Annual RSU Incentive awards were granted on January 16, 2025 to Messrs. Fink, Kapito, Goldstein, Small and Kushel as part of their Total Incentive Awards in respect of 2024. These awards vest one-third on each of the first three anniversaries of the grant date beginning on January 31, 2026, subject to the NEO’s continued service on each vesting date. Upon vesting, the NEOs are entitled to payment of accrued dividends with respect to the shares underlying the vested RSUs.
(3)BPIP Awards. These BPIP awards were granted on January 16, 2025 to Messrs. Fink, Kapito, Goldstein, Small and Kushel as part of their Total Incentive Awards in respect of 2024. These awards vest on January 31, 2028, subject to the NEO’s continued service through such date and the Company’s attainment of the applicable financial targets during the three-year performance period commencing on January 1, 2025 and ending on December 31, 2027. The number of shares of BlackRock common stock each NEO will receive upon settlement of the award will equal the base number of RSUs, multiplied by a percentage determined by application of the award determination matrix set forth in the NEO’s award agreement. The percentage multiplier is determined by the Company’s average annual Organic Revenue Growth and Operating Margin, as adjusted, during the performance period. If performance is below the minimum thresholds set forth in the award determination matrix for both performance metrics, the award payout will be zero. If the Company attains the maximum (or greater) level of performance for both performance metrics, the award payout will equal 165% of the base number. Performance at target would result in payout of 100% of the base number. Upon vesting, the NEOs are entitled to payment of accrued dividends with respect to the shares underlying the vested BPIP awards.
(4)Grant Date Fair Value of Stock Awards. Reflects the grant date fair value of awards as determined pursuant to FASB ASC Topic 718. For complete valuation assumptions of the awards, see Note 18 to the consolidated financial statements in our 2025 Form 10-K. The amount included with respect to the BPIP awards is based on the grant date fair value assuming target level of performance.

96	BLACKROCK, INC. | 2026 PROXY STATEMENT

Executive Compensation
2025 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Laurence D. Fink	1/17/2023	—	—	—	—	1,681(2)	$1,799,242
	1/17/2023	—	—	—	—	19,914(3)	$21,314,751
	1/16/2024	—	—	—	—	4,173(2)	$4,466,529
	1/16/2024	—	—	—	—	26,438(3)	$28,297,649
	1/16/2025	—	—	—	—	7,505(2)	$8,032,902
	1/16/2025	—	—	—	—	23,117(3)	$24,743,050
Robert S. Kapito	1/17/2023	—	—	—	—	1,099(2)	$1,176,304
	1/17/2023	—	—	—	—	15,289(3)	$16,364,428
	1/16/2024	—	—	—	—	3,130(2)	$3,350,164
	1/16/2024	—	—	—	—	19,200(3)	$20,550,528
	1/16/2025	—	—	—	—	4,803(2)	$5,140,843
	1/16/2025	—	—	—	—	16,628(3)	$17,797,614
Robert L. Goldstein	12/4/2017	54,190		$513.5	12/4/2026(4)	—	—
	1/17/2023	—	—	—	—	404(2)	$432,417
	1/17/2023	—	—	—	—	9,173(3)	$9,818,229
	5/30/2023	—	57,694	$673.6	5/30/2032(5)	—	—
	1/16/2024	—	—	—	—	2,141(2)	$2,291,598
	1/16/2024	—	—	—	—	11,459(3)	$12,265,026
	1/16/2025	—	—	—	—	3,599(2)	$3,852,154
	1/16/2025	—	—	—	—	8,314(3)	$8,898,807
Martin S. Small	12/4/2017	27,047		$513.5	12/4/2026(4)	—	—
	1/17/2023	—	—	—	—	112(2)	$119,878
	1/17/2023	—	—	—	—	5,292(3)	$5,664,239
	5/30/2023	—	44,119	$673.6	5/30/2032(5)	—	—
	1/16/2024	—	—	—	—	1,023(2)	$1,094,958
	1/16/2024	—	—	—	—	8,244(3)	$8,823,883
	1/16/2025	—	—	—	—	2,627(2)	$2,811,783
	1/16/2025	—	—	—	—	7,097(3)	$7,596,203
J. Richard Kushel	12/4/2017	20,000		$513.5	12/4/2026(4)	—	—
	1/17/2023	—	—	—	—	493(2)	$527,678
	1/17/2023	—	—	—	—	6,272(3)	$6,713,172
	5/30/2023	—	50,906	$673.6	5/30/2032(5)	—	—
	1/16/2024	—	—	—	—	1,315(2)	$1,407,497
	1/16/2024	—	—	—	—	9,047(3)	$9,683,366
	1/16/2025	—	—	—	—	2,326(2)	$2,489,611
	1/16/2025	—	—	—	—	6,084(3)	$6,511,949

BLACKROCK, INC. | 2026 PROXY STATEMENT	97

Executive Compensation
(1)Market Value of Unvested RSUs. Amounts reflect the year-end value of Annual RSU Incentives and BPIP awards, based on the closing price of $1,070.34 per share of BlackRock common stock on December 31, 2025. With respect to the BPIP awards, the value shown is based on the number of shares that the NEO would receive upon settlement of the award assuming actual performance through December 31, 2025 and target-level performance estimates (as of December 31, 2025) for the remainder of the performance period. See footnote (3) to this table for values calculated if maximum performance level is assumed.
(2)Annual RSU Incentives. One-third of these Annual RSU Incentive awards vest on January 31 of each of the first three years following the year of grant. Accordingly, as of December 31, 2025: (i) one‑third of the Annual RSU Incentive award granted in January 2023 remained unvested, and subsequently vested on January 31, 2026; (ii) two‑thirds of the Annual RSU Incentive award granted in January 2024 remained unvested, with one‑third subsequently vesting on January 31, 2026, and the final one‑third scheduled to vest on January 31, 2027; and (iii) the Annual RSU Incentive award granted in January 2025 remained fully unvested, with one‑third subsequently vesting on January 31, 2026, one‑third scheduled to vest on January 31, 2027, and the final one‑third scheduled to vest on January 31, 2028.
(3)BPIP Awards. These BPIP awards are performance-based RSUs granted annually in January that vest following the completion of a three-year performance period, subject to the Company’s attainment of specified financial targets and continued service through January 31 following the end of the applicable performance period and certification of results. The BPIP awards granted in January 2023, January 2024 and January 2025 have performance periods ending on December 31, 2025, December 31, 2026 and December 31, 2027, respectively. The number of units shown reflects the number of shares that the NEO would receive upon settlement of the award pursuant to the applicable BPIP award determination matrix, assuming (i) actual performance through December 31, 2025 and (ii) target-level performance estimates (as of December 31, 2025) for the remainder of the performance period. Based on these assumptions, the resulting payout for the full performance period would be 116.6% of target for the BPIP awards granted on January 17, 2023, 160.6% of target for the BPIP awards granted on January 16, 2024 and 135.1% of target for the BPIP awards granted on January 16, 2025). If maximum performance level is assumed, the total award payout would equal 165% of the target value of the awards, which would be (i) for Mr. Fink, $35,169,339 for the 2023 BPIP awards, $46,691,121 for the 2024 BPIP awards and $40,826,033 for the 2025 BPIP awards; (ii) for Mr. Kapito, $27,001,306 for the 2023 BPIP awards, $33,908,371 for the 2024 BPIP awards and $29,366,063 for the 2025 BPIP awards; (iii) for Mr. Goldstein, $16,200,078 for the 2023 BPIP awards, $20,237,293 for the 2024 BPIP awards and $14,683,032 for the 2025 BPIP awards; (iv) for Mr. Small, $9,345,994 for the 2023 BPIP awards, $14,599,407 for the 2024 BPIP awards and $12,533,735 for the 2025 BPIP awards; and (v) for Mr. Kushel, $11,076,734 for the 2023 BPIP awards, $15,977,554 for the 2024 BPIP awards and $10,744,716 for the 2025 BPIP awards. See “Potential Payments Upon Termination or Change in Control” on page 99 for additional details regarding these awards.
(4)2017 Performance Options. In December 2017, BlackRock implemented a key strategic part of our long-term management succession plans by granting long-term incentive awards in the form of performance-based stock options to a select group of senior leaders, excluding the CEO and President, who we believed would play critical roles in BlackRock’s future. The performance conditions applicable to these awards were satisfied within the prescribed performance measurement period, and, following satisfaction of those performance conditions, the awards became subject solely to continued service through the applicable vesting dates. One-third of the options vested on each of December 4, 2022, December 4, 2023, and December 4, 2024, all of which vesting dates have occurred. The term of the stock options is nine years.
(5)2023 Performance Options. In May 2023, BlackRock implemented a key strategic part of our long-term management succession plans by granting non-recurring long-term incentive awards in the form of performance-based stock options to a select group of senior leaders, excluding the CEO and President, who we believed would play critical roles in BlackRock’s future. Vesting is contingent upon: (i) the achievement of a stock price equal to at least 130% of grant-date stock price of $673.58 for 60 consecutive calendar days within four years from the grant date and (ii) attainment of positive Organic Revenue Growth during the three-year performance period from January 1, 2024 to December 31, 2026. If both of these performance conditions are achieved, the awards will vest subject to continued service in three tranches of 25%, 25% and 50% in May of 2027, 2028 and 2029, respectively. The term of the stock options is nine years. Consistent with the intent of these grants, if a participant voluntarily terminates employment for any reason, including retirement, all unvested awards are forfeited. See “Potential Payments Upon Termination or Change in Control” on page 99 for additional details regarding these awards.

98	BLACKROCK, INC. | 2026 PROXY STATEMENT

Executive Compensation
2025 OPTIONS EXERCISED AND STOCK VESTED
The following table sets forth the number of shares acquired and the value realized by our NEOs during the fiscal year ended December 31, 2025 on the exercise of options or the vesting and/or settlement of RSUs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Laurence D. Fink	—	—	15,219	$16,368,035
Robert S. Kapito	—	—	11,321	$12,175,736
Robert L. Goldstein	—	—	5,796	$6,233,598
Martin S. Small	—	—	2,237	$2,405,894
J. Richard Kushel	47,142	$24,951,468	4,473	$4,810,712
(1)Value realized upon exercise reflects the product of (i) the excess of the closing price per share of BlackRock common stock on the date of exercise over the per-share exercise price of the option, multiplied by (ii) the number of shares subject to the option that were exercised.
(2)Value realized reflects (i) the closing price per share of BlackRock common stock on the vesting date, multiplied by (ii) the number of RSUs that vested.
2025 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year ($)		Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (Losses) in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(2)
Laurence D. Fink	—		—	$2,992,521	$1,374,910	$30,656,045
Robert S. Kapito	—		—	$10,882	—	$304,380
Robert L. Goldstein	—		—	$22,648	$776,076	$198,944
Martin S. Small	—		—	—	—	—
J. Richard Kushel	$1,270,000	(3)	—	$669,753	$952,329	$8,519,591
(1)Represents earnings on balances in the Voluntary Deferred Compensation Plan (“VDCP”) (as described below), none of which were determined to be above-market or preferential.
(2)Amounts shown include deferred portions of the Annual Cash Bonuses payable to the applicable NEO (other than Mr. Small) that were earned in prior years and previously included in the Bonus column of our Summary Compensation Tables for those years.
(3)Mr. Kushel’s contribution to the VDCP represents a deferral of a portion of his Annual Cash Bonus earned in respect of 2024 and payable in January 2025. The deferred portion is included in the 2024 row of the Bonus column of the 2025 Summary Compensation Table.
VOLUNTARY DEFERRED COMPENSATION PLAN
BlackRock maintains the VDCP, which allows participants to elect to defer between 1% and 100% of the Annual Cash Bonus payable to them that is not mandatorily deferred under another arrangement. Participants must specify a deferral period of up to 10 years and distributions may be in a lump sum or up to 10 annual installments. The benchmark investments available for the NEOs under the VDCP are the same as those for other participants who meet the same eligibility requirements. Deferred amounts and any benchmark returns are vested at the time of deferral or crediting, as applicable, under the VDCP.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
As described previously, the NEOs do not have individual employment, severance or change-in-control agreements with BlackRock. Potential payments and benefits for NEOs upon a termination of employment or a change in control arise under BlackRock’s incentive award programs (including equity-based awards and carry-based arrangements), BlackRock’s Severance Plan (the “Severance Plan”), and the VDCP, as described below. The material terms governing these arrangements are described below, and the estimated payment amounts with respect to these arrangements are set forth in the tables on pages 100 and 102, in each case assuming a change in control and/or termination of employment of the NEO on December 31, 2025.

BLACKROCK, INC. | 2026 PROXY STATEMENT	99

Executive Compensation
TREATMENT OF OUTSTANDING EQUITY AWARDS UPON TERMINATION OF EMPLOYMENT OR A CHANGE IN CONTROL
Under the terms of the applicable equity award agreements, an NEO whose employment is terminated may become entitled to accelerated vesting and payment (or continued eligibility for vesting and payment) with respect to such NEO’s outstanding awards, as summarized below.

Type of Award(1)	Voluntary Resignation	Termination For Cause	Involuntary Termination Without Cause(2) (3)	Qualified Retirement(4)/ Disability	Death
Annual RSU Incentives	Unvested awards are forfeited.	Unvested awards are forfeited.
Awards will continue to vest in accordance with their schedule following termination. Any portion of the award that remains unvested on the one-year anniversary of termination will become fully vested on that date, subject to non-engagement in any competitive activity prior to the vesting date.
If termination occurs within the one-year period following a change in control of BlackRock, the awards will vest at the time of termination.

Awards will continue to vest in accordance with their schedule following termination. Any portion of the award that remains unvested on the one-year anniversary of termination will become fully vested on that date, subject to non-engagement in any competitive activity prior to the vesting date.
Immediate vesting and settlement.
BPIP Awards (Performance-based RSUs)	Unvested awards are forfeited.	Unvested awards are forfeited.
Awards will continue to be eligible to fully vest following the end of the performance period, subject to attainment of the applicable performance targets and non-engagement in any competitive activity prior to the vesting date. If termination occurs within the 12-month period following a change in control, awards will fully vest at target level.
				Awards will continue to be eligible to fully vest following the end of the performance period, subject to attainment of the applicable performance targets and non-engagement in any competitive activity prior to the vesting date.	Awards will continue to be eligible to fully vest following the end of the performance period, subject to attainment of the applicable performance targets.
2023 Performance-Based Option Awards
Unvested portion of the option is forfeited; vested but unexercised portion of the option remains exercisable for a 90-day period following separation, subject to non-engagement in any competitive activity prior to exercise.
Unvested portion of the option is forfeited; vested and unexercised portion of the option is cancelled.
Option is forfeited upon a termination of employment within two years of grant. For any termination without cause thereafter, the vested portion of the option remains exercisable through the full term, and 50% of the remaining unvested portion will vest on a pro rata basis with respect to each tranche (based on length of service during the vesting period) and will remain exercisable through the full term, subject to achievement of the applicable performance conditions and non-engagement in any competitive activity prior to exercise of the awards. If termination occurs within the 12-month period following a change in control, the option will fully vest and remain exercisable through the full term.

Qualified Retirement: Unvested portion of the option is forfeited; vested but unexercised portion of the option remains exercisable for a 90-day period following separation, subject to non- engagement in any competitive activity prior to exercise.
Disability: Option will continue to be eligible to vest as scheduled on each vesting date, subject to achievement of the applicable performance conditions and non-engagement in any competitive activity prior to exercise.
Option will continue to be eligible to vest as scheduled on each vesting date, subject to achievement of the applicable performance conditions.
(1)Any amounts payable upon or due to an NEO’s termination by BlackRock other than for cause, due to the NEO’s disability or upon a qualified retirement (as such terms are defined in the applicable award agreements) are generally subject to the NEO’s (a) execution of a release of claims against BlackRock and (b) continued compliance with covenants restricting the NEO’s solicitation of clients or employees of BlackRock for the one-year period following termination.
(2)Treatment described in the event of a termination without cause following a change in control applies if outstanding awards are assumed or substituted by the acquirer. If outstanding awards are not assumed or substituted, such awards would become vested at the time of the change in control (at target level for performance-based awards).
(3)For purposes of the equity awards, (a) a “change in control” generally means a significant change in BlackRock’s share ownership or in the composition of the Board and (b) “cause” generally includes gross negligence or intentional misconduct; breach of fiduciary duty; theft, fraud, embezzlement or other material dishonesty; violations of securities laws or self‑regulatory rules; certain criminal charges or convictions; willful failure or refusal to perform material duties; or material violations of Company policies. The definition of “cause” under our equity awards is generally consistent with the definition of “cause” as used in the CEO Carry Incentive, Executive Carry Program and Leadership Retention Carry Plan.
(4)“Qualified retirement” generally means a voluntary resignation (other than following a cause event) when the NEO’s age plus years of service equals at least 65, with at least age 60 if the NEO did not turn 54 on or prior to January 19, 2016 and with at least age 55 if the NEO turned 54 on or prior to such date while employed by BlackRock, and with at least three years of credited service with BlackRock, provided that the NEO gives at least one year of advance notice of retirement and represents that any future work will not involve competitive activity. The definition of “retirement” under our equity awards is generally consistent with the definition of “retirement” as used in the CEO Carry Incentive, Executive Carry Program and Leadership Retention Carry Plan.

100	BLACKROCK, INC. | 2026 PROXY STATEMENT

Executive Compensation
CEO Carry Incentive: Mr. Fink’s Carry Incentive was approved as of February 11, 2025. In the event of a termination of employment due to voluntary resignation (other than due to a qualified retirement) or an involuntary termination for cause, all vested and unvested portions of the Carry Incentive will be forfeited. In the event of an involuntary termination without cause, all unvested portions of the Carry Incentive will be forfeited. In the event of a termination of employment due to qualified retirement, the Carry Incentive will continue to vest for one year from the date of termination and any remaining unvested portions will be forfeited. In the event of a termination of employment due to death or disability, vesting will be accelerated in full. For additional details regarding the CEO Carry Incentive, see page 72.
Executive Carry Program. The Executive Carry Program was adopted in January 2026. As a result, no NEO had any entitlement under the Executive Carry Program as of December 31, 2025, and no amounts related to the Executive Carry Program are reflected in this section or the accompanying tables.
Leadership Retention Carry Plan: No percentage points were granted to any of our NEOs under the BlackRock, Inc. Leadership Retention Carry Plan in 2025. In the event of a termination of employment due to voluntary resignation, termination for cause or involuntary termination without cause, all awarded percentage points are forfeited. In the event of a termination of employment due to qualified retirement, death or disability, the award recipient would begin receiving cash distributions with respect to the percentage points granted under the plan, subject to the execution of a release of claims and compliance with restrictive covenant obligations. Distributions would be made in accordance with the following schedule: an initial distribution would be made on the first payroll date following June 30 of the calendar year immediately following the year in which the qualifying termination occurs, with additional distributions occurring on the first payroll dates following the dates that are 48 and 108 months, respectively, following the initial distribution date. In each case, the distributions would be based on the applicable distributions received by BlackRock from the participating BlackRock carry funds as of the applicable measurement date, provided that each of the first two distributions would be limited to 80% of the distributions calculated as of the applicable measurement date. For purposes of each distribution, the measurement date would be the December 31 preceding the year in which the distribution is made. For additional details regarding the Leadership Retention Carry Plan, see page 65 of BlackRock’s 2020 Proxy Statement.
Severance Plan: Our NEOs are eligible for severance benefits under the Severance Plan, which provides a lump sum cash payment equal to two weeks of salary per year of service, with a minimum of 12 weeks and a maximum of 54 weeks, to all eligible U.S.-based employees who are involuntarily terminated without cause in conjunction with a reduction-in-force or position elimination.
Voluntary Deferred Compensation Plan: Upon a termination of an NEO’s employment for any reason, the NEO’s VDCP balance attributable to deferrals made prior to the 2016 plan year would be paid out in a lump sum, while amounts attributable to deferrals made for the 2016 and subsequent plan years would be paid in accordance with the NEO’s deferral election. Upon a change in control (which generally means a significant change in BlackRock’s share ownership or in the composition of the Board), amounts deferred under the VDCP beginning with the 2004 plan year would be paid in a lump sump payment, and amounts deferred prior to the 2004 plan year would be paid as scheduled, unless a successor elects to accelerate payment. All outstanding VDCP balances were fully vested as of December 31, 2025. Accordingly, no amounts have been included in the table on page 102 with respect to VDCP balances. For additional information, please refer to the “2025 Nonqualified Deferred Compensation” table on page 99.

BLACKROCK, INC. | 2026 PROXY STATEMENT	101

Executive Compensation
POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR A CHANGE IN CONTROL
The amounts in the table below reflect an assumed a change in control and/or termination of employment on December 31, 2025 and are based on the closing price of BlackRock common stock on December 31, 2025, which was $1,070.34.

Name	Involuntary Termination Without Cause	Involuntary Termination Without Cause Following a Change in Control	Qualified Retirement(14)	Disability/ Death	Voluntary Resignation/ Termination for Cause
Laurence D. Fink
Annual RSU Incentive(1)	$14,298,672	$14,298,672	$14,298,672	$14,298,672	—
BPIP awards(2), (3), (4)	$74,355,449	$57,249,276	$74,355,449	$74,355,449	—
Severance(10)	$1,557,692	$1,557,692	—	—	—
CEO Carry Incentive Award(12)	—	—	—	—	—
Total(13)	$90,211,813	$73,105,640	$88,654,122	$88,654,122	—
Robert S. Kapito
Annual RSU Incentive(1)	$9,667,311	$9,667,311	$9,667,311	$9,667,311	—
BPIP awards(2), (3), (4)	$54,712,570	$42,334,088	$54,712,570	$54,712,570	—
Severance(10)	$1,298,077	$1,298,077	—	—	—
Leadership Retention Carry Plan(11)	—	—	$5,697,367	$5,697,367	—
Total(13)	$65,677,958	$53,299,476	$70,077,248	$70,077,248	—
Robert L. Goldstein
Annual RSU Incentive(1)	$6,576,169	$6,576,169	$6,576,169	$6,576,169	—
BPIP awards(2), (3), (4)	$30,982,062	$24,041,977	$30,982,062	$30,982,062	—
2023 Option Awards(5), (6), (7), (8), (9)	$5,791,902	$22,890,671	—	$22,890,671	—
Severance(10)	$778,846	$778,846	—	—	—
Total(13)	$44,128,979	$54,287,663	$37,558,231	$60,448,902	—
Martin S. Small
Annual RSU Incentive(1)	$4,026,619	$4,026,619	$4,026,619	$4,026,619	—
BPIP awards(2), (3), (4)	$22,084,325	$16,780,791	$22,084,325	$22,084,325	—
2023 Option Awards(5), (6), (7), (8), (9)	$4,429,032	$17,504,654	—	$17,504,654	—
Severance(10)	$548,077	$548,077	—	—	—
Total(13)	$31,088,053	$38,860,141	$26,110,944	$43,615,598	—
J. Richard Kushel
Annual RSU Incentive(1)	$4,424,786	$4,424,786	$4,424,786	$4,424,786	—
BPIP awards(2), (3), (4)	$22,908,487	$17,562,139	$22,908,487	$22,908,487	—
2023 Option Awards(5), (6), (7), (8), (9)	$5,110,666	$20,197,465	—	$20,197,465	—
Severance(10)	$778,846	$778,846	—	—	—
Total(13)	$33,222,785	$42,963,236	$27,333,273	$47,530,738	—
(1)Annual RSU Incentives. Reflects an amount equal to (i) the number of unvested RSUs awarded as Annual RSU Incentives outstanding as of December 31, 2025, multiplied by (ii) $1,070.34 (the closing price of BlackRock common stock on December 31, 2025). For additional details on the Annual RSU Incentives, please refer to the “2025 Outstanding Equity Awards at Fiscal Year-End” table on page 97 and the “Treatment of Outstanding Equity Awards Upon Termination of Employment or a Change in Control” table on page 100.
(2)BPIP Awards upon an involuntary termination without cause (other than following a change in control): For the January 2023 BPIP awards, January 2024 BPIP awards and January 2025 BPIP awards, the value shown reflects an amount equal to (i) the number of shares that the NEO would receive upon settlement of the award pursuant to the applicable BPIP award determination matrix, assuming (a) in the case of January 2023 BPIP awards, actual performance relative to the performance targets through December 31, 2025, and (b) in the case of January 2024 and January 2025 awards, actual performance relative to the performance targets through December 31, 2025 and target-level performance estimates (as of December 31, 2025) for the remainder of the applicable performance period, multiplied by (ii) $1,070.34. The actual number of shares that an NEO would receive following the end of the three-year performance period will be based on the Company’s actual performance over the duration of the performance period. For additional details on the BPIP awards, please refer to the “2025 Grants of Plan-Based Awards” table on page 96, the “2025 Outstanding Equity Awards at Fiscal Year-End” table on page 97 and the “Treatment of Outstanding Equity Awards Upon Termination of Employment or a Change in Control” table on page 100.

102	BLACKROCK, INC. | 2026 PROXY STATEMENT

Executive Compensation
(3)BPIP Awards upon an involuntary termination without cause within 12 months following a change in control: For the January 2023 BPIP awards, assuming a change in control and termination without cause coincident with the end of the performance period as of December 31, 2025, the value shown reflects an amount equal to (i) the number of shares that the NEO would receive upon settlement of the award pursuant to the award determination matrix, assuming actual performance relative to the performance targets through December 31, 2025, multiplied by (ii) $1,070.34. For each of the January 2024 BPIP awards and January 2025 BPIP awards, assuming a change in control and termination without cause on December 31, 2025 prior to the end of the applicable performance periods, the value shown reflects an amount equal to (i) the number of shares that the NEO would receive pursuant to the applicable award determination matrix, assuming the achievement of target-level performance during the performance period, multiplied by (ii) $1,070.34. If the awards are not assumed by the acquirer in the event of a change in control, the awards would become fully vested (at target-level performance) as of the date of the change in control.
(4)BPIP Awards upon a termination due to death, disability or qualified retirement: For each of the January 2023 BPIP awards, January 2024 BPIP awards and January 2025 BPIP awards, the value shown reflects an amount equal to (i) the number of shares that the NEO would receive upon settlement of the award pursuant to the applicable award determination matrix, assuming (a) in the case of the January 2023 BPIP awards, actual performance relative to the performance targets through December 31, 2025, and (b) in the case of the January 2024 and January 2025 awards, actual performance relative to the performance targets through December 31, 2025 and target-level performance estimates (as of December 31, 2025) for the remainder of the applicable performance period, multiplied by (ii) $1,070.34. The actual number of shares that an NEO would receive following the end of the three-year performance period will be based on the Company’s actual performance over the duration of the performance period.
(5)Option Awards. In May 2023, BlackRock implemented a key strategic part of our long-term management succession plans by granting non-recurring long-term incentive awards in the form of performance-based stock options to a select group of senior leaders, excluding the CEO and President, who we believed would play critical roles in BlackRock’s future.
(6)Option Awards upon an involuntary termination without cause (other than following a change in control): Assuming a termination without cause on December 31, 2025, which is more than two years following grant, the vested portion of the 2023 performance-based stock option would remain exercisable through the full term, and 50% of the remaining unvested portion would vest on a pro rata basis with respect to each tranche (based on length of service during the vesting period) and would remain exercisable through the full term, subject to achievement of the applicable performance conditions and non-engagement in any competitive activity prior to exercise of the awards. Amounts shown in table represent the value of 50% of the prorated portion of the unvested portion of the option based on the closing price on December 31, 2025 of $1,070.34, which portion remains eligible to vest based on satisfaction of performance conditions. For additional details on these awards, see the “2025 Outstanding Equity Awards at Fiscal Year-End” table on page 97.
(7)Option Awards upon a termination without cause within 12 months following a change in control: If the option is assumed by the acquirer in a change in control and employment is terminated without cause within the 12-month period following the change in control, the 2023 performance-based stock option would fully vest and remain exercisable through the full term. If the option is not assumed by the acquirer in the change in control, the option would become fully vested as of the date of the change in control. Amounts shown in the table represent the value of the unvested options as of December 31, 2025.
(8)Option Awards upon qualified retirement: All unvested options will be forfeited.
(9)Option Awards upon a termination due to death or disability: All unvested awards will continue to remain eligible to vest, subject to the achievement of the performance conditions. The amounts shown represent the value of the unvested options as of December 31, 2025.
(10)Severance. Reflects the amount that would have been payable to the NEO in a lump sum under the Severance Plan, assuming a qualifying involuntary termination of employment by BlackRock on December 31, 2025.
(11)Leadership Retention Carry Plan Award upon a termination due to qualified retirement, disability or death: The value shown for Mr. Kapito reflects an award of percentage points under the BlackRock, Inc. Leadership Retention Carry Plan to promote his long-term retention and drive future growth and performance and constitutes a reasonable estimate of the portion of the carry pool that would be payable to Mr. Kapito under the plan based upon the amount of applicable distributions received by BlackRock from participating funds as of December 31, 2025. The remaining value of the award depends on multiple factors that remain unknown, including timing of realization of the underlying investments in the participating illiquid alternative funds and the specific returns achieved with respect to the participating funds, and is not currently subject to reasonable estimation. However, had the participating funds been liquidated as of December 31, 2025 and all amounts been distributed and monetized in accordance with the respective funds’ distribution and related provisions, and had an actual qualifying termination of employment occurred on December 31, 2025, the remaining value of the award (which is in addition to the amount shown in the table) would have been approximately $27.8 million. The value of the award following an actual qualifying termination of employment will differ from these amounts depending on circumstances at the time.
(12)CEO Carry Incentive Award: The value of the award depends on multiple factors, and is driven by timing of realization of the underlying investments in the participating illiquid alternative funds and the specific returns achieved with respect to the participating funds, and is not currently subject to reasonable estimation.
(13)Total values for Annual RSU Incentives, BPIP awards, option awards and severance are rounded to the nearest whole number and, as a result of such rounding, the sum of such amounts may differ slightly from the amounts set forth in the line item titled “Total.”
(14)Following qualified retirement, each of our NEOs are eligible for continued medical coverage at their own expense.

BLACKROCK, INC. | 2026 PROXY STATEMENT	103

Executive Compensation
CEO Pay Ratio for 2025
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following information about the relationship between the annual total compensation of our median employee and the annual total compensation of our CEO.
For 2025, our last completed fiscal year:
•The annual total compensation of our median employee, calculated using the methodology described below, was $153,770; and
•The annual total compensation of our CEO, as reported in the 2025 Summary Compensation Table included in this Proxy Statement, was $37,749,569.
Based on this information, the ratio of our CEO’s annual total compensation to that of our median employee for 2025 was 245:1. This result is broadly consistent with our historical pay practices.
2025 CEO PAY RATIO = 245:1
Methodology
1.Identification of Median Employee. We identified our median employee for 2025 from our employee population as of December 31, 2025. To identify the median employee, we ranked each employee’s 2025 compensation using a consistently applied compensation measure. This compensation measure included base salary, overtime, 2025 annual incentive awards, direct incentives, commission payments and long-term equity incentive grants, each as reflected in the 2025 annual compensation statements provided to each employee as part of the year-end compensation process. We did not make any cost-of-living adjustments in identifying the median employee.
2.Annual Total Compensation of Median Employee. Once we identified our median employee for 2025, we calculated that employee's annual total compensation in accordance with the same methodology as used for the Summary Compensation Table. On that basis, the annual total compensation of our median employee was $153,770.
3.Annual Total Compensation of CEO. For our CEO’s annual total compensation, we used the amount reported in the “Total” column of our “2025 Summary Compensation Table” included in this Proxy Statement on page 95.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on BlackRock’s payroll and compensation records and the methodology described above. Because the SEC rules for identifying the median employee and calculating the CEO pay ratio permit companies to use different methodologies, assumptions, exclusions and estimates that may reflect their particular employee populations and compensation practices, the pay ratios reported by other companies may not be comparable to the pay ratio reported by BlackRock.

104	BLACKROCK, INC. | 2026 PROXY STATEMENT

Executive Compensation
Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between “compensation actually paid” to our NEOs (as determined under SEC rules) and certain aspects of our financial performance for each of the last five completed fiscal years. In determining “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts reported in our Summary Compensation Table, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both reported in our Summary Compensation Table and as adjusted under the SEC’s methodology for the 2021 through 2025 fiscal years.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(2)	Average Summary Compensation Table Total NEOs(1)	Average Compensation Actually Paid to Non-CEO NEOs(2)	Total Shareholder Return(3)	Peer Group Total Shareholder Return(4)	Net Income ($ millions)(5)	Operating Margin, as Adjusted(6)
2025	$37,749,569	$55,823,885	$16,491,550	$25,230,786	$167.24	$211.25	$5,553	44.1%
2024	$30,768,546	$56,483,706	$13,609,260	$36,574,292	$156.96	$200.58	$6,369	44.5%
2023	$26,939,474	$26,855,065	$15,627,388	$20,027,946	$121.40	$145.36	$5,502	41.7%
2022	$32,726,109	$(5,793,787)	$13,782,910	$(12,461,284)	$103.00	$110.59	$5,178	42.8%
2021	$32,587,335	$65,321,174	$14,814,344	$39,235,001	$129.39	$147.62	$5,901	46.8%
(1)Reflects compensation amounts reported in the Summary Compensation Table for Mr. Fink, who served as our CEO for the respective years shown. Reflects average compensation amounts reported in the Summary Compensation Table for the following non-CEO NEOs for the fiscal years noted below:
•2025: Messrs. Kapito, Goldstein, Small and Kushel.
•2024: Messrs. Kapito, Goldstein, Small and Kushel.
•2023: Messrs. Kapito, Goldstein, Wiedman, Small and Shedlin.
•2022: Messrs. Kapito, Goldstein, Kushel and Shedlin.
•2021: Messrs. Kapito, Goldstein, Kushel and Shedlin.
(2)Dollar amounts reflect “compensation actually paid” for our CEO and average “compensation actually paid” for our non-CEO NEOs for each of the 2021 through 2025 fiscal years. In determining the “compensation actually paid” to our NEOs, we are required by SEC rules to include various adjustments to amounts that have been reported in the Summary Compensation Table for 2025 and in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. In particular, these adjustments include the deduction of grant date fair values of equity awards as reported in the Summary Compensation Table and the addition of equity award fair values measured at each fiscal year-end and upon vesting, as well as changes in fair value of outstanding unvested and vested awards from prior years. The reconciliation tables below detail the adjustments made to the Summary Compensation Table totals to arrive at these amounts. Because none of our NEOs participated in any Company-sponsored defined benefit pension program in the covered years, no pension-related adjustments have been included. These amounts do not reflect the year-end executive pay decisions made by the MDCC as detailed in the “NEO Total Annual Compensation Summary” on page 57. For information regarding the decisions made by the MDCC in regard to our NEOs’ compensation for each fiscal year, please see the Compensation Discussion and Analysis sections of the proxy statements reporting pay for the fiscal years covered in the table above, including the discussion beginning on page 54 of this Proxy Statement.

BLACKROCK, INC. | 2026 PROXY STATEMENT	105

Executive Compensation
CEO SUMMARY COMPENSATION TABLE TOTAL COMPENSATION TO COMPENSATION ACTUALLY PAID RECONCILIATION

Year	2025
CEO	Mr. Fink
Summary Compensation Table Total Compensation ($)	37,749,569
Less: Equity Award Values Reported in Summary Compensation Table for the Covered Year ($)	(24,600,184)
Plus: Year-End Fair Value for Outstanding Unvested Equity Awards Granted in the Covered Year ($)	32,775,910
Plus/Less: Change in Fair Value as of Year-End of Outstanding Unvested Equity Awards from Prior Years ($)	7,259,941
Plus/Less: Change in Fair Value as of the Vesting Date of Equity Awards from Prior Years that Vested in the Covered Year ($)	766,865
Plus: Fair Value as of the Vesting Date of Equity Awards Granted and Vested in the Same Covered Year ($)	—
Less: Fair Value as of Prior Year-End of Equity Awards Forfeited during the Covered Year ($)	—
Plus: Value of Dividends Accrued on Equity Awards in the Covered Year not Otherwise Reflected in the Summary Compensation Table Total Compensation ($)	1,871,784
Compensation Actually Paid to CEO ($)	55,823,885
AVERAGE NON-CEO NEO SUMMARY COMPENSATION TABLE TOTAL COMPENSATION TO AVERAGE COMPENSATION ACTUALLY PAID RECONCILIATION

Year	2025 Average
Non-CEO NEOs	See note (1) above for NEO details
Average Summary Compensation Table Total Compensation ($)	16,491,550
Less: Average Equity Award Values Reported in Summary Compensation Table for the Covered Year ($)	(10,386,573)
Plus: Average Year-End Fair Value for Outstanding Unvested Equity Awards Granted in the Covered Year ($)	13,774,612
Plus/Less: Average Change in Fair Value as of Year-End of Outstanding Unvested Equity Awards from Prior Years ($)	4,228,927
Plus/Less: Average Change in Fair Value as of the Vesting Date of Equity Awards from Prior Years that Vested in the Covered Year ($)	300,012
Plus: Average Fair Value as of the Vesting Date of Equity Awards Granted and Vested in the Same Covered Year ($)	—
Less: Average Fair Value as of Prior Year-End of Equity Awards Forfeited during the Covered Year ($)	—
Plus: Average Value of Dividends Accrued on Equity Awards in the Covered Year not Otherwise Reflected in the Average Summary Compensation Table Total Compensation ($)	822,258
Average Compensation Actually Paid to Non-CEO NEOs ($)	25,230,786

106	BLACKROCK, INC. | 2026 PROXY STATEMENT

Executive Compensation
With respect to the equity award fair value adjustments reflected in the reconciliation tables above, the valuation assumptions used are consistent with those used in BlackRock's audited financial statements in accordance with ASC Topic 718, updated as of each applicable measurement date. The following summarizes the valuation methodology by award type:
•BPIP award grant date fair values are calculated using the stock price as of the grant date, assuming target performance. Adjustments to these values have been made using the stock price and projected vesting assumptions as of each subsequent measurement date. For this purpose, vesting assumptions reflect actual performance relative to the applicable performance targets through the applicable measurement date and target performance for the remaining years in the performance period (based on the award determination matrix for the BPIP award granted in the January following the applicable measurement date).
•RSU values represent fair values calculated using the stock price as of each measurement date.
•Stock options represent performance-based option awards with vesting contingent on the NEOs’ continued service and BlackRock’s achievement of a stock price hurdle and positive Organic Revenue Growth. Stock option fair values for measurement dates prior to when the applicable price hurdle is achieved are calculated by a Monte Carlo simulation model with an embedded binomial lattice model, which accounts for the risk of non-achievement. For stock option fair values occurring after the achievement of the price hurdle, the values are calculated by a binomial lattice model only. The stock option binomial lattice modelling uses a consistent set of valuation inputs (including BlackRock stock price, volatility, and dividend rates, market risk free rate, and the options’ strike price and term) which have been updated as of each measurement date, as applicable.
(3)Represents the cumulative Total Shareholder Return (“TSR”) of BlackRock for the periods ending on December 31, 2025, 2024, 2023, 2022 and 2021, respectively, based on an initial fixed investment of $100 in BlackRock common stock on December 31, 2020. For 2025, represents the five-year TSR (2021-2025); for 2024, represents the four-year TSR (2021-2024); for 2023, represents the three-year TSR (2021-2023); for 2022, represents the two-year TSR (2021-2022); and for 2021, represents the one-year TSR (2021).
(4)Represents the cumulative TSR of the S&P U.S. BMI Asset Management & Custody Banks Index (as reported in BlackRock’s Annual Report on Form 10-K) for each of the periods ending on December 31, 2025, 2024, 2023, 2022 and 2021, respectively, based on an initial fixed investment of $100 in such index on December 31, 2020. For 2025, represents the five-year TSR (2021-2025); for 2024, represents the four-year TSR (2021-2024); for 2023, represents the three-year TSR (2021-2023); for 2022, represents the two-year TSR (2021-2022); and for 2021, represents the one-year TSR (2021).
(5)Reflects net income attributable to BlackRock, Inc. in the Company’s Consolidated Statements of Income included in BlackRock’s Annual Reports on Form 10-K for each of the fiscal years ended December 31, 2025, 2024, 2023, 2022 and 2021, respectively.
(6)BlackRock’s Company-Selected Measure is Operating Margin, as adjusted. For reconciliation with GAAP for 2023-2025, please see Annex A. For reconciliation with GAAP for 2022 and 2021, please see page 37 of BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2022.
RELATIONSHIP BETWEEN COMPENSATION ACTUALLY PAID AND PERFORMANCE MEASURES DISCLOSED IN THE PAY VERSUS PERFORMANCE TABLE
The following chart shows that the “compensation actually paid” to our CEO and average “compensation actually paid” to our other NEOs for each of the 2021 through 2025 fiscal years align to trends with BlackRock’s and our peer group’s (S&P U.S. BMI Asset Management & Custody Banks Index) cumulative TSR over the same period.

COMPENSATION ACTUALLY PAID VS. TSR

Compensation Actually Paid to CEO	Average Compensation Actually Paid to Non-CEO NEOs	Total Shareholder Return	Peer Group Total Shareholder Return

BLACKROCK, INC. | 2026 PROXY STATEMENT	107

Executive Compensation
The following chart shows that the “compensation actually paid” to our CEO and average “compensation actually paid” to our other NEOs for each of the 2021 through 2025 fiscal years align to trends in net income attributable to BlackRock, Inc. over the same period.

COMPENSATION ACTUALLY PAID VS. NET INCOME(1)

Compensation Actually Paid to CEO	Average Compensation Actually Paid to Non-CEO NEOs	Net Income(1)
The following chart shows that “compensation actually paid” to our CEO and average “compensation actually paid” to our other NEOs for each of the 2021 through 2025 fiscal years align to trends with BlackRock’s Operating Margin, as adjusted, over the same period.

COMPENSATION ACTUALLY PAID VS. OPERATING MARGIN, AS ADJUSTED(2)

Compensation Actually Paid to CEO	Average Compensation Actually Paid to Non-CEO NEOs	Operating Margin, as adjusted(2)
(1)Reflects net income attributable to BlackRock, Inc. in the Company’s Consolidated Statements of Income included in BlackRock’s Annual Reports on Form 10-K for each of the fiscal years ended December 31, 2025, 2024, 2023, 2022 and 2021, respectively.
(2)BlackRock’s Company-Selected Measure is Operating Margin, as adjusted. For reconciliation with GAAP for 2023-2025, please see Annex A. For reconciliation with GAAP for 2022 and 2021, please see page 37 of BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2022.

108	BLACKROCK, INC. | 2026 PROXY STATEMENT

Executive Compensation
List of Most Important Measures
The following table presents the most important financial performance measures that we use to link “compensation actually paid” (as defined by SEC rules) to our NEOs for 2025 to our performance. Performance outcomes for each measure are generally assessed in the context of external market conditions, and may be considered relative to industry performance or over variable time horizons. These measures are not ranked.

Measure
Operating Margin, as adjusted(1)
Operating Income, as adjusted(1)
Net New Business
Organic Revenue Growth(2)
Total Shareholder Return(3)
(1)For reconciliation with GAAP, please see Annex A. Operating Margin measures the efficiency with which we convert revenue into operating earnings, while Operating Income measures the absolute level of operating earnings. Each serves a distinct role in the MDCC's assessment of management performance.
(2)Organic Revenue Growth is a measure of the estimated annual revenue impact of BlackRock’s total net new business in a given year, including net new technology services revenue, excluding the effect of market appreciation/(depreciation) and foreign exchange. Organic Revenue is not directly correlated with the actual revenue earned in a given year.
(3)We assess performance based in part on BlackRock’s 1-year, 3-year and 5-year Total Shareholder Return. Total Shareholder Return is defined as the change in stock price plus reinvested dividends, measured through December 31, 2025, then annualized.
Equity Compensation Plan Information
The following table summarizes information, as of December 31, 2025, relating to BlackRock’s equity compensation plans pursuant to which grants of options, RSUs or other rights to acquire shares of BlackRock common stock may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities available for issuance under equity compensation plans (excluding securities reflected in first column)
Approved
BlackRock, Inc. Third Amended and Restated 1999 Stock Award and Incentive Plan	5,176,152	(1)	$635.43	(2)	6,154,871
Amended and Restated BlackRock, Inc. Employee Stock Purchase Plan	—		N/A		261,088	(3)
Total Approved by Shareholders	5,176,152				6,415,959
Not Approved
None	—		N/A		—
Total Not Approved by Shareholders	—		N/A		—
Total	5,176,152				6,415,959
(1)Includes 3,915,687 shares subject to time-based and performance-based RSUs (including cash-settled RSUs) and 1,260,465 time-based and performance-based stock options. The number of performance-based awards is calculated assuming payout at target levels.
(2)Represents the weighted-average exercise price of stock options only, comprising 300,356 options with an exercise price of $513.50 and 960,109 options with an exercise price of $673.58.
(3)Includes 261,088 shares remaining available for issuance under the Employee Stock Purchase Plan, of which 6,567 were subject to purchase during the open offering period that included December 31, 2025.

BLACKROCK, INC. | 2026 PROXY STATEMENT	109

ITEM 3 Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit BlackRock’s financial statements. The Audit Committee conducts a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence, and takes into account the insight provided to the Audit Committee and the quality of information provided on accounting issues, auditing issues and regulatory developments. The Audit Committee also considers whether, in order to ensure continuing auditor independence, there should be periodic rotation of the independent registered public accounting firm, taking into consideration the advisability and potential costs and impact of selecting a different firm.
At its meeting on March 18, 2026, the Audit Committee appointed Deloitte to serve as BlackRock’s independent registered public accounting firm for the 2026 fiscal year. Deloitte or its predecessors have served as BlackRock’s independent registered public accounting firm since 2002.
The Audit Committee exercises sole authority to approve all audit engagement fees and terms associated with the retention of Deloitte. In addition to ensuring the regular rotation of the lead audit partner as required by law, the Audit Committee is involved in the selection of, and reviews and evaluates, the lead audit partner.
The Audit Committee evaluated Deloitte’s institutional knowledge and experience, quality of service, sufficiency of resources and quality of the team’s communications and interactions as well as the team’s objectivity and professionalism. As a result, the Audit Committee believes that the continued retention of Deloitte to serve as BlackRock’s independent registered public accounting firm is in the best interests of the Company and its shareholders. Accordingly, we are asking shareholders to ratify the appointment of Deloitte.
Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of Deloitte to our shareholders for ratification because we value our shareholders’ views on this appointment and as a matter of good corporate governance. In the event that shareholders fail to ratify the appointment, it will be considered a recommendation to the Board and the Audit Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
Representatives of Deloitte are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Board Recommendation

The Board of Directors unanimously recommends that you vote “FOR” the ratification of Deloitte as BlackRock’s independent registered public accounting firm for the fiscal year 2026.

110	BLACKROCK, INC. | 2026 PROXY STATEMENT

Item 3 Ratification of the Appointment of the Independent Registered Public Accounting Firm
Fees Incurred by BlackRock for Deloitte
Aggregate fees incurred by BlackRock, including certain sponsored investment funds, for the fiscal years ended December 31, 2025 and 2024, for BlackRock’s independent registered public accounting firm, Deloitte, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates, are set forth below.

(in millions)	2025		2024
Audit Fees(1)	$28.6		$24.5
Audit-Related Fees(2)	$6.2	(6)	$5.9	(5)
Tax Fees(3)	$6.0	(6)	$3.6	(5)
All Other Fees(4)	$0.1		$0.1	(5)
Total	$40.9	(6)	$34.1	(5)
(1)Audit Fees consisted of fees for the audits of the consolidated financial statements and reviews of the condensed consolidated financial statements filed with the SEC on Forms 10-K and 10-Q, respectively, as well as work generally only the independent registered public accounting firm can be reasonably expected to provide, such as statutory audits and review of documents filed with the SEC, and audits of consolidated funds and funds with unitary fee structures. Audit fees also included fees for the audit opinion rendered regarding the effectiveness of internal control over financial reporting.
(2)Audit-Related Fees consisted principally of assurance and related services pursuant to Statement on Standards for Attestation Engagements (SSAE) No. 18 and International Standard on Assurance Engagements (ISAE) 3402, attestation services for Global Investment Performance Standards (GIPS®) verification, and other regulatory/compliance assurance engagements.
(3)Tax Fees consisted of fees for all services, including services for consolidated funds and funds with unitary fee structures, performed by the independent registered public accounting firm’s tax personnel, except those services specifically related to the audit and review of the financial statements, and consisted principally of tax compliance and other tax services.
(4)All Other Fees consisted of fees paid to the independent registered public accounting firm other than audit, audit-related or tax services. All Other Fees included services related to regulatory reviews, technology subscriptions and translation services.
(5)Excluded from these fees are Audit-Related, Tax and All Other services provided to GIP Funds ($6.7 million) payable by BlackRock following the closing of the GIP acquisition on October 1, 2024. Fees are payable by BlackRock as agent to the GIP Funds and fully reimbursed.
(6)Excluded from these fees are Audit-Related and Tax services provided to GIP Funds for the fiscal year ended December 31, 2025, and HPS Funds following the closing of the HPS acquisition on July 1, 2025 ($[22.8] million) payable by BlackRock. Fees are payable by BlackRock as agent to the GIP and HPS Funds and fully reimbursed.

Excluded from the amounts reported above, Deloitte also provides Audit, Audit-Related and Tax services directly to certain of our non-consolidated affiliated investment companies, unit trusts and partnerships. Fees paid to Deloitte directly by these funds for services were $21.8 million and $22 million for the fiscal years ended December 31, 2025 and 2024, respectively. Such fees do not include fees paid to Deloitte by registered investment companies.
Audit Committee Pre-Approval Policy
In accordance with BlackRock’s Audit Committee Pre-Approval Policy (the “Pre-Approval Policy”), all services performed for BlackRock by Deloitte were pre-approved by the Audit Committee. The Audit Committee concluded that the provision of such services by Deloitte was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The responsibility for pre-approval of audit and permitted non-audit services includes pre-approval of the fees for such services. The Audit Committee reviews and pre-approves all audit, audit-related, tax and other services that are performed by BlackRock’s independent registered public accounting firm for BlackRock. In the intervals between the scheduled meetings of the Audit Committee, the Audit Committee delegates pre-approval authority under the Pre-Approval Policy to the Chair of the Audit Committee. The Chair or designee must report any pre-approval decisions under the Pre-Approval Policy to the Audit Committee at its next scheduled meeting.

BLACKROCK, INC. | 2026 PROXY STATEMENT	111

Audit Committee Report
The Audit Committee’s primary responsibilities are to assist the Board with oversight of the integrity of BlackRock’s financial statements and public filings, the independent auditor’s qualifications and independence, the performance of BlackRock’s internal audit function and independent auditor and BlackRock’s compliance with legal and regulatory requirements. For more information about our Audit Committee’s responsibilities, see “Board Committees – The Audit Committee” under “Item 1 – Election of Directors” and our Audit Committee Charter.
It is not the duty of the Audit Committee to prepare BlackRock’s financial statements, to plan or conduct audits or to determine that BlackRock’s financial statements are complete and accurate and are in accordance with GAAP in the United States. BlackRock’s management is responsible for preparing BlackRock’s financial statements and for maintaining internal control over financial reporting and disclosure controls and procedures. The independent registered public accounting firm is responsible for auditing BlackRock’s financial statements and internal control over financial reporting, expressing an opinion as to whether those audited financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of BlackRock in conformity with GAAP in the United States and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.
In performing our oversight role, we have reviewed and discussed BlackRock’s audited financial statements with management and with Deloitte, BlackRock’s independent registered public accounting firm for 2025.
We have further discussed with Deloitte the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
We have received from Deloitte the written disclosures required by applicable PCAOB rules regarding Deloitte’s independence, discussed with Deloitte its independence and considered whether the non-audit services provided by Deloitte are compatible with maintaining its independence.
Based on the review and discussions referred to above, we recommended to the Board, and the Board approved, inclusion of the audited financial statements in BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.
Members of the Audit Committee
Kathleen Murphy, Chair
Pamela Daley
Margaret “Peggy” L. Johnson
Hans E. Vestberg
Susan L. Wagner
Mark Wilson

112	BLACKROCK, INC. | 2026 PROXY STATEMENT

ITEM 4 Amendment of Subsidiary Certificate of Incorporation to Remove Pass-Through Voting Provision

In October 2024, BlackRock successfully completed the acquisition of GIP. In connection with the closing of the acquisition, the Company created a new parent holding company under which both BlackRock, Inc. (“old BlackRock”) and GIP would sit. At closing of the GIP acquisition, old BlackRock became a subsidiary of the Company (and renamed BlackRock Finance, Inc.) and the new public holding company became BlackRock, Inc.
This type of corporate holding company reorganization is permitted under the Delaware General Corporation Law (“DGCL”) without the approval of old BlackRock’s shareholders, provided the new public holding company substantively replicates the old holding company at the time of the reorganization, including its organizational documents.
As a result, the Amended and Restated Certificate of Incorporation (“Charter”) of old BlackRock was amended to include a “Pass-Through Voting Provision.” This provision requires that any act or transaction involving old BlackRock (except the election or removal of directors) that needs approval from the Company as the stockholder of old BlackRock (directly or indirectly) must also be approved by the Company’s shareholders. Effectively, this provision gives shareholders who own shares in the publicly-traded holding company direct voting rights on actions taken by one of the Company’s subsidiaries.
Retaining a Pass-Through Voting Provision at the subsidiary level now that the acquisition is complete would be highly unusual for a public company. Removing it serves to align the Company with prevailing market practice. Removing it also benefits the Company and its shareholders by providing the Company with flexibility to manage its organizational structure efficiently and cost effectively, while fully preserving shareholders’ voting rights with respect to matters affecting the public Company itself.
The Board is therefore asking the Company’s shareholders to approve an amendment to the old BlackRock Charter to remove the Pass-Through Voting Provision (the “Old BlackRock Charter Amendment”). The provision to be removed reads as follows:
“FIFTEENTH: Any Act or transaction by or involving the Corporation, other than the election or removal of directors of the Corporation, that, if taken by the Corporation immediately prior to the effective time of the merger of Banana Merger Sub, Inc. with and into the Corporation (the “Merger”) would require, for its adoption under the DGCL or under the certificate of incorporation or by the bylaws of the Corporation immediately prior to the effective time of the Merger, the approval of the stockholders of the Corporation, shall, in accordance with Section 251(g) of the DGCL, require, in addition to the approval of the stockholders of the Corporation, the approval of the stockholders of BlackRock, Inc. (or any successor thereto by merger), by the same vote as is required by the DGCL and/or the certificate of incorporation or the bylaws of the Corporation immediately prior to the effective time of the Merger.”
A complete copy of the old BlackRock Charter is attached as Annex B.

BLACKROCK, INC. | 2026 PROXY STATEMENT	113

Item 4 Amendment of Subsidiary Certificate of Incorporation to Remove Pass-Through Voting Provision

Reasons for the Old BlackRock Charter Amendment
The Pass-Through Voting Provision currently gives shareholders direct voting rights on matters affecting a subsidiary that would normally only require the Company’s approval. As noted previously, removing this provision will align the Company with most other public holding companies, which do not give shareholders direct voting rights on matters affecting only their subsidiaries. This will provide the Company with the same flexibility and efficiency from which other public companies benefit to optimize its corporate structure and reduce administrative costs.
No Effect on Shareholder Rights Related to BlackRock Matters
Removing the Pass-Through Voting Provision would not affect shareholders’ rights to vote on matters relating to the Company itself. The rights include the voting rights typically provided to shareholders of a public holding company under Delaware law, including on matters such as mergers, asset sales, or charter amendments.
The boards of both old BlackRock and the Company have approved the Old BlackRock Charter Amendment under the DGCL. If shareholders approve this proposal, old BlackRock expects to file the Certificate of Amendment with the Delaware Secretary of State promptly after the Annual Meeting.

Board Recommendation

The Board of Directors unanimously recommends that you vote “FOR” the amendment of the BlackRock Finance, Inc. Certificate of Incorporation to remove the Pass-Through Voting Provision.

114	BLACKROCK, INC. | 2026 PROXY STATEMENT

Helpful Resources
Where You Can Find More Information
Annual Meeting
Proxy Statement:
https://ir.blackrock.com/financials/annual-reports-and-proxy
Annual Report:
https://ir.blackrock.com/financials/annual-reports-and-proxy
Voting Your Proxy via the Internet Before the Annual Meeting:
www.proxyvote.com
Board of Directors
https://ir.blackrock.com/governance/board-of-directors
Communications with the Board
https://ir.blackrock.com/governance/governance-overview under the heading “Contact Our Board of Directors”
Governance Documents
https://ir.blackrock.com/governance/governance-overview
•Categorical Standards of Director Independence
•Corporate Governance Guidelines
•Committee Charters
•Code of Business Conduct and Ethics
•Code of Ethics for Chief Executive and Senior Financial Officers
•Lead Independent Director Guidelines
Investor Relations
https://ir.blackrock.com
Sustainability
www.blackrock.com/corporate/sustainability
Other
Public Policy “Insights”:
https://www.blackrock.com/corporate/insights/public-policy
Lobbying Disclosure Act:
https://lda.senate.gov/system/public/
Federal Election Commission:
www.fec.gov/data/reports/pac-party

Definition of Certain Terms or Abbreviations

AUM	Assets under Management

CEO	Chief Executive Officer

CFO	Chief Financial Officer

Committees	The Audit; Management Development & Compensation; Nominating & Governance; Risk; and Executive Committees

COO	Chief Operating Officer

Deloitte	Deloitte & Touche LLP

GAAP	Generally Accepted Accounting Principles in the United States

GEC	Global Executive Committee

MDCC	Management Development & Compensation Committee

NEO	Named Executive Officer

NGC	Nominating & Governance Committee

NTM	Next Twelve Months

NYSE	New York Stock Exchange

PAC	Political Action Committee

RSU	Restricted Stock Unit

SASB	Sustainability Accounting Standards Board

SEC	Securities and Exchange Commission

TCFD	Task Force for Climate-related Financial Disclosures

Traditional Peers	Traditional Peers refers to public company asset managers: Alliance Bernstein, Affiliated Managers Group, Franklin Resources, Invesco and T. Rowe Price

BLACKROCK, INC. | 2026 PROXY STATEMENT	115

Annual Meeting Information
Questions and Answers About the Annual Meeting and Voting
Who is entitled to vote?
Holders of record of BlackRock common stock at the close of business on March 30, 2026 are entitled to receive notice and to vote their shares of BlackRock common stock at the Annual Meeting. As of March 30, 2026, [ ] shares of BlackRock common stock, par value $0.01 per share, were outstanding. Each share of our common stock outstanding on the record date will be entitled to one vote on each of the 19 director nominees and one vote on each other matter.
A list of shareholders entitled to vote at the Annual Meeting will be available prior to the Annual Meeting by writing to the Corporate Secretary of BlackRock at: c/o Corporate Secretary, BlackRock, Inc., 50 Hudson Yards, New York, New York 10001.
How can I attend and vote at the Annual Meeting?
The Annual Meeting will be held virtually; you will not be able to attend the Annual Meeting in person.
You are entitled to virtually participate in the Annual Meeting if you were a shareholder as of the close of business on the record date, March 30, 2026, or hold a legal proxy provided by your bank, broker or nominee for the Annual Meeting.

Attending the Annual Meeting	Voting During the Annual Meeting	Technology Support for the Annual Meeting

To attend the Annual Meeting, visit www.virtualshareholdermeeting.com/BLK2026. You will be asked to enter the control number found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

If you were a shareholder as of the record date, or you hold a legal proxy provided by your bank, broker or nominee for the Annual Meeting, you may vote during the Annual Meeting by following the instructions available on the meeting website.

We encourage you to access the Annual Meeting before it begins. You may log in approximately 15 minutes before the meeting start time. If you have difficulty accessing the Annual Meeting, please contact the technical support number that will be posted at www.virtualshareholdermeeting.com/BLK2026. Technicians will be available to assist you.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting. For information on how to vote prior to the Annual Meeting, see “How can I vote my shares without attending the Annual Meeting and what are the voting deadlines?” on page 117.
Will I be able to participate in the virtual Annual Meeting in the same way that I would be able to participate in an in-person annual meeting?
We have taken steps to ensure that the format of the virtual Annual Meeting affords shareholders the same opportunity to participate as they would at an in-person meeting. Shareholders will have the ability to submit questions in advance of and during the meeting.
•Submitting questions in advance of the Annual Meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with the control number found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.
•Submitting questions during the Annual Meeting. Questions may be submitted during the Annual Meeting by accessing the virtual meeting platform at www.virtualshareholdermeeting.com/BLK2026 with your control number and following the instructions to submit a question.

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Annual Meeting Information
During the Q&A sessions of the Annual Meeting, we will address as many questions that comply with our rules of conduct and are submitted online by shareholders as time permits. Our rules of conduct will be made available on the virtual meeting platform and prior to the Annual Meeting on our Investor Relations website. Questions that are substantially similar may be grouped and answered together to avoid repetition. To allow us to respond to as many questions as possible in the allotted time, we may limit each shareholder to one question. We will also post a transcript of the Annual Meeting to our Investor Relations website following the meeting. Transcripts of past virtual annual meetings are also available on our Investor Relations website.
How can I vote my shares without attending the Annual Meeting and what are the voting deadlines?
You may submit a proxy by telephone, via the Internet or by mail.

Submitting a Proxy by Telephone
You can submit a proxy for your shares by telephone until 11:59 p.m. Eastern Time on May 19, 2026 by calling the toll-free telephone number on your proxy card, 1-800-690-6903. Telephone proxy submission is available 24 hours a day. Easy-to-follow voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. Telephone proxy submission procedures are designed to authenticate shareholders by using individual control numbers.

Submitting a Proxy via the Internet
You can submit a proxy via the internet until 11:59 p.m. Eastern Time on May 19, 2026 by accessing the website listed on the Notice of Internet Availability of Proxy Materials or your proxy card, www.proxyvote.com, and by following the instructions on the website. Internet proxy submission is available 24 hours a day. As with the telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded.

Submitting a Proxy by Mail
Mark your proxy card, date, sign and return it to Broadridge Financial Solutions in the postage-paid envelope provided (if you received your proxy materials by mail) or return it to BlackRock, Inc., c/o Broadridge,
51 Mercedes Way, Edgewood, New York 11717. Proxy cards returned by mail must be received no later than the close of business on May 19, 2026.

By casting your vote in any of the three ways listed above, you are authorizing the individuals named in the proxy to vote your shares in accordance with your instructions. All shares that have been properly voted, and not revoked, will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.
If you were a shareholder as of the record date, or you hold a legal proxy provided by your bank, broker or nominee for the Annual Meeting, you can also vote via the Internet during the Annual Meeting by following the instructions at www.virtualshareholdermeeting.com/BLK2026.
How will voting on any other business be conducted?
If any other business is properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we did not know of any other business to be raised at the Annual Meeting.
May I revoke my vote?
Proxies may be revoked at any time before they are exercised by:
•Sending written notice to BlackRock’s Corporate Secretary;
•Submitting a proxy on a later date by telephone or Internet (only your last telephone or Internet proxy will be counted) before 11:59 p.m. Eastern Time on May 19, 2026;
•Timely delivering a valid, later-dated proxy; or
•Attending the Annual Meeting virtually and voting (attendance at the meeting alone will not cause your previously granted proxy to be revoked unless you specifically so request).
For shares held beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker or nominee by following the instructions it has provided, or, if you have obtained a legal proxy from your bank, broker or nominee giving you the right to vote your shares, by virtually attending the Annual Meeting and voting.

BLACKROCK, INC. | 2026 PROXY STATEMENT	117

Annual Meeting Information
What is a quorum?
A quorum is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Virtual attendance at the Annual Meeting constitutes presence in person for purpose of a quorum at the meeting. Abstentions and broker “non-votes,” if any, are counted as present and entitled to vote for purposes of determining a quorum.
What is a broker “non-vote”?
A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If a nominee has not received instructions from the beneficial owner, the nominee may vote these shares only on matters deemed “routine” by the NYSE. The election of directors, approval of NEO compensation and amendment of a subsidiary certificate of incorporation are not deemed “routine” by the NYSE and so nominees have no discretionary voting power for these matters. The ratification of the appointment of an independent registered accounting firm is deemed a “routine” matter on which nominees have discretionary voting power.
What vote is required in order to approve each of the proposals?

Proposal		Voting options (Board recommendation)		Vote required to adopt the proposal	Effect of abstentions	Effect of broker “non-votes”

Item 1.	Election of Directors		FOR, against or abstain on each nominee	A nominee for director will be elected if the number of votes “for” such nominee exceeds the number of votes “against” such nominee	No effect	No effect

Item 2.	Approval, in a Non-Binding Advisory Vote, of the Compensation for Named Executive Officers	.	FOR, against or abstain	The affirmative vote of a majority of the shares of common stock represented and entitled to vote on such matter at the Annual Meeting	Against	No effect

Item 3.	Ratification of the Appointment of the Independent Registered Public Accounting Firm		FOR, against or abstain	The affirmative vote of a majority of the shares of common stock represented and entitled to vote on such matter at the Annual Meeting	Against	Not applicable

Item 4.	Amendment of Subsidiary Certificate of Incorporation to Remove Pass-Through Voting Provision	.	FOR, against or abstain	The affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting	Against	Against

118	BLACKROCK, INC. | 2026 PROXY STATEMENT

Annual Meeting Information
Who will count the votes and how can I find the results of the annual meeting?
Broadridge Financial Solutions, our tabulation agent, will count the votes. We will publish the voting results in a Form 8-K filed within four business days of the Annual Meeting.
Important Additional Information
Cost of Proxy Solicitation
We are providing these proxy materials in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting. We will pay the expenses of soliciting proxies. Proxies may be solicited in person or by mail, telephone and electronic transmission on our behalf by directors, officers or employees of BlackRock or its subsidiaries, without additional compensation. We will reimburse brokerage houses and other custodians, nominees and fiduciaries that are requested to forward soliciting materials to the beneficial owners of the stock held of record by such persons.
Multiple Shareholders Sharing the Same Mailing Address or “Householding”
In order to reduce printing and postage costs, we try to deliver only one Notice of Internet Availability of Proxy Materials or, if applicable, one Annual Report and one Proxy Statement to multiple shareholders sharing a mailing address. This delivery method, called “householding,” will not be used if we receive contrary instructions from one or more of the shareholders sharing a mailing address. If your household has received only one copy, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials or, if applicable, the Annual Report and the Proxy Statement to any shareholder who sends a written request to the Corporate Secretary at the address provided in the Notice of 2026 Annual Meeting of Shareholders.
You may also notify us if you would like to receive separate copies of the Notice of Internet Availability of Proxy Materials or, if applicable, BlackRock’s Annual Report and Proxy Statement in the future by writing to the Corporate Secretary. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. If you are submitting a proxy by mail, each proxy card should be marked, signed, dated and returned in the enclosed self-addressed envelope.
If your household has received multiple copies of BlackRock’s Annual Report and Proxy Statement, you can request the delivery of single copies in the future by marking the designated box on the attached proxy card.
If you own shares of common stock through a bank, broker or other nominee and receive more than one Annual Report and Proxy Statement, contact the holder of record to eliminate duplicate mailings.
Confidentiality of Voting
BlackRock keeps all proxies, ballots and voting tabulations confidential as a matter of practice. BlackRock allows only Broadridge Financial Solutions, our tabulation agent, to examine these documents. Occasionally, shareholders provide written comments on their proxy cards, which are then forwarded to BlackRock management by Broadridge Financial Solutions.
Available Information
BlackRock makes available free of charge through its website at https://ir.blackrock.com, under the headings “Financials / SEC Filings,” its Annual Reports to Shareholders, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and all amendments to these reports no later than the day on which such materials are first sent to security holders or made public.
BlackRock will provide a copy of the foregoing documents without charge to any shareholder upon written request.

BLACKROCK, INC. | 2026 PROXY STATEMENT	119

Annual Meeting Information
Written Requests for Copies Can Be Made By:

Mail: Corporate Secretary of BlackRock, 50 Hudson Yards, New York, New York 10001

Telephone: (212) 810-5800

Email: invrel@blackrock.com
Copies may also be accessed electronically by means of the SEC homepage on the Internet at www.sec.gov. The Annual Report on Form 10-K for the year ended December 31, 2025 is not part of the proxy solicitation materials.
How to Sign up for Electronic Delivery
It is simple to receive future annual meeting materials electronically. To sign up for electronic delivery:
•If your shares are registered in your name, please visit www.proxyvote.com and follow the instructions.
•If your shares are held in the name of a broker, bank or other nominee, please contact them for instructions on how to sign up for electronic delivery.
Deadlines for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders
Proposals to be Considered for Inclusion in BlackRock’s Proxy Materials Pursuant to Rule 14a-8
Shareholders who wish to present proposals pursuant to Exchange Act Rule 14a-8 for inclusion in the proxy materials to be distributed by us in connection with our 2027 Annual Meeting of Shareholders must submit their proposals to BlackRock’s Corporate Secretary on or before December 11, 2026.
Director Nominations Under Our Proxy Access Bylaw
A shareholder (or a group of up to 20 shareholders) who has owned at least 3% of our shares continuously for at least three years and has complied with the other requirements in our Bylaws may nominate and include in BlackRock’s proxy materials director nominees constituting up to 25% of our Board. Notice of a proxy access nomination for consideration at our 2027 Annual Meeting of Shareholders must be received no later than December 11, 2026 and no earlier than November 11, 2026.
Other Proposals and Nominations
Apart from Exchange Act Rule 14a-8 and our proxy access bylaw, under our Bylaws certain procedures must be followed for a shareholder to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders.
We must receive the notice of your intention to introduce a nomination or proposed item of business at our 2027 Annual Meeting of Shareholders:
•Not less than 120 days nor more than 150 days prior to the anniversary of the mailing date of BlackRock’s proxy materials for the immediately preceding annual meeting of shareholders; or
•Not later than 10 days following the day on which notice of the date of the annual meeting was mailed to shareholders or public disclosure of the date of the annual meeting was made, whichever comes first, in the event that next year’s annual meeting is not held within 25 days before or after the anniversary date of the immediately preceding annual meeting.
Assuming that our 2027 Annual Meeting of Shareholders is held within 25 days of the anniversary of the Annual Meeting, we must receive notice by December 11, 2026 and no earlier than November 11, 2026.
Furthermore, in addition to satisfying the deadline in our Bylaws, a shareholder who intends to solicit proxies in support of director nominees other than BlackRock’s nominees must comply with Exchange Act Rule 14a-19(b).

120	BLACKROCK, INC. | 2026 PROXY STATEMENT

Annual Meeting Information
Additional Requirements
Under our Bylaws, any notice of proposed business must include a description of and the reasons for bringing the business to the meeting, any material interest of the shareholder in the business and certain other information about the shareholder. Any notice of a nomination or a proxy access nomination for director nominees must provide information about the shareholder and the nominee, as well as the written consent of the proposed nominee to being named in the proxy statement and to serve as a director if elected. Furthermore, any notice of a nomination submitted under the SEC’s universal proxy rules must comply with Exchange Act Rule 14a-19(b).
BlackRock’s Bylaws specifying the advance notice requirements for proposing business or nominations, and for proposing proxy access nominations, are available at www.sec.gov.
Address to Submit Proposals and Nominations
Proxy proposals, proxy access nominations and notices of nominations for director nominees and/or an item of business to be introduced at an annual meeting of shareholders must be submitted in writing to the Corporate Secretary, 50 Hudson Yards, New York, NY 10001.
Other Matters
The Board of Directors knows of no other business to be presented at the meeting. If, however, any other business should properly come before the meeting, or any adjournment thereof, it is intended that the proxy will be voted in accordance with the best judgment of the persons named in the proxy.
By Order of the Board of Directors,

R. Andrew Dickson, III
Corporate Secretary

BLACKROCK, INC. | 2026 PROXY STATEMENT	121

Annex A: Non-GAAP Reconciliation
Non-GAAP Financial Measures
BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”); however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures.
Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow. Management reviews non-GAAP financial measures, in addition to GAAP financial measures, to assess ongoing operations and considers them to be helpful, for both management and investors, in evaluating BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance comparability for the reporting periods presented. Non-GAAP financial measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.
Computations and reconciliations for all periods are derived from the consolidated statements of income as follows:
(1) Operating Income, as Adjusted, and Operating Margin, as Adjusted:

(in millions)	2025	2024	2023
Operating income, GAAP basis	$7,045	$7,574	$6,275
Non-GAAP expense adjustments:
Compensation expense related to appreciation (depreciation) on deferred cash compensation plans (a)	52	43	57
Amortization of intangible assets (b)	775	291	151
Acquisition-related compensation costs (b)	738	148	17
Acquisition-related transaction costs (b)(1)	122	90	7
Change in fair value of contingent consideration (b)	720	(36)	3
Lease costs — New York (c)	—	—	14
Restructuring charge (d)	39	—	61
Reduction of indemnification asset (e)(1)	—	—	8
Charitable Contribution (f)	109	—	—
Operating income, as adjusted	$9,600	$8,110	$6,593
Revenue, GAAP basis	$24,216	$20,407	$17,859
Non-GAAP adjustments:
Distribution fees	(1,355)	(1,273)	(1,262)
Investment advisory fees	(1,105)	(898)	(789)
Revenue used for operating margin measurement	$21,756	$18,236	$15,808
Operating margin, GAAP basis	29.1%	37.1%	35.1%
Operating margin, as adjusted (1)	44.1%	44.5%	41.7%
(1)Amount included within general and administration expense.

BLACKROCK, INC. | 2026 PROXY STATEMENT	A-1

Annex A: Non-GAAP Reconciliation
(2) Nonoperating Income (Expense), Less Net Income (Loss) Attributable to NCI - CIPs, as Adjusted:

(in millions)	2025	2024	2023
Nonoperating income (expense), GAAP basis	$574	$721	$880
Less: Net income (loss) attributable to NCI - CIPs	262	143	174
Nonoperating income (expense), net of NCI - CIPs	312	578	706
Less: Hedge gain (loss) on deferred cash compensation plans (a)	61	45	58
Nonoperating income (expense), less net income (loss) attributable to NCI - CIPs, as adjusted (2)	$251	$533	$648
(3) Net Income Attributable to BlackRock, Inc., as Adjusted:

(in millions, except per share data)	2025	2024	2023
Net income attributable to BlackRock, Inc., GAAP basis	$5,553	$6,369	$5,502
Noncontrolling interest - Subco	127	—	—
Net income attributable to BlackRock, Inc., (for diluted EPS)	5,680	6,369	5,502
Non-GAAP adjustments(1):
Net impact of hedged deferred cash compensation plans (a)	(6)	(1)	(1)
Amortization and impairment of intangible assets (b)	578	218	114
Acquisition-related compensation costs (b)	549	110	12
Acquisition-related transaction costs (b)	91	66	5
Change in fair value of contingent consideration (b)	717	(27)	3
Lease cost — New York (c)	—	—	11
Restructuring charge (d)	29	—	46
Charitable Contribution (f)	80	—	—
Income tax matters	18	(123)	—
Net income attributable to BlackRock, Inc., as adjusted (3)	$7,736	$6,612	$5,692
Diluted weighted-average common shares outstanding, including Subco Units	160.9	151.6	150.7
Diluted earnings per common share, GAAP basis	$35.31	$42.01	$36.51
Diluted earnings per common share, as adjusted (3)	$48.09	$43.61	$37.77
(1)Non-GAAP adjustments, excluding income tax matters, are net of tax.
(1) Operating income, as adjusted, and operating margin, as adjusted: Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time, and, therefore, provide useful disclosure to investors. Management believes that operating margin, as adjusted, reflects the Company’s long-term ability to manage ongoing costs in relation to its revenues. The Company uses operating margin, as adjusted, to assess the Company’s financial performance, to determine the long-term and annual compensation of the Company’s senior-level employees and to evaluate the Company’s relative performance against industry peers. Furthermore, this metric eliminates margin variability arising from the accounting of revenues and expenses related to distributing different product structures in multiple distribution channels utilized by asset managers.
•Operating income, as adjusted, includes the following non-GAAP expense adjustments:
(a)Compensation expense related to appreciation (depreciation) on deferred cash compensation plans. The Company excludes compensation expense related to the market valuation changes on certain deferred cash compensation plans, which the Company hedges economically. For these deferred cash compensation plans, the final value of the deferred amount to be distributed to employees in cash upon vesting is determined based on the returns on specified investment funds. The Company recognizes compensation expense for the appreciation (depreciation) of the deferred cash compensation liability in proportion to the vested amount of the award during a respective period, while the net gain (loss) to economically hedge these plans is immediately recognized in nonoperating income (expense), which creates a timing difference impacting net income. This timing difference will reverse and offset to zero over the life of the award at the end of the multi-year vesting period. Management believes

A-2	BLACKROCK, INC. | 2026 PROXY STATEMENT

Annex A: Non-GAAP Reconciliation
excluding market valuation changes related to the deferred cash compensation plans in the calculation of operating income, as adjusted, provides useful disclosure to both management and investors of the Company’s financial performance over time as these amounts are economically hedged, while also increasing comparability with other companies.
(b)Acquisition-related costs. Acquisition-related costs include adjustments related to amortization and noncash impairment of intangible assets, change in fair value of contingent consideration (primarily associated with noncash contingent consideration) incurred in connection with certain acquisitions and other acquisition-related costs, including compensation costs for nonrecurring retention-related deferred compensation and general and administration expenses primarily related to professional services. Management believes excluding the impact of these expenses when calculating operating income, as adjusted, provides a helpful indication of the Company’s financial performance over time, thereby providing helpful information for both management and investors while also increasing comparability with other companies.
(c)Lease costs — New York. In 2023, the Company continued to recognize lease expense within general and administration expense for both its current headquarters located at 50 Hudson Yards in New York and prior headquarters until the Company’s lease on its prior headquarters expired in April 2023. The Company began lease payments related to its current headquarters in May 2023, but began recording lease expense in August 2021 when it obtained access to the building to begin its tenant improvements. Prior to the Company’s move to its current headquarters in February 2023, the impact of lease costs related to 50 Hudson Yards was excluded from operating income, as adjusted. In February 2023, the Company completed the majority of its move to 50 Hudson Yards and no longer excluded the impact of these lease costs. Subsequently, from February 2023 through April 2023, the Company excluded the impact of lease costs related to the Company’s prior headquarters. Management believes excluding the impact of these respective New York lease costs (“Lease costs — New York”) when calculating operating income, as adjusted, is useful to assess the Company’s financial performance and ongoing operations, and enhances comparability among periods presented.
(d)Restructuring charge. In the fourth quarter of 2023 and the second quarter of 2025, the Company recorded restructuring charges, comprised of severance and compensation expense for the accelerated vesting of previously granted deferred compensation awards. The 2023 charge was incurred in connection with initiatives to reorganize specific platforms, primarily Aladdin and private markets, while the 2025 charge related to an initiative to modify the Company’s organization to align more closely with strategic priorities. Management believes excluding the impact of these restructuring charges when calculating operating income, as adjusted, is useful to assess the Company’s financial performance and ongoing operations, and enhances comparability among periods presented.
(e)Reduction of indemnification asset. In connection with a previous acquisition, BlackRock recorded an $8 million indemnification asset. Due to the resolution of certain tax matters in the third quarter of 2023, BlackRock recorded $8 million of general and administration expense to reflect the reduction of the indemnification asset and an offsetting $8 million tax benefit. The $8 million general and administrative expense and $8 million tax benefit have been excluded from as adjusted results as there was no impact on BlackRock’s book value.
(f)Charitable Contribution. The Charitable Contribution expense of $109 million has been excluded from operating income, as adjusted, due to its nonrecurring nature.
•Revenue used for calculating operating margin, as adjusted, is reduced to exclude all of the Company’s distribution fees, which are recorded as a separate line item on the consolidated statements of income, as well as a portion of investment advisory fees received that is used to pay distribution and servicing costs. For certain products, based on distinct arrangements, distribution fees are collected by the Company and then passed-through to third-party client intermediaries. For other products, investment advisory fees are collected by the Company and a portion is passed-through to third-party client intermediaries. However, in both structures, the third-party client intermediary similarly owns the relationship with the retail client and is responsible for distributing the product and servicing the client. The amount of distribution and investment advisory fees fluctuates each period primarily based on a predetermined percentage of the value of AUM during the period. These fees also vary based on the type of investment product sold and the geographic location where it is sold. In addition, the Company may waive fees on certain products that could result in the reduction of payments to the third-party intermediaries.

BLACKROCK, INC. | 2026 PROXY STATEMENT	A-3

Annex A: Non-GAAP Reconciliation
(2) Nonoperating income (expense), less net income (loss) attributable to NCI - CIPs, as adjusted: Management believes nonoperating income (expense), less net income (loss) attributable to NCI - CIPs, as adjusted, is an effective measure for reviewing BlackRock’s nonoperating contribution to its results and provides comparability of this information among reporting periods. Nonoperating income (expense), less net income (loss) attributable to NCI-CIPs, as adjusted, excludes the gain (loss) on the economic hedge of certain deferred cash compensation plans. As the gain (loss) on investments and derivatives used to hedge these compensation plans over time substantially offsets the compensation expense related to the market valuation changes on these deferred cash compensation plans, which is included in operating income, GAAP basis, management believes excluding the gain (loss) on the economic hedge of the deferred cash compensation plans when calculating nonoperating income (expense), less net income (loss) attributable to NCI - CIPs, as adjusted, provides a useful measure for both management and investors of BlackRock’s nonoperating results that impact book value.
(3) Net income attributable to BlackRock, Inc., as adjusted:
•Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.
For each period presented, the non-GAAP adjustments were tax effected at the respective blended rates applicable to the adjustments. The fourth quarter of 2025 included a discrete tax benefit of $29 million recognized in connection with the Charitable Contribution. The discrete tax benefit has been excluded from as adjusted results due to the nonrecurring nature of the Charitable Contribution. Additionally, the amount for income tax matters in 2024 included a discrete tax benefit of $137 million recognized in connection with the reorganization and establishment of a more efficient global intellectual property and technology platform and corporate structure. This discrete tax benefit has been excluded from as adjusted results due to the nonrecurring nature of the intellectual property reorganization. Furthermore, the non-GAAP adjustment in 2025 related to the change in fair value of contingent consideration is primarily not deductible for income tax purposes.
•In addition, beginning in the third quarter of 2025, in connection with the HPS Transaction, the Company updated its definition of net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, to assume all outstanding Subco Units issued as part of the consideration for the HPS Transaction have been exchanged in accordance with their terms on a one-for-one basis into common stock of BlackRock, as Subco Units will be exchangeable at the option of the holder when exchange rights begin. Accordingly, the noncontrolling interest related to these Subco Units has been included as part of net income attributable to BlackRock, Inc., as adjusted. Management believes that these updated non-GAAP measures are useful indicators of BlackRock’s profitability and enhance comparability among periods presented, and therefore are useful to investors.
•Per share amounts reflect net income attributable to BlackRock, Inc., as adjusted, divided by diluted weighted-average common shares outstanding.
(4) Annual Contract Value (“ACV”): Management believes ACV is an effective metric for reviewing BlackRock’s technology services’ ongoing contribution to its operating results and provides comparability of this information among reporting periods while also providing a useful supplemental metric for both management and investors of BlackRock’s growth in technology services and subscription revenue over time, as it is linked to the net new business in technology and subscription services. ACV represents forward-looking, annualized estimated value of the recurring subscription fees under client contracts, assuming all client contracts that come up for renewal are renewed, unless we have received a notice of termination, even though such notice may not be effective until a later date. ACV also includes the annualized estimated value of new sales, for existing and new clients, when we execute client contracts, even though the recurring fees may not be effective until a later date and excludes nonrecurring fees such as implementation and consulting fees.

A-4	BLACKROCK, INC. | 2026 PROXY STATEMENT

Annex B: Amended and Restated Certificate of Incorporation of BlackRock Finance, Inc.
FIRST: The name of the corporation is BlackRock Finance, Inc. (hereinafter the “Corporation”).
SECOND: The registered office of the Corporation within the State of Delaware shall be at 251 Little Falls Drive, City of Wilmington, County of New Castle, State of Delaware 19808, and the name of the registered agent of the Corporation at such address shall be Corporation Service Company.
THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
FOURTH: A. Authorized Shares. The Corporation shall be authorized to issue 1,000 shares of stock, of which (i) 500 shares shall be shares of Common Stock, par value $0.01 per share (the “Common Stock”), and (ii) 500 shares shall be shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).
B. Preferred Stock. The Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more classes or series and, by filing a certificate pursuant to the DGCL (hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such class or series, and to fix the designations, voting powers (if any), privileges, preferences and relative, participating, optional or other special rights of the shares of each such class or series and the qualifications, limitations and restrictions thereon. The authority of the Board of Directors with respect to each class or series shall include, but not be limited to, determination of the following:
(1)the designation of the class or series, which may be by distinguishing number, letter or title;
(2)the number of shares of the class or series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding) in the manner permitted by law;
(3)the rate of any dividends (or method of determining the dividends) payable to the holders of the shares of such class or series, any conditions upon which such dividends shall be paid, the form of payment thereof (whether cash, securities of the Corporation, securities of another person or other assets) and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;
(4)whether dividends, if any, shall be cumulative or noncumulative and, in the case of shares of any class or series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such class or series shall cumulate;
(5)if the shares of such class or series may be redeemed by the Corporation, the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the Corporation or of another corporation or other entity) for which, the period or periods within which and the other terms and conditions upon which the shares of such class or series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any, including the obligation, if any, of the Corporation to purchase or redeem shares of such class or series pursuant to a sinking fund or otherwise;
(6)the amount payable out of the assets of the Corporation to the holders of shares of the class or series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;
(7)provisions, if any, for the conversion or exchange of the shares of such class or series, at any time or times, at the option of the holder or holder thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same class of capital stock of the Corporation or into any other security of the Corporation, or into the stock or other securities of any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which each conversion or exchange may be made;

BLACKROCK, INC. | 2026 PROXY STATEMENT	B-1

Annex B: Amended and Restated Certificate of Incorporation of BlackRock Finance, Inc.
(8)restrictions on the issuance of shares of the same class or series or of any other class or series of capital stock of the Corporation, if any; and
(9)the voting rights and powers, if any, of the holders of shares of the class or series.
C. Common Stock. No stockholder shall be entitled to exercise any right of cumulative voting.
FIFTH: A. Stockholder Meetings.
(1)Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. An annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may come before the meeting shall be held at such time and place as shall be determined in accordance with the Bylaws. Elections of directors need not be by written ballot unless otherwise provided in the Bylaws.
(2)Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or distributions upon liquidation, special meetings of stockholders of the Corporation of any class or series for any purpose or purposes may be called only by:
a.the Chairman of the Board of Directors;
b.the President of the Corporation;
c.a majority of the Board of Directors;
d.any committee of the Board of Directors the powers and authority of which include the power and authority to call such meetings; or
e.the Chairman of the Board of Directors, the President or the Corporate Secretary of the Corporation upon a written request of one or more record holders of shares of stock of the Corporation representing ownership of not less than 15 percent of the voting power of all outstanding shares of stock in the Corporation, which request complies with the procedures for calling a special meeting of stockholders as set forth in the Bylaws, as may be amended from time to time.
B. Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of the stockholders may be effected by written consent of such stockholders pursuant to Section 228 of the DGCL if such action has been approved in advance by the requisite vote of the Board of Directors.
SIXTH: A. Powers of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall be constituted as provided in this Article and as provided by law.
B. Number of Directors. Subject to the rights of holders of Preferred Stock, the number of directors shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors then in office.
C. Election and Term. The directors of the Corporation shall be elected annually for terms expiring at the next annual meeting of stockholders and until such directors’ successors shall have been elected and qualified. Any vacancies created in the Board of Directors through and increase in the number of directors or otherwise may be filled in accordance with the Bylaws of the Corporation and the applicable laws of the State of Delaware.
D. Removal of Directors. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock with respect to any directors elected by the holders of such class or series, any director, or the entire Board of Directors, may be removed, with or without cause, by the holders of a majority of the votes of capital stock then entitled to vote in the election of directors at a meeting of stockholders called for that purpose.
E. Meetings of the Board of Directors. Meetings of the Board of Directors may be held within or without the State of Delaware, as the Bylaws may provide.
F. Quorum; Required Vote. Except as otherwise provided by law:
(1)at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and
(2)the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

B-2	BLACKROCK, INC. | 2026 PROXY STATEMENT

Annex B: Amended and Restated Certificate of Incorporation of BlackRock Finance, Inc.
SEVENTH: A. Liability. A director of the Corporation shall, to the maximum extent permitted by the laws of the State of Delaware, as now or hereafter in effect, have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.
B. Indemnification.
(1)The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article Seventh shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.
(2)The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article Seventh to directors and officers of the Corporation.
(3)The rights to indemnification and to the advance of expenses conferred in this Article Seventh shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of lncorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.
C. Modification.
(1)Any repeal or modification of this Article Seventh by the stockholders of the Corporation shall not adversely affect any exclusion of liability, rights to indemnification and to the advancement of expenses or other protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
(2)Any repeal or modification of the laws of the State of Delaware, as are now or hereafter in effect, shall not adversely affect any rights to indemnification and to the advancement of expenses or other protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
EIGHTH: The Corporation shall be subject to Section 203 of the DGCL.
NINTH: The books of the Corporation may be kept (subject to any provision contained in the DGCL or other applicable statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.
TENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, in a summary way, on the application of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case maybe, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.
ELEVENTH: Bylaw Amendments. The Bylaws of the Corporation may be adopted, consistent with law and the provisions of this Certificate of Incorporation (including any Preferred Stock Designation), and once adopted, any Bylaw may be altered or repealed by: (1) the affirmative vote of at least a majority of the members of the Board of Directors then in office, or (2) the affirmative vote of at least a majority of the voting power of the Voting Stock.

BLACKROCK, INC. | 2026 PROXY STATEMENT	B-3

Annex B: Amended and Restated Certificate of Incorporation of BlackRock Finance, Inc.
TWELFTH: General Right to Amend Certificate of lncorporation.
(1)The Corporation hereby reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and to add thereto any other provision authorized by the laws of the state of Delaware at the time in force, and except as may otherwise be explicitly provided by any provision of this Certificate of lncorporation, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or officers of the Corporation or any other person whomsoever by and pursuant to this Certificate of lncorporation in its present form, or as hereafter amended, are granted subject to the right reserved in this paragraph (1).
(2)Subject to the rights of the holders of Preferred Stock, the provisions of this Certificate of Incorporation may only be altered, amended or repealed, and any inconsistent provision adopted, with such action (if any) of the Board of Directors as is provided by law, and in addition to any other vote of stockholders (if any) required by law, and notwithstanding that a lower vote (or a no vote) of stockholders otherwise would be required, by the approval of at least a majority of the voting power of all Voting Stock.
THIRTEENTH: The Corporation shall have perpetual existence.
FOURTEENTH: For purposes of this Certificate of lncorporation, the following definitions shall apply:
(1)“Capital Stock” means any and all shares (however designated, whether voting or non-voting) of capital stock issued by the Corporation.
(2)each reference to a “person” shall be deemed to include not only a natural person, but also a corporation, partnership, joint venture, association or legal entity of any kind; each reference to a “natural person” (or to a “record holder” of shares, if a natural person) shall be deemed to include, in his, her or its representative capacity, a guardian, committee, executor, administrator or other legal representative of such natural person or record holder.
(3)“Voting Stock” shall mean the then outstanding shares of Capital Stock of the Corporation entitled to vote generally on the election of directors and shall exclude any class or series of capital stock of the Corporation only entitled to vote in the event of dividend arrearages or any default under any provision of such series thereon, whether or not at the time of determination there are any such dividend arrearages or defaults.
FIFTEENTH: Any act or transaction by or involving the Corporation, other than the election or removal of directors of the Corporation, that, if taken by the Corporation immediately prior to the effective time of the merger of Banana Merger Sub, Inc. with and into the Corporation (the “Merger”) would require, for its adoption under the DGCL or under the certificate of incorporation or the bylaws of the Corporation immediately prior to the effective time of the Merger, the approval of the stockholders of the Corporation, shall, in accordance with Section 251(g) of the DGCL, require, in addition to the approval of the stockholders of the Corporation, the approval of the stockholders of BlackRock, Inc. (or any successor thereto by merger), by the same vote as is required by the DGCL and/or the certificate of incorporation or the bylaws of the Corporation immediately prior to the effective time of the Merger.

B-4	BLACKROCK, INC. | 2026 PROXY STATEMENT

Our Principles

We are a fiduciary to our clients.

We are One BlackRock.

We are passionate about performance.

We take emotional ownership.

We are committed to a better future.

BlackRock's purpose is to help more and more people experience financial well-being.

These principles represent our core values, our aspirations, and our cultural language- lived and embraced by every employee at our firm.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

BlackRock

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BLK2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided (if you received your proxy materials by mail) or return it to BlackRock, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V89247-P49043 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BLACKROCK, INC.

A. The Board of Directors recommends a vote FOR all nominees listed in Item 1 and FOR Items 2, 3 and 4.

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Pamela Daley	☐	☐	☐
1b. Laurence D. Fink	☐	☐	☐
1c. Gregory J. Fleming	☐	☐	☐
1d. William E. Ford	☐	☐	☐
1e. Fabrizio Freda	☐	☐	☐
1f. Murry S. Gerber	☐	☐	☐
1g. Margaret "Peggy" L. Johnson	☐	☐	☐
1h. Robert S. Kapito	☐	☐	☐
1i. Gregg R. Lemkau	☐	☐	☐
1j. Cheryl D. Mills	☐	☐	☐
1k. Kathleen Murphy	☐	☐	☐
1l. Amin H. Nasser	☐	☐	☐
1m. Gordon M. Nixon	☐	☐	☐
1n. Adebayo Ogunlesi	☐	☐	☐
1o. Kristin C. Peck	☐	☐	☐
1p. Charles H. Robbins	☐	☐	☐
1q. Hans E. Vestberg	☐	☐	☐
1r. Susan L. Wagner	☐	☐	☐
1s. Mark Wilson	☐	☐	☐

NOTE: We may also act upon such other business as may properly come before the meeting or any adjournment thereof.

All shares will be voted as instructed above. In the absence of instructions, all shares will be voted with respect to registered shareholders that return a signed proxy card, FOR all nominees listed in Item 1 and FOR Items 2, 3 and 4, and with respect to participants in the BlackRock, Inc. Retirement Savings Plan, in the manner required or permitted by the governing plan documents.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

BLACKROCK, INC.
2026 ANNUAL MEETING OF SHAREHOLDERS
May 20, 2026
8:00 AM, ET

www.virtualshareholdermeeting.com/BLK2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at *www.proxyvote.com*.

V89248-P49043

PROXY
FOR ANNUAL MEETING OF SHAREHOLDERS
BLACKROCK, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Martin Small and R. Andrew Dickson III, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of BlackRock, Inc. held of record by the undersigned as of March 30, 2026, at the 2026 Annual Meeting of Shareholders to be held on May 20, 2026, beginning at 8:00 AM, ET, at www.virtualshareholdermeeting.com/BLK2026, and in their discretion, upon any business that may properly come before the meeting or any adjournment of the meeting, in accordance with their best judgment.

If no other indication is made on the reverse side of this form, the proxies shall vote FOR all nominees listed in Item 1 and FOR Items 2, 3 and 4.

This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of BlackRock, Inc. written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting.

If the undersigned is a participant in the BlackRock, Inc. Retirement Savings Plan (the "RSP"), then the undersigned hereby directs Bank of America, N.A., FSB, as Trustee of the RSP to vote all the shares of BlackRock common stock credited to the undersigned's account as indicated on the reverse side at the meeting and at any adjournment(s) thereof.

Continued and to be signed on reverse side